Exhibit 10.30

Securities Purchase Agreement

Investor Package

July 17, 2013

Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

INSTRUCTIONS FOR INVESTING

If you wish to purchase the offered securities of Ideal Power Inc., please:

(1)           Review this Securities Purchase Agreement, Registration Rights Agreement, Senior Secured Convertible Promissory Note, Warrant, Security Agreement, and Escrow Agreement.

(2)           Indicate where appropriate, in Section 6(a) of the Securities Purchase Agreement, your status as an Accredited Investor by initialing the appropriate accreditation categories.

(3)           Type or print all information required in the blank sections in Section 6(b) of the Securities Purchase Agreement, including your requested subscription amount and your federal taxpayer identification number.

(4)           Execute the signature pages to the Securities Purchase Agreement, Registration Rights Agreement, Security Agreement, and Escrow Agreement.

(5)           If you are an individual, complete and execute, or cause to be executed, the enclosed Spousal Consent by either (i) having your spouse execute such consent or (ii) if  you are not married, by confirming your status as single on such consent.

(6)           Along with the full amount of your investment paid by means of a check made payable to U.S. Bank National Association or a wire transfer to the following:

U.S. Bank, N.A.
ABA# 091000022
FBO: U.S. Bank Trust N.A.
Acct: 180121167365
Ref: Ideal Power/MDB
Attn: Georgina Thomas (213-615-6001)

    You must send the completed and executed signature pages to this Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement, the completed Purchaser Information (Section 6 of this Securities Purchase Agreement) and the Spousal Consent to the following escrow holder, preferably by fax or e-mail:

Georgina Thomas
Assistant Vice President
U.S. Bank Corporate Trust Services
633 West 5th Street, 24th Floor
Los Angeles, CA 90071
Ph.  (213) 615-6001
Fax (213) 615-6199
Georgina.thomas@usabank.com

    The Company may choose not to accept all or some of any investor’s subscription for any reason (regardless of whether any check or wire transfer relating to this subscription is deposited in a bank or trust account).  The Company will send to you a fully executed copy of the transaction documents if your subscription is accepted.  If you have any questions in completing the transaction documents, please contact Christopher Cobb at Christopher.Cobb@idealpowerconverters.com.

IDEAL POWER INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between IDEAL POWER INC., a Delaware corporation (the “Company”), and the undersigned purchasers (each, a “Purchaser”, and collectively, the “Purchasers”) as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1. Purchase of Securities and Matters Related Thereto.  (Capitalized terms used below and not otherwise defined are defined in Section 2 of the Agreement.)

(a) Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for (i) a senior secured convertible promissory note in the form attached as Exhibit C (“Note”), and (ii) a warrant for the purchase of shares of the Company’s common stock, $0.001 par value (the “Common Stock”) in the form attached as Exhibit D (“Warrant”) (sometimes the Note and the Warrant are collectively referred to as the “Securities”).  The total amount to be paid for the Securities shall be the amount (if any) accepted by the Company in connection with this investment, which may be less than or equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”).  The offering, purchase and sale of the Securities is referred to herein as the “Offering.”

(b) If, prior to the Calendar Due Date, the Company closes a firm commitment underwritten initial public offering (“IPO”) of its Common Stock that raises at least $10 million (the “IPO Financing”), the principal amount of the Note and all accrued but unpaid interest as well as any other amounts payable under the Note will be repaid with shares of the Company’s Common Stock in accordance with the terms of the Note.  The conversion price will be equal to the lower of 0.70 times the IPO Price or $1.46 per share.  Prior to the Calendar Due Date or a conversion in the event of an IPO financing, each Purchaser will also have the right, but not the obligation, in accordance with the terms set forth in the Note, to convert the Note into shares of the Company’s Common Stock, including for the purpose of participating in any other financing undertaken by the Company prior to the Calendar Due Date (so long as such financing is for capital-raising purposes) or in the event of a Change of Control, as defined in the Note.  In the event of a conversion as a result of a Change of Control, the conversion price will be equal to the lower of 0.70 times the per share consideration paid for the Change of Control transaction or $1.46 per share.  In the event of a conversion related to a financing, the Note shall be converted into that number of shares of Common Stock determined by dividing (x) the Principal Amount and all accrued interest by (y) the lower of (i) $1.46 or (ii) 0.70 times the per share consideration paid in the most recent Private Equity Financing to occur prior to the Holder’s election (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like).  With the permission of the Purchaser, the Company may pre-pay the Note prior to an IPO, a Change of Control or the Calendar Due Date with U.S. dollars.  In that case, the payment will equal 110% of the principal amount of the Note.

(c) The Purchasers will be granted a first priority senior security interest in and to the assets of the Company, including its intellectual property, pursuant to the terms of a Security Agreement, a form of which is attached hereto as Exhibit E (“Security Agreement”).  On August 31, 2012 and again on November 21, 2012 the Company raised a total of $750,000 and $3,250,000, respectively, through the sale of senior secured promissory notes (the “2012 Notes”).  The Purchasers will have security interests identical to those of the holders of the 2012 Notes.

(d) The Texas Emerging Technology Fund, which held a senior security interest in the Company’s assets, has subordinated its interest to the interests of the Purchasers in accordance with the Subordination Agreement in the form attached hereto as Exhibit F (“Subordination Agreement”).

(e) The Warrant has a term that will expire seven years from the Closing Date.  The number of shares of Common Stock issuable upon exercise of the Warrant and the exercise price shall be determined as follows: (i) in the event of an IPO, one-half the principal amount of the Note divided by the lower of 0.70 of the IPO Price or $1.46 will determine the number of shares covered by the Warrant while the per-share exercise price will be equal to the lower of 0.70 times the IPO Price or $1.46; or (ii) in the event that, prior to the Calendar Due Date, the Company does not complete an IPO but, instead, completes a Private Equity Financing, one-half the principal amount of the Note divided by the lower of 0.70 of the Private Equity Financing Price or $1.46 will determine the number of shares covered by the Warrant, with a per-share exercise price equal to the lower of 0.70 times the Private Equity Financing Price or $1.46 provided, however, that (A) if the Company undertakes first, a Private Equity Financing and secondly, an IPO prior to the Calendar Due Date and (B) the Private Equity Financing Price is higher than the IPO Price, then the number of shares of Common Stock covered by the Warrant and the per share exercise price will be adjusted to equal the number of shares of Common Stock and the exercise price calculated in accordance with subsection (i) above.  If the Company does not complete either a Private Equity Financing or an IPO prior to the Calendar Due Date, then the number of Shares covered by the Warrant will equal one-half the principal amount of the Note divided by $1.46, and the exercise price will be $1.46 per share.  The Warrant also includes a cashless exercise provision.

(f) The Purchasers will have certain registration rights relating to the Common Stock underlying the Securities, which rights are set forth in the Registration Rights Agreement, a form of which is attached hereto as Exhibit G (“Registration Rights Agreement”).

(g) The Purchasers and their permitted transferees and assignees shall be subject to a 180 day lockup following the IPO as set forth in Section 8 of this Agreement.  Officers, directors, employees and owners of 5% or more of the Company’s Common Stock will be locked up for the greater of 12 months (i) following the IPO and (ii) 12 months after shares of the Company’s Common Stock are listed for trading on NASDAQ or a national securities exchange.

(h) This is the third offering of senior secured convertible promissory notes by the Company.  By executing this Purchase Agreement and the other Transaction Documents and by accepting the Note, the Holder acknowledges the sale of the 2012 Notes.

(i)           MDB Capital Group, LLC has been retained by the Company as the sole placement agent for the Offering (the “Placement Agent”).

The foregoing description of the Note, the Warrant, the Security Agreement and the Subordination Agreement are qualified in their entirety by the terms of those agreements.

2. Certain Definitions.  For purposes of this Agreement and the agreements referenced herein, the following terms shall have the respective definitions set forth below:

(a) “Calendar Due Date” shall mean the date that is the first anniversary of the Closing Date.

(b) “Change of Control” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that any bona fide equity or debt financing transaction for capital raising purposes shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

(c) “IPO Price” means the price per share of the Company’s Common Stock offered to public investors in an IPO, without regard to any underwriting discount or expense (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof).

(d)  “Private Equity Financing” means a privately marketed equity financing resulting in gross proceeds in excess of $250,000 which closes before the Calendar Due Date; provided, however, that none of the following issuances of securities shall constitute a “Private Equity Financing”: (i) this Offering and any subsequent offerings of senior secured convertible promissory notes or any other debt offering; (ii) securities issued without consideration in connection with any stock or unit split of, or stock or unit dividend on, the Company’s Common Stock; (iii) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any plan, agreement or similar arrangement unanimously approved by the Company’s board of directors; (iv) securities issued to banks or equipment lessors; (v) securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturing (OEM), marketing or other similar agreements or strategic partnerships; (vi) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise); (vii) the Investment Unit dated October 1, 2010, issued by the Company to the Office of the Governor Economic Development and Tourism, and any securities relating to the conversion or exercise thereof; or (viii) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (vii) above.

(e) “Private Equity Financing Price” means the price per share paid by investors in a Private Equity Financing.

3. Closing.

(a) On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Escrow Holder the following in accordance with the subscription procedures described in Section 2(b) below:

(i) a completed and duly executed signature page of this Agreement;

(ii) the completed Purchaser Information included on pages 14 and 15 of this Agreement;

(iii) a spousal consent substantially in the form of Exhibit B, attached hereto (the “Spousal Consent”); and

(iv) duly executed signature pages of the Registration Rights Agreement, the Security Agreement and the Escrow Agreement.

(b)           The Purchaser shall deliver or cause to be delivered, preferably by fax or e-mail, the closing deliveries described above to the Escrow Holder at the following address:

Georgina Thomas
Assistant Vice President
U.S. Bank Corporate Trust Services
633 West 5th Street, 24th Floor
Los Angeles, CA 90071
Ph.  (213) 615-6001
Fax (213) 615-6199
Georgina.thomas@usabank.com

Immediately following receipt of the deliverables from all of the Purchasers and acceptance by the Company in accordance with subsection (c) below, wire instructions will be forwarded to the Purchaser and the Purchaser shall be obligated to deliver funds no later than three business days thereafter.

(c)           This Agreement sets forth various representations, warranties, covenants and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto and the Company shall have no obligation hereunder to the Purchaser until a fully executed copy of this Agreement shall have been delivered to the Purchaser.  Upon the Company’s acceptance of the Purchaser’s subscription and receipt of the Subscription Amount, on the applicable Closing Date the Placement Agent shall deliver to the Purchaser a duly executed copy of each of the Agreement, the Note, the Warrant, the Registration Rights Agreement, the Security Agreement and the Escrow Agreement.

(d)           The purchase and sale of the Securities shall be consummated on or before July 31, 2013 (the “Initial Closing Date”); provided, however, that the Company reserves the right to extend the Offering for up to an additional 30 days beyond the Initial Closing Date (the “Final Closing Date” and together with the Initial Closing Date, the “Closing Date” or the “Closing Dates”, depending on the context used).

4. Company Representations and Warranties.  The Company hereby represents and warrants that, as of the Closing Date applicable to the Purchaser:

(a) Organization and Business.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company intends to move the jurisdiction of its incorporation to Delaware during or as soon as reasonably practicable following the Offering.  The Company has no direct or indirect subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the Transaction Documents (as defined below).  Information about the Company’s business is included on Exhibit A to this Agreement (the “Company Information”).

(b) Capitalization.

(i) The Company has two classes of authorized capital stock consisting of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 3,524,505 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding.  Schedule 4(b)(i) includes a detailed schedule of the Company’s capitalization as of the date of this Agreement.

(ii) Except as set forth on Schedule 4(b)(ii) to this Agreement: (A) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional capital stock, (B) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) and (C) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

(iii) No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of anyone or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer (other than restrictions on transfer under applicable state and federal securities laws or “blue sky” or other similar laws (collectively, the “Securities Laws”)) or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company.

(c) Authorization; Enforceability.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents (as defined in subsection (f) below), the performance of all obligations of the Company under the Transaction Documents, and the authorization, issuance, sale and delivery of the Securities has been taken, and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d) Valid Issuance.  The Securities being acquired by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of Liens other than restrictions on transfer under this Agreement.

(e) Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(f) No Conflict.  The execution, delivery and performance of this Agreement, the Security Agreement, the Note, the Warrant, the Registration Rights Agreement, the Escrow Agreement, and the other agreements entered into by the Company in connection with the Offering, and including the Subordination Agreement entered into in conjunction with the offer of the 2012 Notes (the “Transaction Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or by-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.  The Company is not in violation of its charter, bylaws, or other organizational documents.  The business of the Company is not being conducted in violation of any law, rule, ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws and the consent of a majority in interest of the 2012 Notes, which filings or consents have been made or obtained or will be made or obtained by the Company in the required time thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof.

(g) Intellectual Property.  Other than inventions of the Company whose patent applications have yet to be filed (the “Confidential IP”), Schedule 4(g) to this Agreement sets forth a complete and accurate listing of all of the Company’s patents and patent applications (“Patents”).  At the Purchaser’s request the Company shall make available to the Purchaser prior to the applicable Closing Date a schedule of Confidential IP, provided that the Purchaser execute and deliver a non-disclosure agreement relating to the Confidential IP that is reasonably acceptable to the Company.  The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Patents in connection with the conduct of its business as now operated, and to the best of the Company’s knowledge, as presently contemplated to be operated in the future.  There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company with respect to any Patents necessary to enable it to conduct its business as now operated, and to the Company’s knowledge, as presently contemplated to be operated in the future.  To the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Patents.  It will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant of the Company has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

(h) Management.  As of the date of this Agreement, the Company’s Board of Directors consists of five members, namely, Christopher Cobb, Paul Bundschuh, Richard Rutkowski, Mark Baum and Lon E. Bell, and the Company has the following officers:

Paul Bundschuh         Chief Executive Officer
Christopher Cobb      President and Chief Operating
Officer
Barry Loder               Chief Financial Officer
Charles De Tarr         Vice President, Finance and Secretary
Bill Alexander           Chief Technology Officer

Prior to an offering of the Common Stock to the public, the Company intends to enter into a formal employment agreement with the Chief Executive Officer.

        (i)           Financial Statements.  Schedule 4(i) to this Agreement includes a true and complete copy of (A) the audited financial statements for 2012 and 2011 and (B) un-audited financial statements for the quarter ended March 31, 2013 (collectively, the “Financial Statements”).  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in connection with the consummation of the transactions contemplated under the Offering, an estimate of which is set forth on Schedule 4(i), and those incurred in the ordinary course of business subsequent to March 31, 2013.  Since March 31, 2013, nothing has occurred which would have a Material Adverse Effect.

        (j)           Financial Information and Projections.  Any financial estimates and projections included herein have been prepared by management of the Company and are the most current financial estimates and projections available by the Company.  Although the Company does not warrant that the results contained in such projections will be achieved, to the best of the Company’s knowledge and belief, such projections are reasonable estimations of future financial performance of the Company and its expected financial position, results of operations, and cash flows for the projection period (subject to the uncertainty and approximation inherent in any projection).  At the time they were made, all of the material assumptions upon which the projections are based were, to the best of the Company’s knowledge and belief, reasonable and appropriate.  Nothing in this Section 4(j) is intended to modify or amend in any way the representations and warranties of Purchaser in Section 5.

        (k)           Tax Matters.  The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company were complete and correct and were prepared in good faith without willful misrepresentation.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  The Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

             (l)           Certain Transactions.  Except as set forth on Schedule 4(l) to this Agreement, there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning 5% or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, shareholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, shareholder or owner, or a member of the immediate family of such officer, employee, consultant, director, shareholder or owner.

            (m)           Material Agreements.  Except as disclosed on Schedule 4(m) to this Agreement (each contract, agreement, commitment or understanding disclosed on Schedule 4(m) being hereinafter referred to as a “Material Agreement”) or as contemplated by this Agreement or any Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of or to, or payments, or a related series of payments, by or to the Company in excess of $10,000 in any one year.  All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company, and to the Company’s knowledge, the other parties thereto, and are enforceable in accordance with their respective terms.  Neither the Company nor any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement.

        (n)           Title to Assets.  The Company has good and marketable title to all real and personal property owned by it that is material to the business of the Company, in each case free and clear of all liens and encumbrances, except those, if any, included on Schedule 4(n) or incurred in the ordinary course of business consistent with past practice.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company is in compliance in all material respects.

(o)           Subsidiaries; Joint Ventures.  Except for the subsidiaries described in Schedule 4(o), the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person.  Except as described in Schedule 4(o), the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.  “Person” means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(p)           No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any securities offered in the Offering.

(q)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.  The offerings of the 2012 Notes may be integrated with this Offering, but such integration would not require registration under the Securities Act.

(r)           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than to the Placement Agent, whose fee is described in Section 5(g).

(s)           Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 5 of this Agreement, and the accuracy of other purchasers’ representations and warranties in their respective Securities Purchase Agreements, the offer, sale and issuance of the Securities in the Offering, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(t)           Risks Related to the Company and the Offering.  An investment in the Securities involves a high degree of risk and uncertainty.  Schedule 4(t) includes information about the material risks faced by the Company, however, they may not be the only risks.  Additional unknown risks or risks that the Company currently considers to be immaterial may also impair the Company’s business operations.  If any of the events or circumstances described in Schedule 4(t) actually occurs, the Company’s business, financial condition or results of operations could suffer.

5. Purchaser Acknowledgements and Representations.  In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance.  The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of the Securities Laws.

(b) Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c) Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities.

(e) No Preemptive or Voting Rights.  Unless and until the entire Principal Amount or a portion of it is converted into Common Stock or the Warrant exercised and the Common Stock issued, the Purchaser is not entitled to voting rights.  The Securities do not entitle the Purchaser to preemptive rights.

(f) Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser’s attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser’s professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser’s financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.  The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in Section 7(b).

(g) Brokers and Finders; Placement Agent Services.  Schedule 5(g) includes information regarding the compensation to be paid to the Placement Agent for various services rendered or to be rendered to the Company.

(h) Investment Purpose.  Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

(i) Reliance on Exemptions.  Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(j) Restricted Securities.  Purchaser understands that the Securities are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as provided in Section 11 herein.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(k) Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(l) Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Company at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities.  The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(m) Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.  The Purchaser acknowledges that neither the Company, the Placement Agent nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful.  The Purchaser understands that all of the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(n) Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(o) Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in Section 6; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in Section 6.

(p) Communication of Offer. The Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Securities.  The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(q) No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(r) Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(s) No Other Representations.  Other than the representations and warranties contained herein, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

[Remainder of Page Intentionally Blank; Agreement Continues on Following Page]

6. Purchaser Information.

(a) Status as an Accredited Investor.  By initialing the appropriate space(s) below, the Purchaser represents and warrants that he/she/it is an “Accredited Investor” within the meaning of Regulation D of the Securities Act.

[ ] a.	A director, executive officer or general partner of Company.
[ ] b.
A natural person whose individual net worth or joint net worth with spouse at time of purchase exceeds $1,000,000.  (In calculation of net worth, you may include equity in personal property and real estate (excluding your principal residence), cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.)

[ ] c.
A natural person who had an individual income in excess of $200,000 in each of two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching same level of income in current year.

[ ] d.
A corporation, limited liability company, partnership, tax-exempt organization (under Section 501(c)(3) of Internal Revenue Code of 1986, as amended) or Massachusetts or similar business trust (i) not formed for specific purpose of acquiring Common Stock and (ii) having total assets in excess of $5,000,000.

[ ] e.
An entity which falls within one of following categories of institutional accredited investors, set forth in 501(a) of Regulation D under Securities Act [if you have marked this category, also mark which of following items describes you:]

[ ] 1.
A bank as defined in Section 3(a)(2) of Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of Securities Act whether acting in its individual or a fiduciary capacity.

	[ ] 2.	A broker/dealer registered pursuant to Section 15 of Securities Exchange Act of 1934.
	[ ] 3.	An insurance company as defined in Section 2(13) of Securities Act.
	[ ] 4.	An investment company registered under Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.
	[ ] 5.	A Small Business Investment Company licensed by U.S. Small Business Administration under Section 301(c) or (d) of Small Business Investment Act of 1958.
[ ] 6.
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for benefit of its employees, if such plan has total assets in excess of $5,000,000.

	[ ] 7.	Any private business development company as defined in Section 202(a)(22) of Investment Advisers Act of 1940.
[ ] 8.
An employee benefit plan within meaning of Employee Retirement Income Security Act of 1974, if investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

[ ] 9.
A trust, with total assets in excess of $5,000,000, not formed for specific purpose of acquiring Class A Common Stock offered, whose purchase is directed by sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

[ ] f.	An entity in which all equity owners are accredited investors as described above.

PURCHASER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE ABOVE; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL.

(b) Subscription Information.  Please complete the following information.

Requested Subscription Amount: $_______________
(subject to Company acceptance)

Name of Purchaser as it is to appear on the Senior Secured Convertible Promissory Note and Warrant

Indicate ownership as:

____ (a)                      Individual
____ (b)                      Community Property
____ (c)                      Joint Tenants with Right of Survivorship         ) All parties
____ (d)                      Tenants in Common       ) must sign
____ (e)                      Corporate
____ (f)                      Partnership
____ (g)                      Trust

____________________________________ Address of Residence (or Business, if not an individual)	__________________________________ Address for Sending Notices (if different)
__________________________________ City, State and Zip Code	__________________________________ City, State and Zip Code
__________________________________ Telephone	__________________________________ Telephone
__________________________________ State of Residence (or State of Organization, if an entity)	__________________________________ State of Residence (or State of Organization, if an entity)
__________________________________ SSN/TIN	__________________________________ SSN/TIN
__________________________________ E-mail	__________________________________ E-mail
 [Remainder of Page Intentionally Left Blank; Agreement Continues on Following Page]

7. Covenants.

(a)           In addition to the other agreements and covenants set forth herein, as long as a Note (or any 2012 Note) is outstanding, without the consent of a majority in interest of the Purchasers (including the Purchasers of the 2012 Notes), the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, to undertake the following:

       (i)           The Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or Variable Rate Securities nor any of the foregoing or equity with price reset rights.  For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Rate Securities” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock.

       (ii)           With the exception of (A) convertible promissory notes, and shares of Common Stock upon conversion thereof, issued to Richardson & Patel LLP, the Company’s legal counsel, pursuant to that certain retainer agreement for legal services executed on March 19, 2013, (B) awards made pursuant to the Company’s 2013 Equity Incentive Plan, which was adopted by the Board of Directors on May 17, 2013 and approved by the Company’s shareholders on July 5, 2013, or (C) shares of Common Stock that may be issued as a result of the exercise or conversion of derivative securities issued by the Company prior to this Offering, the Company will not enter into an agreement to issue, nor will the Company issue, any equity, convertible debt or other securities convertible into Common Stock or other equity of the Company nor modify any of the foregoing which may be outstanding.

       (iii)           The Company will not enter into any transaction that results in a merger, sale of assets or other corporate reorganization or acquisition; results in the distribution of a dividend or the repurchase of outstanding shares of Common Stock (except in accordance with the provisions of the Company’s equity incentive plan); causes a liquidation proceeding or bankruptcy proceeding; results in a change to the Company’s corporate status; or results in the incurrence of debt outside of normal trade debt.

(b)           In addition to the other agreements and covenants set forth herein, the Company agrees to the following:

       (i)           Until the Notes (including the 2012 Notes) are paid in full, the Company will not engage in any of the following without the consent of the Placement Agent: (i) change the size of the Board of Directors; (ii) sell shares of the Company’s Common Stock other than in accordance with the Company’s equity incentive plan; (iii) engage in any transactions with affiliates; (iv) increase the number of authorized shares of Common Stock included in the Company’s equity incentive plan; (v) make changes in senior management or the compensation of senior management; (vi) approve an annual budget; (vii) engage or dismiss its accountants; (viii) alter any provision of its Certificate of Incorporation, including increasing or decreasing the authorized number of shares of Common Stock or Preferred Stock.  For purposes of this subparagraph (i), the term “affiliates” refers to the officers, directors and holders of 10% or more of the Company’s common stock.

       (ii)           The Company currently intends to use the net proceeds from the Offering for the following purposes:

Use of Proceeds	(in thousands)
Patent filing and protection	$25
Research and development of new products	60
Development of existing products (including product and equipment purchases)	285
Equipment and software	25
Fee to Placement Agent	75
Attorney’s Fees	75
Working capital and general corporate purposes	205
Total Use of Proceeds	$750

The Company expects that the proceeds of the Offering will be sufficient to support its operations through November 2013.

       (iii)           The Company has retained, and will continue to retain, the services of a PCAOB registered auditor prior to an IPO and such auditor will perform and complete the audits of the financial statements necessary to meet SEC filing and listing requirements of NASDAQ or AMEX exchanges.

       (iv)           The Company will have a capital structure acceptable to the Placement Agent and, as noted above, will cause the conversion of all promissory notes and preferred shares outstanding prior to this Offering (excluding securities owned by TETF) to Common Stock at the time of an IPO.  The promissory notes (with the exception of the 2012 Notes and convertible promissory notes held by Richardson & Patel, LLP, the Company’s legal counsel) will convert at the IPO Price according to their terms.  All rights attached shall be extinguished.  Existing warrant holders will continue to maintain the existing warrants under the terms of the warrant agreement as issued.

       (v)           The Company and the Placement Agent will agree to an intellectual property strategy, which the Company will implement.

       (vi)           In addition to the shares of Common Stock that will be locked up in accordance with Section 8 below, the shares of Common Stock or securities convertible into or exercisable for shares of Common Stock which are held by (A) all officers, directors and employees of the Company, (B) 5% or greater holders (with the exception of those individuals who became 5% or greater holders as a result of this Offering or the purchase of the 2012 Notes) as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (C) merger participants, if any and (D) the Placement Agent and IP Development Company will be locked up until the later of (x) 12 months following the date of the final prospectus for the IPO and (y) the listing of the Company’s Common Stock on an exchange, which may include a listing on any listing level of NASDAQ.

8.           Market Stand-Off; Purchaser Distribution.

(a)           Lock-Up.  In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Purchaser shall not, without the prior written consent of the Company’s managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days or such longer period requested by the underwriters to comply with regulatory restrictions on the publication of research reports (including, without limitation, NASD Rule 2711).  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Company Common Stock subject to the Market Stand-Off, or into which such Company Common Stock thereby becomes convertible, shall immediately be subject to the Market Stand-Off.  To enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Securities until the end of the applicable stand-off period.  This Section 8(a) shall not apply to Securities registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Section 8(a) only if the directors and officers of the Company are subject to the lockup arrangements included in Section 7(b)(viii) above.

(b)           Securities.  As used in this Section 8 and in Section 9, the term “securities” also refers to the purchased Securities, all securities received in conversion, exercise, or replacement thereof, or in connection with the Securities pursuant to stock dividends or splits, all securities received in replacement of the Securities in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Securities.

9.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  The certificate or certificates representing the Securities shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws):

(i)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED JULY ___, 2013, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commissioner.

(b)           Stop-Transfer Notices.  The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Securities shall have been so transferred.

(d)           Removal of Legend.  The Securities held by Purchaser will no longer be subject to the legend referred to in Section 9(a)(ii) following the expiration or termination of the lock-up provisions of Section 8 (and of any agreement entered pursuant to Section 8).  After such time, and upon Purchaser’s request, a new certificate or certificates representing the Securities shall be issued without the legend referred to in Section 9(a)(ii), and delivered to Purchaser.  The Company will bear any cost or expense related to removing the legend.

10.           Conditions to Closing.

(a)           Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)           The Purchaser shall have complied with Section 3(a);

(ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)           Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i)           The Company shall have complied with Section 3(c);

(ii)           The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  The Purchaser shall have received a certificate or certificates, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to, certificates with respect to the Company’s charter, by-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby;

(iii)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)           No event shall have occurred which would reasonably be expected to have a Material Adverse Effect;

(v)           The Company shall have caused its legal counsel, Richardson & Patel LLP, to deliver a legal opinion addressed to the Purchasers and to the Placement Agent with respect to the matters set forth on Exhibit H attached hereto; and

(vi)           The Company shall have provided such other documents as the Placement Agent may reasonably request, each in form and substance satisfactory to the Placement Agent.

11.           Public Company Status; Registration Rights.  The Company will use reasonable best efforts to become a publicly traded and publicly reporting company under both the Securities Act and the Securities Exchange Act of 1934 and the Purchaser shall have certain registration rights, all in accordance with the Registration Rights Agreement of even date herewith.

12.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided, however, that the Purchaser acknowledges and agrees that the Placement Agent may, in its sole discretion acting by prior written consent on behalf of Purchaser, waive any covenant of the Company described in Section 7.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally (including two business days after deposit with a reputable overnight courier service, properly addressed to the party to receive the same) or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth herein or as subsequently modified by written notice.

(f)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h)           Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)           Expenses.  The Company shall pay all costs and expenses incurred by the Company and the Placement Agent with respect to the negotiation, execution, delivery and performance of the Agreement, including $25,000 in legal fees and expenses of counsel to the Placement Agent.

(k)           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(l)           Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(m)           Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(n)           Consent of Spouse.  If the Purchaser is married on the date of this Agreement, such Purchaser’s spouse shall execute and deliver to the Company the Spousal Consent, effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Purchaser’s Securities that do not otherwise exist by operation of law or the agreement of the parties.  If any Purchaser should marry or remarry subsequent to the date of this Agreement, such Purchaser shall within 30 days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that Purchaser has carefully reviewed and understands this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of July __, 2013.

PURCHASER (if individual): Signature Name (type or print)	PURCHASER (if entity): Name of Entity By:
Signature of Co-Signer (if any) Name of Co-Signer (type or print)	Name: Its:

AGREED AND ACCEPTED as of __________, 2013.

IDEAL POWER INC.

By: ___________________________________
      Paul Bundschuh
      Chief Executive Officer

Subscription Amount (as accepted by the Company):

$________________________

EXHIBIT A

COMPANY INFORMATION

We develop technologies and products that aim to improve key performance characteristics of electronic power converters and inverters including flexibility, efficiency, weight/installation cost, manufacturing cost and reliability.  We have developed and patented an entirely new topology for electronic power inverters that uses software switching and 100% indirect power transfer, which we call Power Packet Switching Architecture™.  Using our technology, all the power flows into and is temporarily stored in an AC link magnetic storage component.  This means that our products provide isolation (grounding), but are significantly smaller and lighter than both transformer-based inverters and transformer-less inverters.

To date, our focus has been on developing our electronic power converter technology platform and validating our technology with early products.  We currently manufacture and market two products, the 30kW photovoltaic (PV) inverter and the 30kW battery converter.  These products have met the rigorous industry standards and have been purchased by leading commercial and government customers, including Johnson Controls, Sharp Labs of America, the U.S. Navy, the National Renewable Energy Laboratory (NREL) and National Aeronautics and Space Administration (NASA).

We are currently developing multi-port hybrid converters that may be integrated into PV, EV (electric vehicle) charging infrastructure, grid-storage, and micro-grids.  These converters can increase the value of intermittent PV generation by providing dispatchable and backup power systems.

Though our plan is to ultimately generate revenues primarily by licensing our technology, we have begun by developing reference products to demonstrate the capabilities of our technologies.  We are currently targeting three initial markets with our products: solar photovoltaic, grid storage and electric vehicle charging infrastructure.  Once we become established in these markets, we expect to enter other power converter markets such as asynchronous generators for diesel and wind systems and variable frequency drives.

We were incorporated in Texas on May 17, 2007.  On July 15, 2013 we moved the jurisdiction of our incorporation to Delaware.  The address of our corporate headquarters is 5004 Bee Creek Road, Suite 600, Spicewood, Texas 78669 and our telephone number is (512) 264-1542.  Our website can be accessed at www.idealpowerconverters.com.  The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this Securities Purchase Agreement.

EXHIBIT B

SPOUSAL CONSENT

I, ________________________________, spouse of ____________, have read and hereby approve the foregoing Agreement.  In consideration of the Company’s granting my spouse the right to purchase the Securities as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Securities shall be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

___________________________

Spouse of ___________________________

 OR

I hereby represent and warrant that I am unmarried as of the date of this Agreement.

___________________________
Signature

EXHIBIT C

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE WITHOUT REGISTRATION OR COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED JULY [___], 2013, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

IDEAL POWER INC.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

$[__________]	July [____], 2013

FOR VALUE RECEIVED, Ideal Power Inc. (the “Maker”) hereby promises to pay to the order of [____________________] or his successors or assigns (the “Holder”) the principal amount of [____________________________] Dollars ($[_____________]) (the “Principal Amount”).  This Senior Secured Convertible Promissory Note shall be referred to herein as the “Note”.

1.           Purpose.  This Note is made and delivered by the Maker to the Holder pursuant to the terms of that certain Securities Purchase Agreement, dated as of July [___], 2013 (the “Original Issue Date”), by and among the Maker, the Escrow Agent, the Holder, and the other Purchasers of the Maker’s Notes (the “Purchase Agreement”).  This Note is one of a series of substantially identical Notes issued by the Maker under the Purchase Agreement.  All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.           Interest.  Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of this Note at the higher of: (i) the rate of one percent (1%) per annum, simple interest; or (ii) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code.  Interest shall be computed on the basis of a 360 day year and a 30 day month.

3.           Maturity Date.  All amounts payable hereunder shall be due and payable on the earlier to occur of (i) July [___], 2014 (the “Calendar Due Date”), (ii) the occurrence of an Event of Default (as defined below) or (iii) the closing of an IPO Financing (as defined below).

4.           Method of Repayment.

4.1           Mandatory Conversion Upon Initial Public Offering.  If, prior to the Calendar Due Date, the Maker closes a firm commitment underwritten initial public offering of its common stock that raises gross proceeds of at least $10 million (the “IPO Financing”), the amounts payable hereunder shall be repaid with shares of the Maker’s Common Stock in accordance with the terms of paragraph 5.1 of this Note.

4.2           Other Optional Conversions.  At any time after March 31, 2014 or sooner in the event that the Maker consummates a Change of Control, at the option of the Holder all amounts payable under this Note may be converted into shares of the Maker’s Common Stock in accordance with Section 5.1 below.  In the event of a conversion for any reason other than the closing of an IPO Financing or a Change of Control, this Note shall be converted into that number of shares of Common Stock determined by dividing (x) the Principal Amount and accrued interest by (y) the lower of (i) $1.46 or (ii) 0.70 of the per share consideration paid in the most recent Private Equity Financing to occur prior to the Holder’s election (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Maker’s capital stock after the date hereof).

4.3           Repayment Election.  If this Note is not repaid prior to the Calendar Due Date in accordance with paragraphs 4.1 or 4.2 above, or if, by the Calendar Due Date this Note is not cancelled and replaced in accordance with the terms of Section 5.8 below, the Holder may elect to be repaid on the Calendar Due Date in one of the following ways: (i) the Holder may elect to receive, and the Maker shall repay, all amounts payable hereunder in a lump sum, in lawful money of the United States, which payment shall be equal to the Principal Amount and all accrued interest or (ii) the Holder may elect to receive the lump sum payment in shares of the Maker’s Common Stock in accordance with subparagraph 5.2 below.

4.4           Prepayment Right.  The Maker has the right to prepay this Note in lawful money of the United States with the written consent of the Holder.  If this Note is prepaid in lawful money of the United States prior to an IPO, the payment amount shall equal 110% of the Principal Amount.

5.           Conversion of Note.  The following provisions shall govern the conversion of any and all amounts due under this Note.

5.1           Conversion in Conjunction with an IPO Financing or a Change of Control.  In the event of an IPO Financing which closes prior to the Calendar Due Date, the Note shall have a conversion price equal to the lower of 0.70 times the IPO Price or $1.46 (the “IPO Conversion Price”).  The “IPO Price” means the price per share paid by public investors in the IPO, without regard to any underwriting discount or expense (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Maker’s capital stock after the date hereof).  In the event of a Change of Control which closes prior to the Calendar Due Date, the Note shall have a conversion price equal to the lower of 0.70 times the per share consideration paid in the Change of Control transaction or $1.46 per share (the “Change of Control Price”).

5.2           Conversion in Conjunction with an Election.  In the event that the Holder elects to receive payment of this Note in shares of the Maker’s Common Stock in accordance with subparagraph 4.3(ii) above, the Note shall have a conversion price equal to the lower of 0.70 times the price per share paid by investors in the most recent Private Equity Financing to occur prior to the Calendar Due Date or $1.46, after giving effect to adjustments that reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Maker’s capital stock after the date hereof) (the “Private Financing Conversion Price”).

5.3           Conversion Rate.  The number of shares of Common Stock issuable upon conversion pursuant to subparagraphs 5.1 or 5.2 shall be determined by dividing (x) the Principal Amount and accrued interest (the “Conversion Amount”) by (y) the IPO Conversion Price, the Change of Control Price, the Private Financing Conversion Price or $1.46, as applicable.

5.4           No Fractional Shares.  The Maker shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Maker shall round up such fraction of a share of Common Stock up to the nearest whole share.  The Maker shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion.

5.5           Mechanics of Conversion.

5.5.1           Conversion upon an IPO Financing or Change of Control.  The closing of an IPO Financing or a Change of Control prior to the Calendar Due Date will be the “Conversion Date”.  Within 20 days of the Conversion Date, the Maker shall transmit to the Holder a certificate for the number of shares of Common Stock representing full repayment of the Conversion Amount on the Conversion Date, together with an explanation of the calculation.  Upon receipt of such notice, the Holder shall surrender this Note to a common carrier for delivery to the Maker as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

5.5.2           Voluntary Conversion.  If this Note is voluntarily converted pursuant to paragraphs 4.2 or 4.3, the Holder shall give written notice to the Maker notifying the Maker of its election to convert.   Before the Holder shall be entitled to voluntarily convert this Note, the Holder shall surrender this Note at the Maker’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Maker (without the requirement of a bond) or, in the case of mutilation, the Holder shall surrender and cancel this Note.  The Maker shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal executive office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Maker), together with a replacement Note (if any principal amount or interest is not converted).  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note or the delivery of an indemnification agreement (or such later date requested by the Holder or such earlier date agreed to by the Maker and the Holder).  The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

5.6           Reservation of Common Stock.  Until the Notes are paid in full, the Maker shall at all times keep reserved for issuance under this Note a number of shares of Common Stock as shall be necessary to satisfy the Maker’s obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Note).  If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Notes remain outstanding the Maker does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Notes at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Notes then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Maker shall immediately take all action necessary to increase the Maker’s authorized shares of Common Stock to an amount sufficient to allow the Maker to maintain the Required Reserve Amount for all the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Maker shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

5.7           Adjustments.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 5 hereof, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

5.7.1           Merger, Sale of Assets, etc.  If the Maker at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid Principal Amount thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

5.7.2           Reclassification, etc.  If the Maker at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

5.7.3           Notice of Adjustment.  Whenever the applicable Conversion Price is adjusted pursuant to this Section 5.7, the Maker shall promptly mail to the Holder a notice setting forth the applicable Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

5.8           Consent Required for Certain Corporate Actions.  Without the consent of at least a majority in interest of the Holders of the Notes (including the holders of the senior secured convertible promissory notes sold by the Maker on August 31, 2012 in the total principal amount of $750,000 (the “August 2012 Notes”) and holders of the senior secured convertible promissory notes sold by the Maker on November 21, 2012 in the total principal amount of $3,250,000 (the “November 2012 Notes”)), the Maker will not enter into any transaction that results in a merger, sale of assets or other corporate reorganization or acquisition; results in the distribution of a dividend or the repurchase of outstanding shares of Common Stock (except in accordance with the provisions of the Company’s equity incentive plan); causes a liquidation proceeding or bankruptcy proceeding; results in a change to the Company’s corporate status; or results in the incurrence of debt outside of normal trade debt.  For purposes of this Section 5.8 only, the term “normal trade debt” will include the payment of legal fees to the law firm of Richardson & Patel LLP with one or more promissory notes.

6.           Registration; Book-Entry.  The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Principal Amount of the Notes held by such holders (the “Registered Notes”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Maker and the holders of the Notes shall treat each person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of the Principal Amount and interest, if any, hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only in accordance with the terms of paragraph 12.3 of this Note and by registration of such assignment or sale on the Register.

7.           Defaults; Remedies.

7.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder (each, an “Event of Default”):
7.1.1           The Maker fails to make any payment when due under this Note;

7.1.2           The Maker fails to observe and perform any of its covenants or agreements on its part to be observed or performed under the Purchase Agreement or any other Transaction Document, and such failure shall continue for more than 20 days after notice of such failure has been delivered to the Maker;

7.1.3           Any representation or warranty made by the Maker in the Purchase Agreement or any other Transaction Document is untrue in any material respect as of the date of such representation or warranty except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive Business Days;

7.1.4           The Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, on a petition in bankruptcy filed against it be adjudicated a bankrupt, or files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

7.1.5           A court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of the Maker, a receiver of the Maker or of the whole or any substantial part of its property, or approving a petition filed against the Maker seeking reorganization or arrangement of the Maker under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment, or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

7.1.6           Any court of competent jurisdiction assumes custody or control of the Maker or of the whole or any substantial part of its property under the provisions of any other law for the relief or aid of debtors, and such custody or control is not be terminated or stayed within 60 days from the date of assumption of such custody or control;

7.1.7.                      The Notes shall cease to be, or be asserted by the Maker not to be, a legal, valid and binding obligation of the Maker enforceable in accordance with their terms;

7.1.8           A judgment or judgments for the payment of money aggregating in excess of $75,000 are rendered against the Maker which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $75,000 amount set forth above so long as the Maker provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

7.1.9           Any Event of Default occurs with respect to any of the Notes or with respect to any of the August 2012 Notes or November 2012 Notes;

7.1.10                      A default by the Maker under any one or more obligations in an aggregate monetary amount in excess of $50,000 for more than 30 days after the due date, unless the Maker is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the disputed amount;

7.1.11                      A default by the Maker under the Texas Emerging Technology Fund Award and Security Agreement dated October 1, 2010 or the Investment Unit dated October 1, 2010, each between the Maker and the Office of the Governor Economic Development and Tourism of the State of Texas, which default continues for more than 30 days after notice of such default has been delivered to the Maker;

7.1.12                      The Maker fails to deliver the shares of Common Stock to the Holder pursuant to and in the form required by this Note or, if required, a replacement Note more than five Business Days after the required delivery date of such Common Stock or Note;

7.1.13                      The Maker fails to have reserved for issuance upon conversion of the Note the amount of Common Stock as set forth in this Note; or

7.1.14                      The security interest created in the Collateral, as defined in the Security Agreement, is not a perfected first lien.

7.2           Notice by the Maker.  The Maker shall notify the Holder in writing as soon as reasonably practicable but in no event more five days after the occurrence of any Event of Default of which the Maker acquires knowledge.

7.3           Remedies.  Upon the occurrence of any Event of Default, all other sums due and payable to the Holder under this Note shall, at the option of the Holder, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by the Maker.  Any payment under this Note (i) not paid within 10 days following the Calendar Due Date or (ii) due immediately following acceleration by the Holder shall bear interest at the rate of 15% from the date of the Note until paid, subject to paragraph 7.5.  To the extent permitted by law, the Maker waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect.  In addition to the foregoing, upon the occurrence of any Event of Default, the Holder may forthwith exercise singly, concurrently, successively, or otherwise any and all rights and remedies available to the Holder by law, equity, or otherwise.

7.4           Remedies Cumulative, etc.  No right or remedy conferred upon or reserved to the Holder under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively, or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.  No act of the Holder shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Holder shall be separate, distinct, and cumulative and none shall be given effect to the exclusion of any other.

7.5           Usury Compliance.  All agreements between the Maker and the Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws.  If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to such maximum rate, and if, under any circumstances whatsoever, the Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to the Maker.  This provision shall control every other provision of all agreements between the Maker and the Holder.

8.           Replacement of Note.  Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in case of loss, theft, or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of this Note.

9.           Intentionally omitted.

10.           Maker’s Covenants.

    10.1           Rank.  All payments due under this Note (a) shall rank pari passu with all other Notes, including the August 2012 Notes and the November 2012 Notes and (b) shall be senior to all other indebtedness of the Maker.

    10.2           Security.  This Note and the other Notes are secured to the extent and in the manner set forth in the Security Agreement of even date herewith.

    10.3           Existence of Liens.  So long as this Note is outstanding, the Maker shall not, and the Maker shall not permit any of its subsidiaries (if any) to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Maker or any of its subsidiaries (collectively, “Liens”) other than Permitted Liens.

    10.4           Restricted Payments.  The Maker shall not, and the Maker shall not permit any of its subsidiaries (is any) to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

10.5           Valid Issuance of Securities.  The Maker covenants that the securities issuable upon the conversion of this Note will, upon conversion of this Note, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.

10.6           Timely Notice.  The Maker shall deliver to the Holder at least 10 days’ advance written notice of (i) a proposed financing which would permit the Holder to convert the Principal Amount, accrued interest, and any other amount due under this Note in accordance with paragraph 4.3 or (ii) a proposed Change of Control, provided that the Holder agrees to be bound by any applicable confidentiality agreement or agreements as the Maker reasonably shall deem necessary or appropriate.

11.           Certain Definitions.

11.1           “Business Days” shall mean any day that is not a Saturday, Sunday or a federal holiday.

11.2           “Change of Control” means any liquidation, dissolution or winding up of the Maker, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Maker by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Maker’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Maker’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that any bona fide equity or debt financing transaction for capital raising purposes shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Maker, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Maker’s subsidiaries, if such assets constitute substantially all of the assets of the Maker and such subsidiaries taken as a whole.

11.3           “Permitted Liens” shall have the meaning included in the Security Agreement of even date herewith.

12.          Amendments, Waivers, and Consents.

12.1           Amendment and Waiver by the Holders.  The Notes, including this Note, may be amended, modified, or supplemented, and waivers or consents to departures from the provisions of the Notes may be given, if the Maker and holders of an aggregate majority of the Principal Amount of the Notes then outstanding, consent to the amendment; provided, however, that no term of this Note may be amended or waived in such a way as to adversely affect the Holder disproportionately to the holder or holders of any other Notes without the written consent of the Holder and neither the principal balance or interest rate of the Note may be amended or modified without the consent of the Holder.  Such consent may not be effected orally, but only by a signed statement in writing.  Any such amendment or waiver shall apply to and be binding upon the Holder of this Note, upon each future holder of this Note, and upon the Maker, whether or not this Note shall have been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

12.2           Severability.  In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal, or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal, and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

12.3           Assignment; Binding Effect.  The Maker may not assign this Note without the prior written consent of the Holder.  Any attempted assignment in violation of this Section 12.3 shall be null and void.  Subject to the foregoing, this Note inures to the benefit of the Holder, its successors and assigns, and binds the Maker, and their respective successors and permitted assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

12.4           Notice Generally.  All notices required to be given to any of the parties hereunder shall be given as set forth in the Purchase Agreement.

12.5           Governing Law; Jurisdiction; Jury Trial. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Maker hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Maker hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Maker in any other jurisdiction to collect on the Maker’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.  This Note shall be deemed an unconditional obligation of Maker for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Maker by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Maker are parties or which Maker delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Maker’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

12.6           Section Headings, Construction.  The headings of paragraphs in this Note are provided for convenience only and will not affect its construction or interpretation.  All words used in this Note will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

12.7           Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Maker or other proceedings affecting the Maker’s creditors’ rights and involving a claim under this Note, then the Maker shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

12.8           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Maker under this Note shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Note or any waiver on the part of the Holder of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Note or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, Ideal Inc. has caused this Senior Secured Convertible Promissory Note to be executed and delivered on the date set forth above on the cover page of this Note.

IDEAL POWER INC.

By:
     Paul Bundschuh, Chief Executive Officer

By:
     Barry Loder, Chief Financial Officer

EXHIBIT D

FORM OF WARRANT

No. D-1                                                                                           Issue Date: July [___], 2013

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS,OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED JULY [___], 2013, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

IDEAL POWER INC.
STOCK PURCHASE WARRANT

THIS CERTIFIES that ________________ (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth in this Warrant (this “Warrant”), at any time on or after (except as otherwise limited below) the date of the applicable event specified in Section 2 below setting forth the Exercise Price and on or prior to the Expiration Date, but not thereafter, to subscribe for and to purchase from Ideal Power Inc., a Delaware corporation (the “Company”), shares of the Company’s common stock, $0.001 par value (the “Common Stock”).

This Warrant is issued pursuant to a Securities Purchase Agreement and in connection with the issuance to the Holder of a Convertible Promissory Note (the “Note”) of even date herewith, and is one of the Warrants (collectively, the “Warrants”) being issued in connection with the issuance of a series of Senior Secured Convertible Promissory Notes of like tenor (collectively, “Notes”) being issued by the Company to raise interim financing of up to $750,000 (the “Offering”).  Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

1.           Certain Definitions

1.1           “Calendar Due Date” means July ___, 2014.

1.2           “Change of Control” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that the sale by the Company of shares of its capital stock to investors in bona fide equity financing transactions shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

1.3           “Exercise Price” is defined in Section 2 below.

1.4           “Expiration Date” means that date that is seven years after the issue date set forth above, provided, however, if the Company closes the IPO after the fifth anniversary date of the deemed issue date but prior to the Expiration Date, then the Expiration Date shall be extended for an additional five years following the close of the IPO.

1.5           “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission which closes before the Calendar Due Date and results in gross proceeds to the Company of at least $10 million.

1.6           “IPO Price” means the price per share of the Company’s Common Stock offered to public investors in an IPO, without regard to any underwriting discount or expense (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof).

1.7           “Private Equity Financing” means a privately marketed equity financing resulting in gross proceeds in excess of $250,000 which closes before the Calendar Due Date; provided, however, that none of the following issuances of securities shall constitute a “Private Equity Financing”: (i) the Offering and any subsequent offerings of senior secured convertible promissory notes or any other debt offering; (ii) securities issued without consideration in connection with any stock split or stock dividend on, the Company’s Common Stock; (iii) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any plan, agreement or similar arrangement unanimously approved by the Company’s board of directors; (iv) securities issued to banks or equipment lessors; (v) securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturing (OEM), marketing or other similar agreements or strategic partnerships; (vi) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise); (vii) the Investment Unit dated October 1, 2010, issued by the Company to the Office of the Governor Economic Development and Tourism, and any securities relating to the conversion or exercise thereof; or (viii) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (vii) above.

1.8           “Private Equity Financing Price” means the price per share of Common Stock paid by investors in the Private Equity Financing, which shall be determined by dividing (a) the total consideration received or to be received by each investor assuming exercise in full of all warrants or similar securities, divided by (b) the total number of shares of Common Stock acquirable either directly or by conversion or exercise of instruments, by the Holder, on a fully diluted basis.

1.9           “Shares” means the shares of Common Stock issuable under this Warrant, computed in accordance with Section 2 below.

2.           Number of Shares and Exercise Price

The number of shares of Common Stock (the “Shares”) covered by this Warrant and the per share Exercise Price shall be determined as follows (subject to appropriate adjustments pursuant to Section 10):

(i)      in the event of an IPO that occurs prior to the Calendar Due Date, one-half the principal amount of the Holder’s Note divided by the lower of 0.70 of the IPO Price or $1.46 shall determine the number of shares covered by the Warrant while the per-share exercise price shall be equal to the lower of 0.70 times the IPO Price or $1.46, in which case this Warrant will become exercisable; or

(ii)           in the event of a Private Equity Financing that occurs prior to the Calendar Due Date, one-half of the principal amount of the Holder’s Note divided by the lower of 0.70 of the Private Equity Financing Price or $1.46 shall determine the number of shares covered by the Warrant, with a per-share exercise price equal to the lower of 0.70 times the Private Equity Financing Price or $1.46, in which case this Warrant will become exercisable; provided, however, that (A) if the Company undertakes first, a Private Equity Financing and secondly, an IPO prior to the Calendar Due Date and (B) the Private Equity Financing Price is higher than the IPO Price, then the number of shares of Common Stock covered by the Warrant and the per share exercise price shall be adjusted to equal the number of shares of Common Stock and the exercise price calculated in accordance with subsection (i) above; or

(iii)           If the Company does not undertake either a Private Equity Financing or an IPO prior to the Calendar Due Date, then the number of Shares covered by this Warrant shall equal one-half the original principal amount of the Holder’s Note divided by $1.46, and the exercise price shall be $1.46 per share, in which case this Warrant will become exercisable.

3.           Exercise of Warrant

3.1           The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2           In lieu of exercising this Warrant by payment of cash or check or bank draft payable to the order of the Company pursuant to subsection 0 above, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Cashless Exercise annexed hereto, in which event the Company will issue to the Holder Shares in accordance with the following formula:

X=	Y(A-B) A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

(a)           For purposes of this subsection 0, the fair market value of a Share is defined as follows:

(i)           if the Holder exercises within three days of the closing of the IPO, then the fair market value shall be the IPO Price;

(ii)           if the Holder exercises after receipt of a notice of a Change of Control but before a Change of Control, then the fair market value shall be the value to be received in such Change of Control by the holders of the Company’s Common Stock;

(iii)           if the exercise occurs more than three days after the closing of the IPO, and:

    (1)           if the Common Stock is traded on a securities exchange or the Nasdaq Stock Market, the fair market value shall be the last sale price on the trading day immediately prior to the Company’s receipt of the Notice of Conversion or, if no sale of the Company’s Common Stock took place on the trading day immediately prior to the receipt of the Notice of Conversion, then the fair market value shall be the last sale price on the most recent day prior to the receipt of the Notice of Conversion on which trades were made and reported; or

    (2)           if the Common Stock is traded over-the-counter, the value shall be deemed to be the last sale price on the trading day immediately prior to the Company’s receipt of the Notice of Conversion or, if no sale of the Company’s Common Stock took place on the trading day immediately prior to the receipt of the Notice of Conversion, then the fair market value shall be the last sale price on the most recent day prior to the receipt of the Notice of Conversion on which trades were made and reported;

(iv)           if there is no active public market for the Common Stock, the fair market value thereof shall be determined in good faith by the Company’s Board of Directors.

3.3           The exercise or conversion of this Warrant in connection with a Change of Control may, at the election of the Holder, be conditioned upon the closing of such Change of Control, in which event the Holder shall not be deemed to have exercised or converted this Warrant until immediately prior to the closing of such Change of Control.

4.           Nonassessable

The Company covenants that all Shares which may be issued upon the exercise of this Warrant will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof.  Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

5.           Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon the exercise of this Warrant, such fractional share shall be rounded down to the nearest whole share, and the Company shall pay to the Holder the amount of such fractional share multiplied by an amount equal to such fraction multiplied by the then current fair market value (determined in accordance with Section 0) of a Share shall be paid in cash to the Holder.

6.           Charges, Taxes and Expenses

Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

7.           No Rights as Shareholders

This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

8           Saturdays, Sundays, Holidays, Etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

9.           Intentionally Omitted

10.           Adjustments

The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 10.

10.1           Reclassification, etc.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

10.2                 Subdivision or Combination of Shares.  In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

10.3                 Cash Distributions.  No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

11.           Notice of Certain Events

The Company will provide notice to the Holder with at least 20 days notice prior to the closing of a Change of Control or an IPO.  Such notice shall be in accordance with the notice provision included at Section 12(e) of the Securities Purchase Agreement of even date herewith.

12.           Purchase Rights; Fundamental Transactions

In addition to any adjustments pursuant to Section 10 above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (“Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

13.           Put Right

In conjunction with the Offering, the Holder has received certain registration rights relating to the Shares pursuant to the terms of a Registration Rights Agreement of even date herewith.  If the right to have the Shares registered pursuant to the Registration Rights Agreement terminates in accordance with Section 2(f) of the Registration Rights Agreement (the “Registration Rights Termination”), the Holder will have the right to require the Company to purchase the Warrant from the Holder (the “Put Right”) at a price equal to 20% of the principal amount of the Holder’s Note (the “Put Price”).  The Company shall pay the Holder the Put Price as promptly as practicable but in any event not later than 10 days after the Holder delivers notice to the Company of exercise of the Put Right.  The Put Right will expire 12 months from the Registration Rights Termination.

14.           Miscellaneous

14.1           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

14.2           Waivers and Amendments.  This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company (which shall not be required in connection with a waiver of rights in favor of the Company) and the holders of at least a majority of the then-outstanding aggregate principal amount under the Notes; provided, however, that no such amendment or waiver shall reduce the number of Shares represented by this Warrant without the consent of the Holder hereof; and provided further, however, that nothing shall prevent the Holder from individually agreeing to waive the observation of any term of this Warrant.  Any amendment, waiver, discharge or termination effected in accordance with this Section14.2 shall be binding upon the Company, the Holder, and except pursuant to a waiver by an individual holder of another Warrant pursuant to the final proviso in the immediately preceding sentence, each other holder of Warrants.

14.3           Notices.  Any notice, request or other communication required or permitted hereunder shall be given in accordance with the Purchase Agreement.

14.4           Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.5           Successors and Assigns.  Neither this Warrant nor any rights hereunder are transferable without the prior written consent of the Company.  Notwithstanding the foregoing, the Holder shall be permitted to transfer this Warrant to any affiliate (as that term is defined in the Securities Act of 1933) of the Holder.  If a transfer is permitted pursuant to this Section, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.  Subject to the foregoing, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

14.6           Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Warrant or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

14.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

14.8           Construction.  The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

14.9           Governing Law.  THIS WARRANT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Ideal Power Inc.

By:
Paul Bundschuh
Chief Executive Officer

Address:   5004 Bee Creek Road, Suite 600
                  Spicewood Texas 78669
                  Attn:  Paul Bundschuh

NOTICE OF EXERCISE

TO:                 Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
Attn:  Secretary

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Ideal Power Inc. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price in full.

Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

__________________________
(Print Name)

Address: ___________________
__________________________

The undersigned confirms that the undersigned is an “accredited investor,” and that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or selling the Shares.

_______________________                         ____________________________
(Date)                                                                 (Signature)

_______________________
(Print Name)

NOTICE OF CASHLESS EXERCISE

TO:                 Ideal Power Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
Attn:  Secretary

The undersigned hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Ideal Power Inc. pursuant to the cashless exercise provision of Section 3 of the attached Warrant.

Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

__________________________
(Print Name)

Address: ___________________
__________________________

The undersigned represents that the undersigned is an “accredited investor,” and that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

_______________________ ____________________________
(Date) (Signature)

_______________________
(Print Name)

EXHIBIT E

SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), dated as of July [___], 2013, is entered into by and among IDEAL POWER INC., a Delaware corporation (“Debtor”), the Subscribers identified on Schedule 1 hereto (the “Subscribers”), who are parties to the Securities Purchase Agreement dated of even date herewith by and among Debtor and such Subscribers, and Anthony DiGiandomenico (“Collateral Agent”).

RECITALS

WHEREAS, Subscribers have made senior secured loans in the principal amount of $750,000 to the Debtor (the “July 2013 Loans”) and, together with senior secured loans in the amount of $750,000 and $3,250,000 made by the Debtor on August 31, 2012 and November 21, 2012, respectively, (collectively with the July 2013 Loans, the “Loans”) are, collectively, intended to be secured by a first-priority senior security interest in all assets of the Debtor.

           WHEREAS, the July 2013 Loans are evidenced by one or more senior secured convertible promissory notes (each a “Note” and collectively the “Notes”) issued by the Debtor.  The Notes have been executed by the Debtor as borrower, in favor of and to document indebtedness to, the Subscribers (each, a “Holder” and collectively the “Holders”).

WHEREAS, to assist the Debtor with its capital raising efforts, The Office of the Governor Economic Development and Tourism of the State of Texas (“Subordinated Lender”) agreed to subordinate to the holders of the senior secured convertible promissory notes documenting the Loans (including the Holders of the July 2013 Loans) its rights, priority and claims under that certain Texas Emerging Technology Fund Award and Security Agreement dated October 1, 2010.

WHEREAS, in consideration of the July 2013 Loans made by the Subscribers to the Debtor and for other good and valuable consideration, and as security for the performance by the Debtor of its obligations under the Notes, and as security for the repayment of the July 2013 Loans and all other sums due from the Debtor to the Subscribers arising under the Transaction Documents (as defined in the Purchase Agreement, the Notes, and any other agreement between or among them (collectively, the “Obligations”)), the Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Subscribers and to the Collateral Agent on behalf of the Subscribers a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

WHEREAS, the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are included on Schedule 2 and are used herein as so defined:  Account, Chattel Paper, Documents, Equipment, General Intangible, Goods, Instrument, Inventory and Proceeds.

AGREEMENT

1.           Definitions; Interpretation.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note and Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:
“Agreement” means this Security Agreement, including any amendments hereto.

“Collateral Agent” shall have the meaning as set forth in the Preamble.

“Collateral” shall have the meaning as set forth in Section 2.2.

“Debtor” shall have the meaning as set forth in the Preamble.

 “Event of Default” shall have the meaning as set forth in Section 8.

“Holder” or “Holders” shall have the meaning as set forth in the Recitals.

 “Majority in Interest” shall have the meaning as set forth in Section 12.3.

“Note” and “Notes” shall have the meanings as set forth in the Recitals.

“Obligations” shall have the meaning as set forth in the Recitals.

“Permitted Liens” shall have the meaning as set forth in Section 5.1.

“Senior Debt” shall mean the senior secured convertible promissory notes issued by the Debtor on August 31, 2012 and November 21, 2012.

“Subscribers” shall have the meaning as set forth in the Preamble.

2.           Grant of General Security Interest in Collateral.

2.1 As security for the Obligations of the Debtor, the Debtor hereby grants to each of the Subscribers a security interest in the Collateral, which security interest shall be in pari passu with the security interest granted to the holders of the Senior Debt.

2.2 “Collateral” shall mean all of the following property of the Debtor:

(A)           All now owned and hereafter acquired right, title and interest of the Debtor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:

(i)           all now owned and hereafter acquired right, title and interest of the Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests and claims in and to equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits including but not limited to the deposit accounts identified on Schedule 3; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtors, as well as agreements or property securing or relating to any of the items referred to above;

(ii)           Goods.  All now owned and hereafter acquired right, title and interest of Debtors in, to and in respect of goods, including, but not limited to:

(a)           All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in the Debtor’s business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to the Debtor by its customers or repossessed by the Debtor and all of the Debtor’s right, title and interest in and to the foregoing (including all of the Debtor’s rights as a seller of goods);

(b)           All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to the Debtor’s rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii)           Property.  All now owned and hereafter acquired right, title and interests of the Debtor in, to and in respect of any other personal property in or upon which the Debtor has or may hereafter have a security interest, lien or right of setoff;

(iv)           Books and Records.  All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

(v)           Products and Proceeds.  All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

(B)           All now owned and hereafter acquired right, title and interest of the Debtor in, to and in respect of the following:

(i)           all additional shares of stock, partnership interests, member interests or other equity interests from time to time acquired by the Debtor, in any subsidiary of the Debtor, the certificates representing such additional shares, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests or equity; and

(ii)           all security entitlements of the Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by the Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

Notwithstanding anything to the contrary set forth in Section 2.2 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to the Subscribers is prohibited or would result in a breach and such prohibition or breach has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition or breach cannot be waived.

Notwithstanding anything to the contrary set forth in Section 2.2 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of the Debtor’s acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including capitalized or finance leases) permitted hereunder if: (a) the valid grant of a security interest or lien therein to the Subscribers in such Equipment is prohibited by the terms of the agreement between the Debtor and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.  To the extent each of the foregoing conditions is satisfied, the Subscribers shall, through the Collateral Agent, at the request of the Debtor and at the Debtor’s expense, execute and deliver a UCC-3 partial release with respect to any such Equipment subject to such a purchase money security interest or lien, provided, that, such partial release shall be in form and substance satisfactory to the Collateral Agent.

“Equipment” shall include all of the Debtor’s now owned and hereafter acquired equipment, machinery, laboratory and research equipment and tools, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

2.3           The Subscribers and the Collateral Agent are hereby specifically authorized, after the Maturity Date (defined in the Note) accelerated or otherwise, and after the occurrence of an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Subscribers to remove any transfer restrictions affecting the Collateral.

3.           Perfection of Security Interest.

3.1           The Debtor shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing Statements or other instruments necessary to perfect a security interest in any item of the Collateral (collectively, the “Lien Documents”) in form and substance acceptable to the Collateral Agent.  The Collateral Agent is instructed to prepare and file or cause to be filed at the Debtor’s cost and expense, the Lien Documents in such United States and foreign jurisdictions deemed advisable to the Collateral Agent, including but not limited to the States of Texas or Delaware, as appropriate.

3.2           All other certificates and instruments constituting Collateral from time to time required to be pledged to the Subscribers pursuant to the terms hereof (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of the Debtor.  All such certificates and instruments shall be held by or on behalf of the Subscribers pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Collateral Agent.  If any Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Debtor shall cause the Collateral Agent to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities.  If any Collateral consists of security entitlements, the Debtor shall transfer such security entitlements to the Collateral Agent or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent.

3.3           If the Debtor shall receive, by virtue of the Debtor being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Debtor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Subscribers, shall segregate it from the Debtor’s other property and shall deliver it forthwith to the Subscribers, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Subscribers as Collateral and as further collateral security for the Obligations.

4.           Voting Power Relating to Collateral/Dividends and Distributions.

4.1           So long as an Event of Default does not exist, the Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Subscribers and does not impair the Collateral.

4.2.           At any time an Event of Default exists or has occurred and is continuing, all rights of the Debtor, upon notice given by the Collateral Agent, to exercise the voting power shall cease and all such rights shall thereupon become vested in the Collateral Agent for the benefit of the Subscribers, which shall thereupon have the sole right to exercise such voting power and receive such payments.

4.3           All dividends, distributions, interest and other payments which are received by Debtor contrary to the provisions of Section 4.2 shall be received in trust for the benefit of the Subscribers as security and Collateral for payment of the Obligations, shall be segregated from other funds of Debtor, and shall be forthwith paid over to the Collateral Agent as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Collateral and as further collateral security for the Obligations.

5.           Further Action By Debtors; Covenants and Warranties.

5.1           The Subscribers, along with the holders of the senior secured convertible promissory notes evidencing the Senior Debt, at all times shall have a perfected security interest in the Collateral.  The Debtor represents that other than the security interests described on Schedule 5.1, it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims, except for “Permitted Liens” (defined below).  The Subscribers’ security interest in the Collateral, together with the security interests of the holders of the senior secured convertible promissory notes evidencing the Senior Debt, constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of the Subscribers, subject only to the security interests described on Schedule 5.1.  The Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by the Collateral Agent to establish, maintain and continue the perfected security interest of the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by the Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt, and also pay all other claims and charges that, in the opinion of the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or their security interests therein.   For purposes of this Agreement, “Permitted Liens” shall include:

(a)	liens for the payment of taxes which are not yet due and payable;

(b)
liens  arising  by  statute  in  connection  with  worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the the Debtor is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(c)
mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(d)	any interest or title of a lessor under any operating lease or capital lease; and

(e)	liens on real property of the Debtor or created solely for the purpose of securing indebtedness incurred to finance the purchase price of such real property;

(f)
cash deposits to secure performance bonds and other obligations of a like nature (in each case, other than for Indebtedness) incurred in the ordinary course of business for obligations not yet due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(g)
easements, rights-of-way, zoning and similar restrictions, building codes, reservations,  covenants,  conditions,  waivers,  survey  exceptions  and  other  similar encumbrances or title defects and, with respect to any interests in real property held or leased by the Debtor or any of its subsidiaries, mortgages, deeds of trust and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under  a  landlord  or  owner  of  such  property  encumbering  solely  such  landlord’s or owner’s interest in such real property, with or without the consent of the lessee;

(h)	liens in existence on the date hereof;

(i)	any interest of a licensor under a license entered into in the ordinary course of the Debtor’s business; and

(j)	any lien existing on any part of any business acquired by the Debtor, prior to the acquisition thereof by the Debtor.

5.2           Except in connection with sales of Collateral in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (subject to the consent of the Collateral Agent) or which is not material to the Debtor’s business, the Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of the Collateral Agent other than a transfer of the Collateral to a wholly-owned United States formed and located subsidiary of the Debtor with prior notice to the Collateral Agent, and provided the Collateral remains subject to the security interest herein described.  Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that the Collateral Agent or the Subscribers consent to any sale of the Collateral, except as provided herein.  Sales of Collateral in the ordinary course of business as described above shall be free of the security interest of the Subscribers and the Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by the Debtor to evidence or effectuate the same.

5.3           The Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow the Collateral Agent or its representatives free and complete access to the Collateral and all of the Debtor’s records that in any way relate to the Collateral, for such inspection and examination as the Collateral Agent reasonably deems necessary.

5.4           The Debtor, at its sole cost and expense, will protect and defend the Collateral against the claims and demands of all persons other than the Subscribers and the holders of the senior secured convertible promissory notes evidencing the Senior Debt.

5.5           The Debtor will promptly notify the Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of the Subscribers under this Security Agreement in any material respect.

5.6           The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect the security interest of the Subscribers hereunder.

5.7           The Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens, encumbrances and claims other than those listed on Schedule 5.1.

6.           Power of Attorney.

At any time an Event of Default has occurred, and only after the applicable cure period as set forth in this Agreement and the other Transaction Documents, and is continuing, the Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of the Debtor, with full power of substitution, in the place and stead of Debtor and in the name of the Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which is reasonably and prudently necessary to protect the Subscribers’ rights in the Collateral as set forth in this Agreement.  This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

7.           Performance by the Subscribers.

If the Debtor fails to perform any material covenant, agreement, duty or obligation of the Debtor under this Agreement or the Purchase Agreements, the Collateral Agent may, after any applicable cure period and notice required hereunder, at any time or times in its discretion, take action to effect performance of such obligation.  All reasonable expenses of the Subscribers incurred in connection with the foregoing authorization shall be payable by the Debtor as provided in Paragraph 10.1 hereof.  No discretionary right, remedy or power granted to the Subscribers under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Subscribers with respect thereto, such rights, remedies and powers being solely for the protection of the Subscribers.

8.           Event of Default.

An event of default (“Event of Default”) shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Note, the Purchase Agreements, Transaction Documents (as defined in the Purchase Agreements), and any other agreement to which the Debtor and the Subscribers are parties.  Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, and the Collateral Agent may dispose of Collateral as provided herein.  A default by the Debtor of any of its material obligations pursuant to this Agreement, the Purchase Agreements and any of the other Transaction Documents shall be an Event of Default hereunder and an “Event of Default” as defined in the Notes, and the Purchase Agreements.

9.           Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

9.1           The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment, in order to satisfy the Obligations.  In addition to other rights and remedies provided for herein or otherwise available to it, the Subscribers shall have all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York.

9.2           If any notice to the Debtor of the sale or other disposition of Collateral is required by then applicable law, 5 business days prior written notice (which the Debtor agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to the Debtor of the time and place of any sale of Collateral which the Debtor hereby agrees may be by private sale.  The rights granted in this Section are in addition to any and all rights available to the Subscribers under the Uniform Commercial Code.

9.3           The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Subscribers deem advisable to ensure such compliance.  Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

9.4           All proceeds received by the Subscribers in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Subscribers pursuant to Paragraph 10.1 hereof) against the Obligations.  Upon payment in full of all Obligations, the Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of the Obligations or used or applied to any and all costs or expenses of the Subscribers incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto).  Any assignment of Collateral by the Collateral Agent to the Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse.  To the extent allowed by law, the Collateral Agent may purchase the Collateral and pay for such purchase by offsetting the purchase price with sums owed to the Subscribers by the Debtor arising under the Obligations or any other source.

9.5           Without limiting, and in addition to, any other rights, options and remedies the Subscribers have under the Transaction Documents, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, the Collateral Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction.  The Debtor expressly agrees that such a receiver will be able to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor to the extent necessary to collect all revenues and profits thereof and to apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated.

9.6           Provided an Event of Default or an event, which with the passage of time or the giving of notice could become an Event of Default is not pending, then from and after the date the Subscriber has exercised its conversion rights with respect to not less than one-half of the Principal Amount of the Subscriber’s Note and the Debtor has complied with its obligations with respect to all such conversions, then the Subscriber’s security interest granted pursuant to this Agreement shall be automatically released.

10.           Miscellaneous.

10.1           Expenses.  The Debtor shall pay to the Collateral Agent for the benefit of the Subscribers, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Collateral Agent may incur in connection with (a) exercise or enforcement of any the rights, remedies or powers of the Subscribers hereunder or with respect to any or all of the Obligations upon breach; or (b) failure by the Debtor to perform and observe any agreements of the Debtor contained herein which are performed by Collateral Agent.

10.2           Waivers, Amendment and Remedies.  No course of dealing by the Collateral Agent or the Subscribers and no failure by the Collateral Agent or the Subscribers to exercise, or delay by the Collateral Agent or the Subscribers in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent or the Subscribers.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by the Debtor therefrom shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent for the benefit of the Subscribers from time to time in such order as the Collateral Agent may elect.

10.3           Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Debtors:	Ideal Power Inc. 5004 Bee Creek Rd., Suite 600 Spicewood, Texas 78669 Attention: Chief Executive Officer Paul.Bundschuh@idealpowerconverters.com
With a copy by facsimile only to:	Richardson & Patel LLP 1100 Glendon Avenue, Suite 850 Los Angeles, CA 90024 Fax: (310) 208-1154 Tel: (310) 208-1182 Attention: Erick Richardson
To Holders:	To the addresses specified in the Subscription Purchase Agreement for each Holder

To Collateral Agent:	Anthony DiGiandomenico 401 Wilshire Boulevard, Suite 1020 Santa Monica, California 90401
With a copy (not constituting notice) to:	Scott Bartel, Esq. Eric Stiff, Esq. Locke Lord LLP 500 Capitol Mall, Suite 1800 Sacramento, California 95814 Telephone: (916) 930-2500 sbartel@lockelord.com estiff@lockelord.com

Any party may change its address by written notice in accordance with this paragraph.

10.4                 Term; Binding Effect.  This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon the Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Subscribers and its successors and assigns.

10.5                 Captions.  The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions of this agreement and have no legal or other significance whatsoever.

10.6                 Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against the Debtor with respect to this Agreement must be brought only in the courts in the State of New York  or United States federal courts located within the State of New York, and, by execution and delivery of this Agreement, the Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Debtor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

        10.7           Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

10.8           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by electronic transmission.

11.           Termination; Release.  When the Obligations have been indefeasibly paid and performed in full or all outstanding Notes have been converted to Common Stock pursuant to the terms of the Note and the Purchase Agreements, this Agreement shall terminate, and the Subscribers or the Collateral Agent, as appropriate, at the request and sole expense of the Debtor, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of the Security Agreement, and duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, as may be in the possession of the Collateral Agent or Subscribers.

12.           Subscribers’ Powers.

12.1           Subscribers’ Powers.  The powers conferred on the Subscribers hereunder are solely to protect Subscribers’ interest in the Collateral and shall not impose any duty on the Subscribers to exercise any such powers.

12.2           Reasonable Care.  The Collateral Agent is required to exercise reasonable care in the custody and preservation of any Collateral in its possession.

12.3           Majority in Interest.   The rights of the Subscribers hereunder, except as otherwise set forth herein shall be exercised upon the approval of Subscribers (including the holders of the senior secured convertible promissory notes evidencing the Senior Debt) holding no less than 51% of the outstanding principal amount of the Loans (“Majority in Interest”) at the time such approval is sought or given.  Any tangible or physical Collateral shall be delivered to and be held by the Collateral Agent pursuant to this Agreement and on behalf of all Subscribers as to their respective rights.

12.4           Authority of Collateral Agent.  By executing this Agreement the Subscribers appoint the Collateral Agent as their agent to exercise all of the rights, benefits and remedies granted to them as secured parties under this Agreement.  The Collateral Agent agrees to exercise all of the rights, benefits and remedies conveyed by this Agreement solely for the benefit of the Subscribers and, unless a delay would cause irreparable damage to the Collateral or any part of it, only after consultation with the Majority in Interest.  In accordance with its role as the agent for the Subscribers, the Lien Documents will identify the Collateral Agent as the secured party.

12.5           Duties of the Collateral Agent.  The Collateral Agent agrees to hold and dispose of the Collateral in accordance with and subject only to the terms of this Agreement.

12.6           Appointment of Attorney-in-Fact.  The Debtor hereby irrevocably appoints the Collateral Agent as the Debtor’s attorney-in-fact to arrange for the transfer of the Collateral and to do and perform all actions that are necessary or appropriate in order to effect the terms of this Agreement.

     12.7           Matters Pertaining to Collateral Agent.

       12.7.1                      The Collateral Agent shall not be personally liable for any act it may do or omit to do under this Agreement while acting in good faith and in the exercise of its best judgment, and any act done or omitted by the Collateral Agent pursuant to the advice of the Collateral Agent’s attorney shall be conclusive evidence of such good faith.  Except as expressly provided herein, the Collateral Agent is expressly authorized and directed to disregard any and all notices or warnings given by any of the parties, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court.  If the Collateral Agent obeys or complies with any such order, judgment or decree of any court, the Collateral Agent shall not be liable to the Subscribers or the Debtor or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

       12.7.2                      The Subscribers and the Debtor expressly agree the Collateral Agent has the absolute right at the Collateral Agent’s election, if the Collateral Agent considers it appropriate, to file an action in interpleader in a court of proper jurisdiction requiring the parties to answer and litigate their claims and rights among themselves, and the Collateral Agent is authorized to deposit with the clerk of the court all documents and funds held by him pursuant to this Agreement.  In the event such action is filed, the Debtor agrees to pay all costs, expenses and reasonable attorneys’ fees that the Collateral Agent incurs in such interpleader action.  Upon filing of such action the Collateral Agent shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this Agreement.

       12.7.3                      The Collateral Agent shall not be bound in any way by any other agreement between the Subscribers and the Debtor as to which the Collateral Agent is not a party, whether or not the Collateral Agent has knowledge thereof, nor by any notice of a claim or demand with respect to this Agreement or the Collateral.  The Collateral Agent shall have no duties or responsibilities except as expressly set forth in this Agreement.  The Collateral Agent may rely conclusively on any certificate, statement, request, waiver, receipt, agreement or other instrument that the Collateral Agent believes to be genuine and to have been signed and presented by an appropriate person or persons.

       12.7.4                      The retention and distribution of the Collateral in accordance with the terms and provisions of this Agreement shall fully and completely release the Collateral Agent from any obligation or liability assumed by the Collateral Agent hereunder as to the Collateral.

       12.7.5                      The Collateral Agent, while in possession of the Collateral prior to or following the occurrence of an Event of Default, as hereinabove provided, and while acting in accordance with the terms of this Agreement or applicable law, is not responsible for any fluctuations in value or delays in disposing of the Collateral.

       12.7.6                      The Collateral Agent shall not be liable in any respect for verifying the identity, authority or rights of the parties executing or delivering or purporting to execute and/or deliver this Agreement.

       12.7.7                      Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty with respect to the Collateral other than the duty to use reasonable care in the custody and preservation of the Collateral if it is in the Collateral Agent’s possession.  The Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the Collateral if it threatens to decline in value, or to exercise any rights represented thereby, except as directed by the Majority in Interest pursuant to the terms of this Agreement.

       12.7.8                      The Debtor and the Subscribers agree to and each does hereby indemnify, defend (with counsel acceptable to the Collateral Agent) and hold the Collateral Agent harmless against any and all losses, damages, claims and expenses, including reasonable attorneys’ fees, that may be incurred by the Collateral Agent by reason of it compliance with the terms of this Agreement.  If, as a result of any disagreement between the parties and/or adverse demands and claims being made by any or all of them upon the Collateral Agent, the Collateral Agent shall become involved in litigation, including any interpleader brought by the Collateral Agent as provided in this Agreement, the Debtor agrees that it shall be liable to the Collateral Agent on demand for all costs, expenses and attorneys’ fees that the Collateral Agent shall incur and/or be compelled to pay by reason of such litigation.

       12.8           Replacement of Collateral Agent.  In the event the Collateral Agent is or becomes unwilling or unable to act in such capacity for any reason, the Majority in Interest shall appoint a successor.  The Majority in Interest (but not the Debtor) shall have the right, after delivery of written notice signed by the Majority in Interest to the Collateral Agent, to terminate the Collateral Agent and to name the Collateral Agent’s successor.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

“DEBTOR”

IDEAL POWER INC.
a Delaware corporation

By:
       Paul Bundschuh
      Chief Executive Officer

Agreed and Accepted by:

“COLLATERAL AGENT”

Anthony DiGiandomenico

By:/s/ Anthony DiGiandomenico

Name:/s/ Anthony DiGiandomenico

Title:

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

OMNIBUS SUBSCRIBER SIGNATURE PAGE TO
SECURITY AGREEMENT

The undersigned, in its capacity as a Subscriber, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

_________________________________ [Print Name of Subscriber]	__________________________________ [Name of Co-Subscriber, if applicable]

__________________________________ [Signature]	__________________________________ [Signature]

Name:	Name:_____________________________
Title:______________________________	Title: ______________________________

Mailing Address:	Telephone No.:_____________________
__________________________________	Facsimile No:______________________
__________________________________	Email Address:_____________________
__________________________________
(City, State and Zip)

IDEAL POWER INC.
SECURITY AGREEMENT EXHIBITS AND SCHEDULES

Schedule 1 – Subscribers

Schedule 2 - Provisions of the New York Uniform Commercial Code

Schedule 3 – Deposit Accounts

Schedule 5.1 – Security Interests

SCHEDULE 1

SUBSCRIBERS

SCHEDULE 2

UNIFORM COMMERCIAL CODE OF NEW YORK

Definitions from § 9.102 of the New York Uniform Commercial Code

(2) “Account”, except as used in “account for”, means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii)for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  The term includes health-care-insurance receivables.  The term does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts, (iv) investment property, (v) letter-of-credit rights or letters of credit, or (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

(11) “Chattel paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.  In this paragraph, “monetary obligation” means a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to software used in the goods.  The term does not include (i) charters or other contracts involving the use or hire of a vessel or (ii) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.  If a transaction is evidenced by records that include an instrument or series of instruments, the group of records taken together constitutes chattel paper.

(30) “Document” means a document of title or a receipt of the type described in Section 7--201(2).

7-201(2): Where goods including distilled spirits and agricultural commodities are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of warehouse receipts, a receipt issued for the goods has like effect as a warehouse receipt even though issued by a person who is the owner of the goods and is not a warehouseman.

(33) “Equipment” means goods other than inventory, farm products, or consumer goods.

(42) “General intangible” means any personal property, including things in action, other than accounts, chattel  paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, or other minerals before extraction.  The term includes payment intangibles and software.

(44) “Goods” means all things that are movable when a security interest attaches.  The term includes (i) fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing, or to be grown, even if the crops are produced on trees, vines, or bushes, and (v) manufactured homes.  The term also includes a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that it customarily is considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods.  The term does not include a computer program embedded in goods that consists solely of the medium in which the program is embedded.  The term also does not include accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, instruments, investment property, letter-of-credit rights, letters of credit, money, or oil, gas, or other minerals before extraction.

(47) “Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment.  The term does not include (i) investment property, (ii) letters of credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

(48) “Inventory” means goods, other than farm products, which:

(A) are leased by a person as lessor;

(B) are held by a person for sale or lease or to be furnished under a contract of service;

(C) are furnished by a person under a contract of service; or

(D) consist of raw materials, work in process, or materials used or consumed in a business.

(64) “Proceeds”, except as used in Section 9--609(b), means the following property:

(A) Whatever is acquired upon the sale, lease, license, exchange, or other disposition of collateral;

(B) whatever is collected on, or distributed on account of, collateral;

(C) rights arising out of collateral;

(D) to the extent of the value of collateral, claims  arising out  of the loss, nonconformity, or interference with the use of, defects or infringement of rights in,  or  damage to, the collateral; or

(E) to the extent of the value of collateral and to the extent payable to the debtor or the secured party, insurance  payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the collateral.

SCHEDULE 3

DEPOSIT ACCOUNTS

Bank	Account No.	Bank Address

BBVA Compass Bank (main acct)	0034253943	5800 North Mopac, Austin TX
BBVA Compass Bank (exp acct)	2529218454	5800 North Mopac, Austin TX
BBVA Compass Bank	2532425878	5800 North Mopac, Austin TX

SCHEDULE 5.1

SECURITY INTERESTS

Not applicable.

The security interests granted to the Subscribers herein are identical to and in pari passu with the security interests granted to the holders of the senior secured convertible promissory notes evidencing the Senior Debt.

Interest of the Officer of the Governor, Economics Development and Tourism, has been subordinated.

Dkt#	Status	where?	A pp No	Filed	Priority	Pat No?	Issue/est.
IPC-011.P	expired	USpr	6 0/81 1 ,1 9 1	6-Jun-06	6-Jun-06
IPC-011~CN	pending	CN	2 007 8002 9 2 08.4	6-Feb-09	6-Jun-06
IPC-011~EP	pending	EP	7 7 9 59 1 5.3		6-Jun-06
IPC-012	issued	US	1 1 /7 59 ,006	6-Jun-07	6-Jun-06	7,599,196	6-Oct-09
IPC-012A	issued	US	1 2 /4 7 9 ,2 07	5-Jun-09	6-Jun-06	8,300,426	30-Oct-12
IPC-012E	issued	US	1 3 /2 05,2 4 3	8-Aug-11	6-Jun-06	8,400,800	19-Mar-13
IPC-012F	issued	US	1 3 /2 05,2 50	8-Aug-11	6-Jun-06	8,395,910	12-Mar-13
IPC-012G	issued	US	1 3 /2 05,2 6 3	8-Aug-11	6-Jun-06	8,345,452	1-Jan-13
IPC-013	issued	US	1 1 /7 58,9 7 0	6-Jun-07	6-Jun-06	7,778,045	17-Aug-10
IPC-013C	pending	US	1 3 /859 ,2 6 5	9-Apr-13	6-Jun-06
IPC-020~BR	pending	BR	PI1 01 1 551 -0	28-Dec-11	29-Jun-09
IPC-020~CN	pending	CN	2 01 08003 87 04 8	29-Feb-12	29-Jun-09
IPC-020~EP	pending	EP	1 08003 1 0.4	13-Jan-12	29-Jun-09
IPC-020~KR	pending	KR	2 01 2 -7 0007 2 0	10-Jan-12	29-Jun-09
IPC-020A	issued	US	1 3 /2 05,2 1 2	8-Aug-11	29-Jun-09	8,391,033	5-Mar-13
IPC-020B	issued	US	1 3 /54 1 ,9 02	5-Jul-12	29-Jun-09	8,441,819	14-May-13
IPC-020C	issued	US	1 3 /54 1 ,9 05	5-Jul-12	29-Jun-09	8,432,711	30-Apr-13
IPC-020D	issued	US	1 3 /54 1 ,9 1 0	5-Jul-12	29-Jun-09	8,446,705	21-May-13
IPC-020E	issued	US	1 3 /54 1 ,9 1 4	5-Jul-12	29-Jun-09	8,451,637	28-May-13
IPC-020F	pending	US	1 3 /84 7 ,7 03	20-Mar-13	29-Jun-09
IPC-021~BR	pending	BR	BR1 1 2 01 2 003 6 1 2 -2	16-Feb-12	17-Aug-09
IPC-021~CA	pending	CA	2 8084 9 0
IPC-021A	issued	US	1 3 /2 05,2 2 5	8-Aug-11	17-Aug-09	8,295,069	23-Oct-12
IPC-021B	issuing	US	1 3 /54 2 ,2 2 3	5-Jul-12	17-Aug-09		13-Aug-13
IPC-021C	issued	US	1 3 /54 2 ,2 2 5	5-Jul-12	17-Aug-09	8,406,025	26-Mar-13
IPC-021D	auth	US			17-Aug-09
IPC-022	issued	US	1 3 /3 08,2 00	30-Nov-11	30-Nov-10	8,446,042	21-May-13
IPC-022A	issued	US	1 3 /7 05,2 3 0	5-Dec-12	30-Nov-10	8,446,043	21-May-13
IPC-022A	pending	US	1 3 /87 2 ,9 7 3	29-Apr-13	30-Nov-10
IPC-022WO	expiring	PCT	PCT/US1 1 /6 2 6 89	30-Nov-11	30-Nov-10
IPC-023	pending	US	1 3 /4 01 ,7 7 1	21-Feb-12	18-Feb-11
IPC-024	pending	US	1 3 /4 00,56 7	20-Feb-12	18-Feb-11		27-Aug-13
IPC-028	issued	US	1 3 /3 08,3 56	30-Nov-11	30-Nov-10	8,461,718	11-Jun-13
IPC-028~IN	pending	IN	4 9 55/DELNPi2 01 3
IPC-028~MY	pending	MY
IPC-028~PH	pending	PH
IPC-028~SG	pending	SG	2 01 3 04 01 9 -1	21-May-13
IPC-028A	issued	US	1 3 /7 05,2 4 0	5-Dec-12	30-Nov-10	8,471,408	25-Jun-13
IPC-028B	pending	US	1 3 /87 2 ,9 7 9	29-Apr-13	30-Nov-10
IPC-029.P	expiring	USpr	6 1 /7 00,1 3 1	12-Sep-12	12-Sep-12
IPC-029.P2	expiring	USpr	6 1 /7 84 ,001	14-Mar-13	12-Sep-12
IPC-030.P	pending	USpr	6 1 /81 4 ,9 9 3	23-Apr-13	23-Apr-13
IPC-036.P	pending	USpr	6 1 /83 8,7 58	24-Jun-13	24-Jun-13
IPC-037.P	pending	USpr	6 1 /84 1 ,6 1 8	1-Jul-13	1-Jul-13
IPC-038.P	pending	USpr	6 1 /84 1 ,6 2 1	1-Jul-13	1-Jul-13

Dkt#	Status	where?	A pp No	Filed	Priority	Pat No?	Issue/est.
IPC-039.P	pending	USpr	6 1 /84 1 ,6 2 4	1-Jul-13	1-Jul-13
IPC-PCCS-001	proposed
IPC-PCCS-002	proposed
IPC-PCCS-003	pending	USpr	6 1 /7 6 5,09 8	15-Feb-13	15-Feb-13
IPC-PCCS-004	pending	USpr	6 1 /7 6 5,1 2 9	15-Feb-13	15-Feb-13
IPC-PCCS-005	proposed
IPC-PCCS-006	proposed
IPC-PCCS-007	pending	USpr	6 1 /7 6 5,09 9	15-Feb-13	15-Feb-13
IPC-PCCS-008	proposed
IPC-PCCS-009	proposed
IPC-PCCS-011	pending	USpr	6 1 /7 6 5,1 00	15-Feb-13	15-Feb-13
IPC-PCCS-012	pending	USpr	6 1 /7 6 5,1 3 1	15-Feb-13	15-Feb-13
IPC-PCCS-013	pending	USpr	6 1 /7 6 5,1 02	15-Feb-13	15-Feb-13
IPC-PCCS-014	proposed
IPC-PCCS-015	pending	USpr	6 1 /7 6 5,1 04	15-Feb-13	15-Feb-13
IPC-PCCS-018	proposed
IPC-PCCS-019	proposed
IPC-PCCS-021	pending	USpr	6 1 /7 6 5,1 07	15-Feb-13	15-Feb-13
IPC-PCCS-022	proposed
IPC-PCCS-025	proposed
IPC-PCCS-026	pending	USpr	6 1 /7 6 5,1 3 2	15-Feb-13	15-Feb-13
IPC-PCCS-029	pending	USpr	6 1 /7 7 8,6 4 8	13-Mar-13	13-Mar-13
IPC-PCCS-030	proposed
IPC-PCCS-031	proposed
IPC-PCCS-032	pending	USpr	6 1 /7 6 5,1 1 0	15-Feb-13	15-Feb-13
IPC-PCCS-034	proposed
IPC-PCCS-035	pending	USpr	6 1 /7 6 5,1 1 2	15-Feb-13	15-Feb-13
IPC-PCCS-036	pending	USpr	6 1 /7 6 5,1 1 4	15-Feb-13	15-Feb-13
IPC-PCCS-037	pending	USpr	6 1 /7 7 8,6 6 1	13-Mar-13
IPC-PCCS-038	proposed
IPC-PCCS-040	pending	USpr	6 1 /7 6 5,1 1 6	15-Feb-13	15-Feb-13
IPC-PCCS-041	pending	USpr	6 1 /7 6 5,1 1 8	15-Feb-13	15-Feb-13
IPC-PCCS-043	pending	USpr	6 1 /7 6 5,1 1 9	15-Feb-13	15-Feb-13
IPC-PCCS-044	pending	USpr	6 1 /7 6 5,1 2 2	15-Feb-13	15-Feb-13
IPC-PCCS-045	proposed
IPC-PCCS-046	pending	USpr	6 1 /7 6 5,1 3 7	15-Feb-13	15-Feb-13
IPC-PCCS-046	proposed		6 1 /7 6 5,1 3 7	15-Feb-13
IPC-PCCS-047	proposed
IPC-PCCS-051	proposed
IPC-PCCS-052	proposed
IPC-PCCS-053	pending	USpr	6 1 /7 6 5,1 2 3	15-Feb-13	15-Feb-13
IPC-PCCS-054	pending	USpr	6 1 /7 6 5,1 2 6	15-Feb-13	15-Feb-13
IPC-PCCS-055	proposed
IPC-PCCS-057	pending	USpr	6 1 /7 6 5,1 3 9	15-Feb-13	15-Feb-13
IPC-PCCS-059	pending	USpr	6 1 /7 6 5,1 4 4	15-Feb-13	15-Feb-13
IPC-PCCS-060	pending	USpr	6 1 /7 6 5,1 4 6	15-Feb-13	15-Feb-13
IPC-PCCS-061	pending	USpr	6 1 /7 7 8,6 80	13-Mar-13	13-Mar-13
IPC-PCCS-062	pending	USpr	6 1 /81 7 ,09 2	29-Apr-13	29-Apr-13
IPC-PCCS-063	pending	USpr	6 1 /81 7 ,01 2	29-Apr-13	29-Apr-13
IPC-PCCS-064	pending	USpr	6 1 /81 7 ,01 9	29-Apr-13	29-Apr-13
IPC-PCCS-065	proposed
IPC-PCCS-066	proposed
IPC-PCCS-067	proposed

EXHIBIT F

SUBORDINATION AGREEMENT

[see attached]

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT(this “Subordination Agreement”), is entered into as of August 30, 2012, by and among the Office of the Governor Economic Development and Tourism of the State of Texas (the “Subordinated Creditor”); Ideal Power Converters, Inc., a Texas corporation(“Debtor”); the undersigned senior lenders(collectively, the “Senior Creditors”); and a collateral agent to be appointed pursuant to the Senior Loan Agreements, as defined below (“Collateral Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the below-defined Senior Loan Agreements.

RECITALS

A. Debtor and Senior Creditors will or have entered into Securities Purchase Agreement (“SPA”), a Senior Secured Convertible Note, and a Security Agreement, each dated as of the date hereof (collectively as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreements”), pursuant to which Senior Creditors have loaned or propose to loan funds to Debtor; it is further contemplated that the Debtor will issue senior, secured  convertible promissory notes and warrants (or similar securities) to additional investors (collectively, the “Senior Loans” or the “Senior Debt”).

B. Debtor contemplates obtaining Senior Loans of up to $5,000,000 in principal amount (“Maximum Principal Amount”), and that certain of the Senior Loans will have a duration of 12 months from issuance and the balance will have a duration of up to 18 months from issuance.

C. Debtor is indebted to Subordinated Creditor in the principal amount of One Million dollars ($1,000,000) plus accrued interest(the “Subordinated Debt”), as evidenced by (a) the Texas Emerging Technology Fund Award and Security Agreement dated October 1, 2010, and (b) the Investment Unit dated October 1, 2010, each between Debtor and Subordinated Creditor (together, the “Subordinated Debt Instrument”).

D. Senior Creditors have requested that Subordinated Creditor and Debtor execute this Agreement as a condition to lending funds to the Debtor constituting Senior Loans.

AGREEMENT

NOW, THEREFORE, in order to induce Senior Creditors to loan funds to the Debtor which shall constitute Senior Loans, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows.

Section 1.                           Interpretation.

(a)Definitions. Unless otherwise expressly provided in this Subordination Agreement, each term set forth in Schedule I, when used in this Subordination Agreement, shall have the respective meaning given to that term in Schedule I or in the provision of this Subordination Agreement referenced in Schedule I.

       (b)  Headings. Headings in this Subordination Agreement are for convenience of reference only and are not part of the substance hereof.

       (c)  Plural Terms. All terms defined in this Subordination Agreement in the singular form shall have comparable meanings when used in the plural form and vice versa.

       (d)  Other Interpretive Provisions. References in this Subordination Agreement to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “include” and “including” and words of similar import when used in this Subordination Agreement shall not be construed to be limiting or exclusive.

Section 2.                                      Subordination.

      (a) Priorities. Senior Creditors and Subordinated Creditor hereby agree that, subject to the provisions of paragraph 10(j) below, the Subordinated Debt and any Subordinated Debt Payment (either upon an “event of default” under the Subordinated Debt Instrument, or in connection with a pre-payment) are and shall be subordinate to the Senior Debt and all required payments therein, to the extent and in the manner set forth herein, notwithstanding any applicable law to the contrary and notwithstanding anything to the contrary contained in the Senior Loan Agreement, the Subordinated Debt Instrument or any other agreement to the contrary. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Subordination Agreement. Except as herein explicitly set forth, nothing herein shall abridge or restrict any rights which Subordinated Creditor has or may have against Debtor under the Subordinated Debt Instrument, the Investment Unit dated October 1, 2010, or any other agreement or instrument executed by Subordinated Debtor and Debtor with respect to the Subordination Debt.

      (b) Restricted Actions. Except as otherwise expressly provided in Section 3, until all Senior Debt is indefeasibly paid in full in cash, (i) Debtor will not make, permit or cause and Subordinated Creditor will not accept, permit or cause any Subordinated Debt Payment; (ii) Subordinated Creditor will not demand payment on, accelerate the maturity of, or bring any action for the payment of the Subordinated Debt; institute or join with others in instituting any Debtor Relief Proceeding against Debtor; interfere with Senior Creditors’ Lien on the Collateral or take any other action to collect the Subordinated Debt or enforce its rights in connection therewith (provided that Subordinated Creditor may file a proof of claim in connection with a Debtor Relief Proceeding); and (iii) none of Debtor nor Subordinated Creditor will take any other action prejudicial to or inconsistent with the priorities and other rights granted to Senior Creditors hereunder.  Nothing herein set forth shall alter or restrict the rights of Subordinated Creditor to declare that a default has occurred as defined within or as permitted under the Subordinated Debt Instrument (a "Subordinated Debt Default). In the event of a Subordinated Debt Default that Debtor does not cure within the time periods allowed under the Subordinated Debt Instrument, Subordinated Creditor shall notify the Senior Creditors but shall not take further  action the Debtor.

     (c) Turnover. Except for payments permitted to be made to Subordinated Creditor pursuant to Section 3 hereof, if any cash, cash equivalents, securities or other property should be received by Subordinated Creditor (or by any other Person for the benefit of Subordinated Creditor) as Subordinated Debt Payments, Subordinated Creditor shall immediately deliver (or cause to be delivered) the same to Senior Creditors in the form in which received, together with any endorsement, assignment or other writings necessary for Senior Creditors to realize the value thereof and to apply to the Senior Debt. Until such cash, cash equivalents, securities and other property received by Subordinated Creditor are so delivered to Senior Creditors (except for payments permitted to be made to Subordinated Creditor pursuant to Section 3 hereof), the same shall be held by Subordinated Creditor in trust for the benefit of Senior Creditors and shall not be co-mingled with any other property of Subordinated Creditor.

(d) Acknowledgement of Purchase Rights of Subordinated Creditor. The Debtor and Senior Creditors hereby agree and acknowledge that notwithstanding any provision of this Agreement, nothing set forth herein shall alter or otherwise restrict any rights which the Subordinated Creditor has to acquire securities of the Debtor under the Investment Unit dated October 1, 2010, in accordance with the terms and conditions of that agreement and any related amendments, including any warrant, option or other instrument issued in connection therewith.

(e) Obligations of Debtor Unconditional. Subject to Sections 3 and 5(v), nothing contained in this Subordination Agreement is intended to or shall impair, as between Debtor and Subordinated Creditor, the obligation of Debtor to pay the Subordinated Debt as and when due and payable in accordance with its terms, or is intended or shall affect the relative rights of Subordinated Creditor and creditors of Debtor other than Senior Creditors.

(f) Filing Proof of Claim. Should Debtor become a party to any Debtor Relief Proceeding, then in connection therewith Senior Creditors shall have the right to (i) file on behalf of Subordinated Creditor all claims or proofs of debt in respect of the Subordinated Debt in the form required (provided, however, that if Subordinated Creditor files a claim or proof of claim prior to ten (10) business days before the expiration of the time, as provided by applicable statute, to file such claims or proofs of claim, then Subordinated Creditor shall have the right to file such claims and proofs of claim); (ii) demand, sue for, collect or receive the payments and distributions in respect of any Subordinated Debt (provided, however, that if Subordinated Creditor takes any such action no later than ten (10) business days after Senior Creditors make a written request (which may or may not be through the Collateral Agent), instructing Subordinated Creditor to take such action, then Subordinated Creditor shall have the right to take any such actions); and (iii) file and prove all claims therefor and to take all such other action in the name of Subordinated Creditor or otherwise as Senior Creditors may determine to be necessary or appropriate for the enforcement of the provisions of this Section 2 (provided, however, that if Subordinated Creditor takes any such action no later than ten (10) business days after Senior Creditors make a written request, instructing Subordinated Creditor to take such action, then Subordinated Creditor shall have the right to take any such actions); (iv) vote on behalf of Subordinated Creditor in respect of the Subordinated Debt (provided, however, that if Subordinated Creditor shall vote in respect of its interests in the Subordinated Debt as determined and requested by Senior Creditors prior to ten (10) business days before the expiration of the time to exercise its right to so vote, as provided by applicable statute or by the applicable bankruptcy court, receiver or trustee, then Subordinated Creditor shall have the right to so vote).

(g) Amendments to Subordinated Note Instrument. No provision of the Subordinated Note Instrument shall, without the prior written consent of the Senior Creditors, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) advance the final maturity date of the Subordinated Debt or any other scheduled date for the payment of principal, interest or other sums payable in respect of the Subordinated Debt, (ii) impose on the Debtor rates of interest, prepayment charges, premiums, closing fees or other fees or other amounts that, taken as a whole, are materially greater than the respective amounts thereof in effect immediately prior to such amendment, modification or supplement, or (iii) impose on the Debtor any representations, warranties, covenants, events of default, remedies or other provisions that, taken as a whole, are materially more restrictive or burdensome to the Debtor than the terms and provisions of the Subordinated Debt Instrument as in effect on the date of this Agreement; provided that nothing contained in this Section 2(g) or elsewhere in this Agreement shall be construed to require the consent of the Senior Creditors for (A) any waiver by the Subordinated Creditor of any event of default under the Subordinated Debt Instrument or other term, provision or condition contained in the Subordinated Debt Instrument, (B) any waiver by the Subordinated Creditor of any of the rights and remedies of the Subordinated Creditor thereunder, or (C) any modification of covenants under the Subordinated Debt Instrument by mutual agreement of the Debtor and Subordinated Creditor (including but not limited to the commercialization milestones set forth therein).

(h) Legend. The original Subordinated Debt Instrument, and any other instrument evidencing the Subordinated Debt or any portion thereof, may be inscribed with a legend conspicuously indicating that payment thereon is subordinated to the claims of Senior Creditors pursuant to the terms of this Subordination Agreement, and copies of the Subordinated Debt Instrument will forthwith be delivered to Senior Creditors. Any instrument evidencing any of the Subordinated Debt or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to Senior Creditors on the date of its execution or within five (5) business days thereafter. Notwithstanding the foregoing, Subordinated Creditor may elect in writing to notify the Senior Creditors that Subordinated Creditor has filed this Agreement alongside the Subordinated Debt Instrument and alongside any other transaction documents or instruments related to the Subordinated Debt and in such event, Subordinated Debtor covenants to disclose in writing to any assignee, transferee or successor of Subordinated Debtor of the terms and rights of the Senior Creditors under this Agreement.

Section 3.                      Permitted Actions. Notwithstanding anything to the contrary set forth in the Subordinated Debt Instrument or otherwise Debtor may pay, and Subordinated Creditor may receive, the Entire Subordinated Debt Instrument Balance, upon the earlier of (x) the sale of all or substantially all of the assets of Debtor, or (y) a change in the ownership of more than forty-nine percent (49%) of the issued and outstanding stock of Debtor; provided, however, that, no such amounts may be paid to Subordinated Creditor unless Senior Creditors have been paid in full all of the Senior Debt prior to the payment to Subordinated Creditor of the Entire Subordinated Debt Instrument Balance, or each of the following has occurred:

       (a)  with respect to the event in clauses (x) or (y) of Section 3 above, Senior Creditors have waived in writing its requirement that the Senior Debt be paid in full as a result of the occurrence of any such event;

       (b)  a recapitalization of Debtor has occurred in the amount of not less than the Entire Subordinated Debt Instrument Balance and upon terms satisfactory to Senior Creditors;

       (c)  no Debtor Relief Proceeding or Senior Debt Payment Default shall have commenced and be continuing as of the date of payment of the Entire Subordinated Debt Instrument Balance;

       (d)  no other Senior Debt Default shall have been declared by Senior Creditors in a written notice to Debtor (which Senior Debt Default shall not have been waived in writing) as of the date of payment of the Entire Subordinated Debt Instrument Balance; and

       (e)  ten (10) business days prior to such payment of the Entire Subordinated Debt Instrument Balance, Debtor shall have delivered to Senior Creditors financial statements for Debtor as of the last day of the immediately preceding calendar month, in form and substance satisfactory to Senior Creditors, together with a certification of the Chief Financial Officer of Debtor (which certification shall be true and correct as of the date thereof), confirming each of the matters set forth in clauses (a), (b), (c) and (d) above.

Section 4.Representations and Warranties. Subordinated Creditor represents and warrants to Senior Creditors that (i) the execution, delivery and performance by Subordinated Creditor of this Subordination Agreement are within the power of Subordinated Creditor and have been duly authorized by all necessary actions on the part of Subordinated Creditor; (ii) this Subordination Agreement has been duly executed and delivered by Subordinated Creditor and constitutes a legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms; (iii) the execution, delivery and performance of this Subordination Agreement do not violate any Requirement of Law; (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including the shareholders of any Person) is required in connection with the execution, delivery and performance of this Subordination Agreement by Subordinated Creditor, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (v) the Subordinated Debt is owned by Subordinated Creditor, free and clear of any Liens, other than inchoate statutory Liens arising under law and not in respect of overdue monetary obligations; (vi) the copy of the Subordinated Debt Instrument attached hereto as Exhibit A is a true and complete copy thereof, and the Subordinated Debt Instrument has not been further amended or supplemented; and (vii) no other Debt for borrowed money is payable by Debtor to Subordinated Creditor, with the exception of the Debt evidenced by the Subordinated Debt Instrument.

Section 5.Covenants of Subordinated Creditor. Notwithstanding anything to the contrary herein, in the Subordinated Debt Instrument or in any other agreement, until the Senior Debt is indefeasibly paid in full in cash, Subordinated Creditor hereby agrees (i) to perform all acts that may be reasonably necessary to maintain, preserve and protect its rights in the Subordinated Debt and the value of such rights; (ii) to procure, execute and deliver to Senior Creditors all endorsements, assignments and other writings necessary for Senior Creditors to realize the value of any property to which Senior Creditors are entitled hereunder; (iii) not to surrender or lose possession of (other than to Senior Creditors), sell, encumber, assign, grant or permit any Lien in (other than inchoate statutory Liens arising under law and not in respect of overdue monetary obligations) or otherwise transfer to any Person (other than Senior Creditors) any of Subordinated Creditor's rights in the Subordinated Debt or any evidence thereof, provided however that nothing in this Section 5 shall prohibit the transfer or assignment of Subordinated Creditor’s rights in the Subordinated Debt to a successor of the Subordinated Creditor or to another office or entity owned or controlled by the State of Texas; (iv) to provide written notice to Senior Creditors of any Subordinated Debt Default; (v) to not amend or consent to the amendment of the payment provisions of the Subordinated Debt Instrument, provided however that nothing in this Section 5 shall prohibit the Subordinated Creditor from amending or modifying the Subordinated Debt Instrument in accordance with Section 2(g) above; and (vi) that Subordinated Creditor shall not claim any Lien upon any property or assets of Debtor as security for the Subordinated Debt.

Section 6.Authorized Actions. Subordinated Creditor authorizes Senior Creditors and/or the Collateral Agent, in their discretion, with prior written notice to Subordinated Creditor, irrespective of any change (including any change in the financial condition of Debtor, Subordinated Creditor, any guarantor or any other Person) or of any other event or circumstance, and without affecting or impairing in any way the obligations of Subordinated Creditor or the rights of Senior Creditors hereunder, from time to time to (a) compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, the Senior Debt or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold Collateral or other security for the payment or performance of the Senior Debt and exchange, enforce, waive or release any such Collateral or other security; (c) apply such Collateral or other security and direct the order or manner of sale thereof; (d) purchase such Collateral or other security at public or private sale; (e) otherwise exercise any right or remedy it may have against Debtor, any guarantor, any other Person or any Collateral or other security, including the right to foreclose upon any Collateral by judicial or non-judicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Senior Debt; or (g) assign any or all of the Senior Debt, this Subordination Agreement, or any related documents, instruments or agreements in whole or in part.

Section 7.                      Waiver. No right of Senior Creditors to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by Senior Creditors or by any non-compliance by Debtor with the terms and provisions and covenants herein regardless of any knowledge thereof Senior Creditors may have or otherwise be charged. Senior Creditors shall not be prejudiced in their right to enforce the subordination and other terms and conditions of the Subordinated Debt, by any act or failure to act by Debtor or anyone in custody of its assets or property. Without limiting the generality of the foregoing sentence of this Section 7, Subordinated Creditor waives (a) any right to require Senior Creditors to (i) proceed against Debtor, any guarantor or any other Person, (ii) proceed against or exhaust any Collateral or other security, or (iii) pursue any other remedy in Senior Creditors’ power whatsoever; (b) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Subordinated Creditor against Debtor, any guarantor, any other Person or any Collateral or other security, whether resulting from an election by the Senior Creditors to foreclose upon Collateral by non-judicial sale, or otherwise; (c) any setoff or counterclaim of Debtor or any defense which results from any disability or other defense of Debtor or the cessation or stay of enforcement from any cause whatsoever of the liability of Debtor; (d) any right of subrogation, reimbursement or contribution, and right to enforce any remedy which Senior Creditors now have or may hereafter have against Debtor or any other Person, and any benefit of, and any right to participate in, any Collateral or other security now or hereafter received by Senior Creditors; (e) all presentments, demands for performance, notices of nonperformance, protests, notice of dishonor, and notices of acceptance of this Subordination Agreement. Subordinated Creditor has the ability, and assumes the responsibility for keeping informed of the financial condition of Debtor and of other circumstances affecting such nonpayment and nonperformance risks.

Section 8.                      [Intentionally Omitted].

Section 9.                      Default. If any representation or warranty in this Subordination Agreement or in any instrument evidencing or securing the Senior Debt proves to have been false when made, or, in the event of a breach by Debtor or Subordinated Creditor in the performance of any of the terms of this Subordination Agreement or any instrument or agreement evidencing or securing the Senior Debt, all of the Senior Debt shall, at the option of Senior Creditors, become immediately due and payable without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed. At any time Subordinated Creditor fails to comply with any provision of this Subordination Agreement that is applicable to Subordinated Creditor, Senior Creditors may secure and obtain specific performance of this Subordination Agreement, whether or not Debtor has complied with this Subordination Agreement, and may exercise any other remedy available at law or equity.

Section 10.                                Miscellaneous.

(a)                Notices. Except as otherwise set forth herein, all notices, requests and demands required or permitted to be made hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by express courier or delivery service (provided the same shall provide dated evidence of delivery), or by facsimile, if followed by an original sent by certified mail, registered mail, express courier or delivery service, shall be deemed given or made five (5) business days after mailing if sent by mail, one (1) business day after consignment to an express courier or delivery service, and upon sending thereof if sent by facsimile as provided above, and shall be directed as follows:

If to Subordinated Creditor:

Office of the Governor
Attn: Emerging Technology Fund
P.O. Box 12878
Austin, Texas 78711-2878
E-mail:  ETF.Compliance@governor.state.tx.us

With copy to

Office of the Governor
Attn: General Counsel Division
Emerging Technology Fund
P.O. Box 12878
Austin, Texas 78711-2878

If to Debtor:

Ideal Power Converters, Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
Tel: 512-264-1542

If to Senior Creditors:

To the addresses specified on the signature pages hereto.

With a copy (not constituting notice) to:

Law Offices of Aaron A. Grunfeld
1100 Glendon Ave., Suite 850
Los Angeles, California 90024
Attention: Aaron A. Grunfeld
AGrunfeld@grunfeldlaw.com

or, as to any of the foregoing, at such other address as shall be designated by such party in a written notice to the other party hereto.

       (b)  No waiver. No failure or delay on the part of Senior Creditors  or on the part of the Collateral Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

       (c)  Amendments and Waivers. Except as otherwise expressly provided herein, this Subordination Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the party or parties against which enforcement thereof is sought. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

       (d)  Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Debtor may not assign its rights or delegate its duties hereunder without the prior written consent of Senior Creditors and Subordinated Creditor. Senior Creditors may assign, through the sale of participation interests or otherwise, all or any part of its interest under this Subordination Agreement or any related documents upon notice to Subordinated Creditor and an agreement stating that such assignee or participant shall abide by the terms of this Subordination Agreement. Senior Creditors may disclose this Subordination Agreement and the related documents to any potential assignee or participant.

       (e)          Entire Agreement. This Subordination Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written.

       (f)               Counterparts. This Subordination Agreement may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

       (g)                 Governing Law: Choice of Forum.

             (i)  Texas Law. This Subordination Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and not the law of conflicts of the State of Texas.

            (ii)  Forum. Any legal action or proceeding with respect to this subordination agreement or any other loan document may be brought in the courts within the State of Texas or in any court of the United States within the State of Texas, and by execution and delivery of this Subordination Agreement, Debtor, Subordinated Creditor and Senior Creditors’ consent, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of Debtor, Subordinated Creditor and Senior Creditors irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this subordination agreement or any document related hereto. Debtor and Subordinated Creditor hereby waive personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such person at its address set forth in Section 10(a) and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails. Nothing contained herein shall affect the right of Senior Creditors to serve legal process by any other manner permitted by law.

       (h)                 Further Assurances.  From and after the date hereof, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

(i)                 No Waiver of Sovereign Immunity of the State of Texas.  Nothing in this Agreement shall be construed as waiving any rights of or to Sovereign Immunity inuring to the Subordinated Creditor under the laws of the State of Texas.

(j)      Term of Subordination. Notwithstanding anything else herein set forth, this Subordination Agreement shall terminate upon the earlier of (i) payment of the Senior Loans or (ii) the automatic conversion of Senior Loans in accordance with the terms of the Senior Loan Agreements, upon completion of Debtor’s initial public offering of securities (“IPO”). Debtor has advised Subordinated Creditor that Debtor will endeavor in good faith to close, but cannot assure that the IPO will be completed by or about to August 30, 2013.

[The Remaining Portion of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed as of the day and year first above written.

DEBTOR:                                                IDEAL POWER CONVERTERS, INC.
By: /s/ Christopher Cobb
Name: Christopher Cobb
Title: Chief Executive Officer

SUBORDINATED
CREDITOR:	THE OFFICE OF THE GOVERNOR ECONOMICDEVELOPMENT AND TOURISM

By: /s/ Jeffrey A. Boud
Name:
Title:

COLLATERAL AGENT:                                                           [___________________], a [California ___________]

  By: /s/ Anthony DiGiandomenico

Name: Anthony DiGiandomenico

Title: _____________________________________

SENIOR CREDITORS:

_________________________________ (Print Name of Subscriber)	__________________________________ (Name of Co-Subscriber, if applicable)

__________________________________ (Signature)	__________________________________ (Signature)

Name:	Name:_____________________________
Title:______________________________	Title: ______________________________

Mailing Address:	Telephone No.:_____________________
__________________________________	Facsimile No:______________________
__________________________________	Email Address:_____________________
__________________________________
(City, State and Zip)

SCHEDULE I

Definitions

“Collateral” shall mean any assets of any Debtor or any other Person which is subject to a Lien in favor of Senior Creditors.

“Collateral Agent” shall have the meaning set forth in the Preamble.

“Debt” shall mean, with respect to any Person, all loans, advances and indebtedness for borrowed money, howsoever arising, owed by such Person of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all principal, interest, fees, taxes, charges, expenses (including attorneys' fees) and other amounts payable in connection therewith, and all obligations and liabilities under guaranties.

“Debtor” shall have the meaning given to that term in the introductory paragraph hereof.

“Debtor Relief Proceeding” shall mean any suit, action, case or other proceeding commenced by, against or for Debtor or its property seeking the dissolution, liquidation, reorganization or other relief of Debtor or its Debt under any state, federal or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official for Debtor or its property or any general assignment by Debtor for the benefit of its creditors.

“Entire Subordinated Debt Instrument Balance” shall mean the entire principal amount then payable under the Subordinated Debt Instrument (not to exceed One Million dollars ($1,000,000)), plus interest accrued pursuant to the Investment Unit Agreement.

“Fiscal Quarter” means each three-month period ending on March 31, June 30, September 30, and December 31 during any Fiscal Year.

“Fiscal Year” means, with respect to Debtor, Debtor's fiscal year for financial accounting purposes. Debtor’s Fiscal Year ends on December 31.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and, including, without limitation, a security interest, pledge or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Person” shall mean any natural person, corporation, partnership, firm, association, governmental authority or any other entity whether acting in an individual, fiduciary, or other capacity.

“Requirements of Law” shall mean, with respect to any Person, the articles or certificate of incorporation, bylaws, partnership agreement, trust agreement, operating agreement or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or a final and binding determination, order, judgment or decree of any arbitrator, court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Senior Creditors” shall have the meaning given to such term in the introductory paragraph hereof.

“Senior Debt” shall mean (i) all Debt now or hereafter existing or owed by Debtor to Senior Creditors pursuant to the Senior Loan Agreements with a principal amount up to the Maximum Principal Amount, any Senior Loan Document or any instruments or other documents executed by Debtor with or in favor of Senior Creditors in connection therewith, as such agreements may be amended, supplemented, modified, extended, restated or replaced, and whether for principal, premium, interest (including all interest accruing after the initiation of any Debtor Relief Proceeding, whether or not allowed), fees, expenses, indemnities or otherwise; and (ii) all Debt owed by Debtor to Senior Creditors in connection with any refinancing, refunding, restructuring or replacement of all or any part of the Senior Debt described in clause (i) (including all such Debt arising after the commencement of any Debtor Relief Proceeding).

“Senior Debt Default” shall mean a “Default” or an “Event of Default” under the Senior Loan Agreement.

“Senior Debt Payment Default” shall mean a default in the payment when due of principal or interest under the Senior Loan Documents.

“Senior Loan” shall have the meaning given to such terms in the Recitals hereto.

“Senior Loan Agreement” shall have the meaning given to such term in the Recitals hereto.

“Senior Loan Documents” shall have the meaning given to such term in the Senior Loan Agreement.

“Subordinated Creditors” shall have the meaning given to that term in the introductory paragraph hereof.

“Subordinated Debt” shall mean (i) all Debt now or at any time owed by Debtor to Subordinated Creditor pursuant to the Subordinated Debt Instrument (including all such Debt arising after the commencement of any Debtor Relief Proceeding); and (ii) all Debt owed by Debtor in connection with any permitted refinancing, refunding, restructuring or replacement of all or any part of the Debt described in clause (i) (including all such Debt arising after the commencement of any Debtor Relief Proceeding).

“Subordinated Debt Instrument” shall have the meaning given to that term in the Recitals hereto.

“Subordinated Debt Interest Payment” shall mean any Subordinated Debt Payment in respect of the interest payable in respect of the outstanding principal amount of the Subordinated Debt Instrument.

“Subordinated Debt Payment” shall mean any direct or indirect payment, prepayment, reduction or discharge of any of the Subordinated Debt, whether such payment, prepayment, reduction or discharge is effected by Debtor, any guarantor of Subordinated Debt, any trustee or receiver for the estate or property of any of the foregoing or any other Person through direct payment, redemption, purchase, refinancing, setoff, cancellation, issuance of securities, any action on the Subordinated Debt Instrument, transfer of assets or distribution to creditors in any Debtor Relief Proceeding or otherwise.

“Subordinated Debt Principal Payment” shall mean any Subordinated Debt Payment in respect of the principal amount of no more than One Million dollars ($1,000,000) payable to Subordinated Creditor under the terms of the Subordinated Debt Instrument.

EXHIBIT A

Subordinated Debt Instrument

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

IDEAL POWER INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July [___], 2013, is made and entered into by and between Ideal Power Inc., a Delaware corporation with headquarters located at5004 Bee Creek Road, Suite 600 Spicewood, Texas 78669 (the “Company”), and each of the purchasers set forth on the signature pages hereto (the “Purchasers”).

WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchasers:  (i) Senior Secured Convertible Promissory Notes for an aggregate purchase price of $750,000 which, together with the Senior Secured Convertible Promissory Notes issued by the Company on August 31, 2012 for an aggregate purchase price of $750,000 and the Senior Secured Convertible Promissory Notes issued by the Company on November 21, 2012 for an aggregate purchase price of $3,250,000, shall be referred to in this Agreement as the “Notes”, and (ii) warrants to purchase shares of the Company’s common stock, $0.001 par value ( the “Common Stock”) of the Company (the “Warrants”); and

WHEREAS, in order to induce the Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.           Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings.  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

(a)           “Business Day” means any day other than Saturday, Sunday or a federal holiday.

(b)           “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(c)           “Effectiveness Deadline” means (i) with respect to any Registration Statement required to be filed pursuant to Section 2(a), 90 days after the Filing Deadline for such initial Registration Statement, and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 90th calendar day following the date on which the Company was required to file such additional Registration Statement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(d)           “Filing Deadline” means (i) with respect to any Registration Statement required to be filed pursuant to Section 2(a), within 60 days after receipt of a written request from the Required Holders pursuant to Section 2(a), and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

(e)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(f)           “Purchasers” means the Purchasers and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(g)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the U.S. Securities and Exchange Commission (the “SEC”); provided, however, if the Required Holders in good faith determine that under applicable SEC interpretations, rules or policies a Rule 415 registration would not, in light of the circumstances of the Company or the proposed offering, permit the resale of all of the Registrable Securities immediately after effectiveness, or material limitations would be imposed on any such resale, then the registration shall be on Form S-1 or such other form that permits the maximum ability of holders of Registrable Securities to effectuate an unrestricted resale of such securities.

(h)           “Registrable Securities” means (i) the Common Stock into which the Principal Amount, together with any accrued interest and any other amounts payable under the Notes may be converted and (ii) the shares of Common Stock issuable upon exercise or otherwise pursuant to the Warrants (without regard to any limitations on exercise set forth therein) (the “Warrant Shares”), and (iii) any shares of capital stock issued or issuable in exchange for or otherwise with respect to the foregoing.

(i)           “Registration Statement” means a registration statement of the Company under the Securities Act which the Company may or is obligated to file hereunder.

(j)           “Required Holders” means the holders of at least a majority of the Registrable Securities (excluding any Registrable Securities held by the Company or any of its subsidiaries) holding Notes with an aggregate minimum Principal Amount of $3 million.

(k)           “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration.

(l)           “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(m)           “SEC” means the United States Securities and Exchange Commission or any successor thereto.

2.           Registration.

(a)           Mandatory Registration.  Subject to the terms and conditions, and in accordance with the provisions of Section 3 and Section 4 hereof, at any time after the Closing Date through July ___, 2014, if the Company shall receive a written request from the Required Holders that the Company file a registration statement under the Securities Act covering the registration of at least 25% of the Registrable Securities then outstanding, then the Company shall, within 30 days of the receipt thereof, give written notice of such request to the remaining Purchasers, and subject to the limitations of this Section 2, prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 covering the resale of all of such Registrable Securities.  Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Required Holders) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit 1.  The Company shall use reasonable best efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b)           Piggy-Back Registrations.  Subject to the terms and conditions, and in accordance with the provisions of Section 4 hereof, in the event that all Registrable Securities are not registered for resale, should the Company at any time prior to the expiration of the Registration Period (as hereinafter defined), determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide employee benefit plans), the Company shall send to each Purchaser who is entitled to registration rights under this Section 2(b) written notice of such determination and, if within 20 days after the effective date of such notice (as provided for in Section 11(b) hereof), such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered.  Notwithstanding any other provision of this Agreement, the Company may withdraw any registration statement referred to in this Section 2(b) without incurring any liability to the Purchasers.

(c)           Offering. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Purchasers participating therein (or as otherwise may be acceptable to each Purchaser) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Purchasers until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid.  In making such reduction, the Company shall reduce the number of shares to be included by all Purchasers on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Purchaser) unless the inclusion of shares by a particular Purchaser or a particular set of Purchasers are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Purchaser or set of Purchasers shall be the only shares subject to reduction (and if by a set of Purchasers on a pro rata basis by such Purchasers or on such other basis as would result in the exclusion of the least number of shares by all such Purchasers); provided, that, with respect to such pro rata portion allocated to any Purchaser, such Purchaser may elect the allocation of such pro rata portion among the Registrable Securities of such Purchaser.  In addition, in the event that the Staff or the SEC requires any Purchaser seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an ”underwriter” in order to permit such Registration Statement to become effective, and such Purchaser does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Purchaser, until such time as the Staff or the SEC does not require such identification or until such Purchaser accepts such identification and the manner thereof.

(d)           Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC.  In the event that a Purchaser sells or otherwise transfers any of such Purchaser’s Registrable Securities, each transferee or assignee (as the case may be) that becomes an Purchaser shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Purchasers, pro rata based on the number of Registrable Securities then held by such Purchasers which are covered by such Registration Statement.

(e)           No Inclusion of Other Securities.  With the exception of any Registrable Securities that result from the offerings of senior secured convertible promissory notes together with warrants that the Company closed on August 31, 2012 and November 21, 2012, in no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.  Until July ____, 2014, the Company shall not enter into any agreement providing any registration rights to any of its security holders without the consent of the Required Holders.

(f)           Termination.  All registration rights under this Section 2 shall terminate and be of no further force and effect upon repayment of the Notes (with respect to each Note); provided, however, that if the Warrant Shares are not registered prior to the termination of the registration rights, then the Purchaser will have the right to require the Company to purchase the Warrant in accordance with Section 13 of the Warrant (the “Put Right”).  The Put Right will expire 12 months from the termination of the registration rights in accordance with this Section 2(f).

(g)           Late Fees. If for any reason the Company does not file a registration statement by the Filing Deadline (“Filing Default”) or if for any reason it is unable to have that registration statement declared effective by the SEC as of the Effectiveness Deadline (“Effectiveness Default”), then the Company shall pay promptly an amount that is determined by (A) multiplying (i) the amount of the Offering, by (ii) 0.03, and then (iii) dividing by 30, followed by (B) multiplying the result by the number of elapsed days needed to cure the Filing Default or the Effectiveness Default. By way of example if the Company cured the Filing Default or the Effectiveness Default 10 days after the Filing Deadline or 10 days after the Effectiveness Deadline, then it would be required to pay the Purchasers as a group an aggregate of $5,000, according to their respective interests, no later than the earlier of (x) 10 business days after cure of the Filing Default or of the Effectiveness Default, or (ii) 10 business days after the month in which the Filing Default or the Effectiveness Default has occurred.

3.           Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

(a)           On or prior to the Filing Deadline the Company will use reasonable best efforts to become a publicly traded and publicly reporting company under both the Securities Act and the Securities Exchange Act of 1934 and will use reasonable best efforts to file a Registration Statement with the Securities and Exchange Commission (“SEC”) on Form S-1 covering the registration of Common Stock of the Company, including the Registrable Securities, on or prior to the Filing Deadline and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable after such filing (but in no event later than the Effectiveness Date), and the Company shall take all such other actions associated with being a publicly traded company, including filing an application for listing the Common Stock on the NASDAQ Capital Market or such other exchange as agreed to by the Company and the underwriter.  Subject to Allowable Grace Periods, upon effectiveness, the Company shall use its reasonable best efforts to keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of:  (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Purchasers reasonably acceptable to the Company) may be immediately sold to the public by non-affiliates without registration or restriction (including, without limitation, as to volume by each holder thereof) under the Securities Act (the “Registration Period”).  Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities. The Company shall submit to the SEC, within one Business Day after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the consent of Legal Counsel is obtained pursuant to Section 3(c) (which consent shall be immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

(b)           The Company shall use reasonable best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statements and the prospectus used in connection with the Registration Statements, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule).

(c)           If requested by a Purchaser, the Company shall furnish to each Purchaser whose Registrable Securities are included in a Registration Statement promptly (but in no event more than two business days) after the Registration Statement is declared effective by the SEC, such number of copies of a final prospectus and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.  The Company will promptly notify each Purchaser of the effectiveness of each Registration Statement or any post-effective amendment.  The Company will, as promptly as reasonably practical, respond to any and all comments received from the SEC (which comments relating to such Registration Statement that pertain to the Purchasers as “Selling Shareholders” shall promptly be made available to the Purchasers upon request; provided that, the Company shall not be obligated to make available any comments that would result in the disclosure to the Purchasers of material and non-public information concerning the Company or that contain information for which the Company has sought confidential treatment), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and, if required by law, shall promptly file with the SEC a final prospectus as soon as practicable following receipt by the Company from the SEC of an order declaring the Registration Statement effective.

(d)           The Company shall use reasonable best efforts to:  (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Purchasers who hold a majority-in-interest of the Registrable Securities being offered reasonably request (not to exceed 10 states), (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to:  (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

(e)           The Company shall promptly notify each Purchaser (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective, and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto.

(f)           The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(g)           The sections of such Registration Statement covering information with respect to the Purchasers, the Purchaser’s beneficial ownership of securities of the Company or the Purchasers intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Purchasers.

(h)           In connection with an underwritten offering only, at the request of the Required Holders, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter for sale in connection with any Registration Statement:  (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Purchasers and (ii) a letter, dated such date, from the Company’s independent registered public accounting firm in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Purchasers.

(i)           The Company shall take all reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the NASDAQ Capital Market (or equivalent reasonably acceptable to the Required Holders) or listed on a national exchange.

(j)           The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

(k)           The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)           The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(m)           The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(n)           Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(n)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, upon the advice of counsel to the Company, otherwise required (a “Grace Period”), provided that the Company shall promptly notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of the Purchasers) and the date on which such Grace Period will begin and end.

4.           Underwriting Requirements.  In connection with any Registration Statement involving an underwritten offering of shares of the Company’s Common Stock, the Company shall not be required to include any of the Purchasers’ Registrable Securities in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriter in its sole discretion determines will not jeopardize the success of the offering by the Company.  If the total number of Registrable Securities to be included in such offering (the “Requested Securities”) exceeds the number of securities to be sold (other than by the Company) that the underwriter in its reasonable discretion determines is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Requested Securities which the underwriter, in its sole discretion, determines will not jeopardize the success of the offering.  If the underwriter determines that less than all of the Requested Securities requested to be registered can be included in such offering, then the securities to be registered that are included in such offering shall be allocated among the holders of the Registrable Securities (the “Holders”) in proportion (as nearly as practicable to) the number of Requested Securities owned by each Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 10 shares.  For purposes of the provision in this Section 4 concerning apportionment, for any Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate number of Requested Securities owned by all persons included in such “Holder,” as defined in this sentence.  The Purchasers understand that the underwriter may determine that none of the Registrable Securities can be included in the offering.

5.           Obligations of the Purchasers. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

(a)           It shall be a condition precedent to the obligations of the Company to include any Purchaser’s Registrable Securities in any Registration Statement that such Purchaser shall timely furnish to the Company such information regarding itself, the Registrable Securities held by it, the intended method of disposition of the Registrable Securities held by it and any other information as shall be reasonably required to effect the registration of such Registrable Securities and shall provide such information and execute such documents in connection with such registration as the Company may reasonably request.  At least three business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

(b)           Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from the Registration Statements.

(c)           In the event that Purchasers holding a majority-in-interest of the Registrable Securities being registered determine to engage the services of an underwriter, each Purchaser agrees to enter into and perform such Purchaser’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

(d)           Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of which the Company has knowledge as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or of the issuance of a stop order or other suspension of effectiveness of any Registration Statement, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(e)           No Purchaser may participate in any underwritten registration hereunder unless such Purchaser:  (i) agrees to sell such Purchaser’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 6 below.

(f)           Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with the offer and sale of Registrable Securities pursuant to any Registration Statement.

6.           Expenses of Registration.  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of legal counsel to the underwriter (if any) shall be borne by the Company.

7.           Indemnification.

(a)           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser and each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Indemnified Person”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 7(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to a particular Purchaser to the extent such Claim is based on a failure of such Purchaser to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

(b)           In connection with any Registration Statement in which an Purchaser is participating, such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 7(c) and the below provisos in this Section 7(b), such Purchaser will reimburse promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed, provided further that such Purchaser shall be liable under this Section 7(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Purchaser as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

(c)           Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 7 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party and the indemnifying party, and such Indemnified Person or such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one separate legal counsel for such Indemnified Person or Indemnified Party). The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d)           No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e)           The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

8.           Amendment of Registration Rights.  The terms and provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Purchaser and the Company; provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of Registrable Securities or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

9.           Miscellaneous.

(a)           A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)           Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service)or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

If to the Company: Ideal Power Inc. 5004 Bee Creek Road, Suite 600 Spicewood, Texas 78669 Attention: Chief Executive Officer Telephone: (512) 264-1542 Facsimile No.: (512) 264-1546

If to a Purchaser: To the address set forth on the signature page of this Agreement.

With a copy (not constituting notice) to:

MDB Capital Group, LLC
401 Wilshire Blvd., Suite 1020
Santa Monica, CA 90401
Attention: Anthony DiGiandomenico
Telephone: (310) 526-5015
Facsimile No.: (310) 536-5020

Each party shall provide notice to the other party of any change in address.

(c)                 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)                 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(e)                 In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f)      This Agreement and the other Transaction Documents (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement and the other Transaction Documents (including all schedules and exhibits thereto) supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g)                 This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto or their respective permitted successors and assigns.

(h)                 The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(i)      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or electronic mail delivery of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j)      Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                 Except as otherwise provided herein, all consents and other determinations to be made by the Purchasers pursuant to this Agreement shall be made by the Required Holders.

(l)      The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)                 The obligations of each Purchaser under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first above written.

IDEAL POWER INC.

By:
Name Paul Bundschuh
Title Chief Executive Officer

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Registration Rights Agreement
Purchaser Counterpart Signature Page

The undersigned, desiring to: enter into this Registration Rights Agreement dated as of July __, 2013 (the “Agreement”), between the undersigned, Ideal Power Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of July ___, 2013.

PURCHASER:
Name and Address, Fax No. and Social Security No./EIN of Purchaser:

______________________________________

______________________________________

______________________________________

______________________________________

Fax No.: _______________________________
Soc. Sec. No./EIN: _______________________

If a partnership, corporation, trust or other business entity:
By: ___________________________________
Name:
Title:
If an individual: _____________________________________
Signature

EXHIBIT 1

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling shareholders are those issuable to the selling shareholders upon conversion of the senior secured convertible promissory notes and the exercise of the warrants.  For additional information regarding the issuance of the senior secured convertible promissory notes and the warrants, see “Private Placement of Senior Secured Convertible Promissory Notes and Warrants” above.  We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of the senior secured convertible promissory notes and the warrants issued pursuant to the Securities Purchase Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock beneficially held by each of the selling shareholders, based on their respective beneficial ownership of the shares of common stock as of ____________, 2013, assuming conversion of all amounts owed under the senior secured convertible promissory notes and exercise of the warrants held by each such selling shareholder on that date but taking account of any limitations on exercise set forth therein. The third column lists the number of shares of common stock being sold in this offering.  The fourth column lists the shares of common stock that will be beneficially owned by each selling shareholder following this offering.  We have assumed for purposes of preparing this table that each selling shareholder will sell all of the shares of common stock being offered.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock that may be issued in connection with the conversion of all amounts owed under the senior secured convertible promissory notes, in each case determined as if all amounts owed under the senior secured convertible promissory notes were converted and (ii) 100% of the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding warrants were exercised in full.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number Of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of all amounts due under the senior secured convertible promissory notes and the exercise of the warrants to permit the resale of these shares of common stock by the holders of these securities from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	agreements between broker-dealers and the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[______] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT H

FORM OF LEGAL OPINION

1.      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company has no direct or indirect subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2.      The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.  The Transaction Documents, and the issuance of the Notes and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been (a) duly approved by the Board of Directors of the Company, and (b) the Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non-assessable.

3.      The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of the Articles of Incorporation or bylaws of the Company; or (b) to our knowledge, violate any judgment, decree, order or award of any court binding upon the Company.

4.      The Transaction Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5.      The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the laws of any state or other jurisdiction, and, subject to the accuracy of the Purchasers’ representations and warranties contained in Section 5 of each such Purchasers’ Securities Purchase Agreements, will be issued pursuant to a valid exemption from the registration requirements of the Act.

6.      The Purchasers have been granted valid security interests in the Collateral pursuant to the Security Agreement, enforceable against the Company in accordance with the respective terms and provisions of the Security Agreement, and to the extent such security interest may be perfected under the Uniform Commercial Code by the filing of financing statements, then upon the due and timely filing of Uniform Commercial Code financing statements respecting the Company, with the Secretary of State of the State of Delaware, those security interests will be perfected in such Collateral to the extent described in those statements and the Security Agreement.

7.      The Subordination Agreement is a valid and binding obligation of the Company and of TETF and enforceable against TETF in accordance with its respective terms and provisions.

IDEAL POWER INC.

Schedules to the
Securities Purchase Agreement

Dated July __, 2013

The following disclosures are intended only to list those items required to be listed in the Sections of the Agreement corresponding to the number of the schedule, and to qualify and limit the representations, warranties and covenants made by IDEAL POWER INC., a Delaware corporation (the “Company”), in the Securities Purchase Agreement dated ___________, 2013 (the “Agreement”) between the Company and the Purchasers listed thereto.  Unless otherwise noted herein, any capitalized term in the following schedules (the “Schedules”) shall have the same meaning assigned to such term in the Agreement.

Ideal Power Inc.

DISCLOSURE SCHEDULES

July __, 2013

These Disclosure Schedules are provided in connection with the representations and warranties in Section 4 of the Securities Purchase Agreement dated July ___, 2013 (the “Agreement”) by and between Ideal Power Inc., a Delaware corporation (the “Company”), and the Purchasers named therein.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Nothing contained herein is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant on the part of the Company.  Inclusion of any item in these Disclosure Schedules (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, except to the extent that the representation or warranty in the Agreement to which such item relates includes a representation or warranty as to materiality; (b) does not represent a determination that such item did not arise in the ordinary course of business, except to the extent that the representation or warranty in the Agreement to which such item relates includes a representation or warranty as to the ordinary course of business; and (c) shall not constitute, or be deemed to be, an admission to any party other than the Purchasers concerning such item.

All references to “Section” or “subsection” refer to a Section or subsection in the Agreement, unless the context otherwise requires.  The headings in these Schedules are for convenience of reference only and shall not affect the disclosures contained herein.  The disclosures in any section or subsection of these Disclosure Schedules shall qualify other sections and subsections in these Disclosure Schedules only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.  As used in these Disclosure Schedules, “Company” means Ideal Power Inc. only.

These Disclosure Schedules includes descriptions of certain of the Company’s agreements or instruments.  The descriptions are qualified in their entirety by reference to the detailed terms of the applicable agreement or instrument, provided that each agreement or instrument described herein was previously delivered or made available to a counsel for the Purchasers.

All of the capitalization, share and per share information in this Disclosure Schedule gives effect to the Reclassification and the Stock Split provided for in the Amended and Restated Certificate of Formation of the Company (the “Restated Certificate”).

Schedule 4(b)(i)   Capitalization

Outstanding Common Shareholders

Shareholder	shares of common
William C Alexander	1,160,250
Hamo Hacopian	625,000
Dr. David Breed	312,500
Cindy D. Breed	312,500
Charles De Tarr	281,925
Battery Ventures VIII, L.P.	122,175
John Bundschuh	108,550
Paul Bundschuh	106,620
Mark Baum	105,000
Dynamic Manufacturing Solutions LLC	96,150
Mike Barron	42,160
Herman and Ann Breed	40,000
Christopher Cobb	33,557
John P. Bundschuh	27,469
Paul Rousch	27,195
Salim A. and Rita S. Momin	25,000
Thomas Ryan (was 25,000)	24,000
Joel Sher	18,815
Andrew Boll	15,000
Peter W. Bundschuh	14,675
William D. Bundschuh	14,675
Mercom Capital LLC	11,289
Total	3,524,505

Note: Three independent directors, have earned shares to be issued.  The number of shares to be issued as of March 31, 2013 was 29,680 and as of June 30, 2013, the number of shares to be issued was 59,932.

Outstanding Preferred Shareholders
Shareholder	shares of Preferred Stock (as of March 31, 2013)
None	0

Schedule 4(b)(ii)                                           Outstanding options, warrants

1.	The Company has issued the following warrants, copies of which have been made available to counsel for the Purchasers:

a.
Common Stock Warrant, dated November 3, 2008, granting Entrepreneurs Foundation of Central Texas the right to purchase 85,950 shares of Common Stock of the Company at an exercise price of $0.0004 per share.

b.
Right to Purchase Shares pursuant to that Investment Unit issued by Ideal Power Converters, Inc. to the Office of the Governor Economic Development and Tourism, dated October 1, 2010, which provides for the issuance of shares of the Company’s Common Stock or shares of the same class of capital stock or series of preferred stock as shall be issued in the First Qualifying Financing Transaction (defined therein).

2.	The following agreements, copies of which have been made available to counsel for the Purchasers, provide for issuance of Common Stock:

a.	In connection with an offer for full employment, Mike Barron is eligible to be granted a stock option with a 2 year vesting period for 9,407 shares with a strike price of $2.65754.

b.
Services Agreement, by and between Dynamic Manufacturing Solutions, LLC and Ideal Power Converters, Inc., dated January 15, 2010, which provided that Dynamic Manufacturing Solutions, LLC would receive $65 per hour, to be paid through issuances of Common Stock of Company.  According to the Services Agreement, each share of Common Stock of the Company was valued at $31.20 (prior to the stock split), based on a valuation of approximately $4,000,000 and 128,196 issued and optioned shares.  All shares issued pursuant to this agreement shall give effect to the Reclassification and the Stock Split provided in the Restated Certificate.  Compensation to Dynamic Manufacturing in the form of Common Stock of the Company is capped at a number of shares representing 3% of the total outstanding shares of Common Stock of the Company.  As of December 31, 2010, Dynamic Manufacturing Solutions, LLC reached the cap in the contract with 1,846 hrs at the $65/hr rate valued at $120,000 and 96,150 shares were issued (after stock split).  The Company has no outstanding obligations to Dynamic Manufacturing Solutions, LLC under this agreement, except that Dynamic Manufacturing Solutions, LLC, shall be paid an hourly rate of $85 per hour, if the Company fails to provide Dynamic Manufacturing Solutions, LLC with a right of first refusal on certain future manufacturing projects.

The Company has issued the following options, copies of which have been made available to counsel for the Purchasers:

Outstanding Option holders
Option Number	Holder	Date	Number of Shares of Common Stock	Exercise Price
1	Robert Groover	6/15/2007	15,000	$0.04
2	Patrick Holmes	6/15/2007	10,000	$0.04
5	Charles De T arr	1/31/2009	63,675	$0.17
6	Paul Bundschuh	5/12/2009	2,925	$0.34
9	Paul Bundschuh	8/25/2009	3,050	$0.33
12	Robert King	2/23/2010	64,100	$1.25
13-A	Mike Barron	6/30/2010	34,550	$1.25
14	Paul Bundschuh	6/30/2010	28,050	$1.25
15	Donald Haygood	6/30/2010	1,200	$1.25
16	Hamid T oliyat	9/10/2010	48,375	$1.25
17	Mike Barron	9/30/2010	26,350	$1.25
18	Paul Bundschuh	9/30/2010	14,025	$1.25
19	Donald Haygood	9/30/2010	1,200	$1.25
20	Paul Roush	9/30/2010	3,575	$1.25
21	Paul Bundschuh	12/31/2010	14,025	$1.25
22	Donald Haygood	12/31/2010	1,200	$1.25
29	Chris Cobb	5/21/2012	45,155	$2.66
	T otal		376,455

Note 1:

Options for 38,756 issued in 2011 were cancelled due to a technicality.
Although it is not required to, it is expected the board will issue shares from the
2013 Equity Incentive Plan that would offset the cancellation.

Note 2:  2013 Equity Incentive Plan:

On May 17, 2013 the board approved the 2013 Equity Incentive Plan.
On July 5, at the annual shareholders meeting, the shareholders approved the new plan.
The plan has authorized and made available the issuance of options for 1,161,767 shares
The total number of shares available will grow to a maximum of 2,000,000 based on a formula that increases the pool as additional shares are sold or converted from notes.
The board has indicated that it intends to issue options for approximately 850,000 shares

Outstanding Warrant holders

Name - Note holders with warrants prior to 8/31/12	Note Amount	warrant conversion rate	Shares from conversion of notes
Bundschuh, John P	$13,000	$2.65754	4,892
Bundschuh, Paul	$13,000	$2.65754	4,892
Bundschuh, Peter W	$13,000	$2.65754	4,892
Bundschuh, William	$13,000	$2.65754	4,892
Charles De Tarr	$150,000	$2.65754	56,443
Chris Cobb	$200,000	$2.65754	75,258
Dr Breed	$25,000	$2.65754	9,407
Joel Sher	$15,000	$2.65754	5,644
John Mike Barron	$26,575	$2.65754	10,000
Passel LTD	$100,000	$2.65754	37,629
Mike Barron	$26,575	$2.65754	10,000
Sher's fam ily Trust	$10,000	$2.65754	3,763
R Andrew Webb	$40,000	$2.65754	15,052
Magnus LeVicki	$50,000	$2.65754	18,814
Notes (w/warrants) total -prior to 8/31/12 funding	$695,151		261,578

The notes had 100% warrant coverage, exercisable at $2.65754.

Entrepreneurs Foundation of Central Texas          85,950
sub-total                                                                    347,528

Name - Note holders with warrants issued 8/31/12	Note Amount	warrant coverage 100%	Shares from conversion of notes
Aaron A. Grunfeld	$15,000	15,000	see note
Allen Estrin	$5,000	5,000
Am y En-Mei Wang and Gregory Adam Horw itz JTWROS	$10,000	10,000
Ankur V. Desai	$5,000	5,000
Anthony DiGiandom enico	$25,000	25,000
Benjam in L. Padnos	$50,000	50,000
Equity Tust Com pany Custodian FBO Robert C. Clifford IRA,
6.67%, Undivided Interest	$50,000	50,000
The Handler Revocable Trust	$15,000	15,000
Daniel Landry	$10,000	10,000
Daniel Sanker	$10,000	10,000
David M. Mossberg	$10,000	10,000
Erick Richardson	$50,000	50,000
Greg Suess	$20,000	20,000
Harvey Kesner	$15,000	15,000
Jeffrey S and Margaret M Padnos JTWROS	$50,000	50,000
Jam es P. Tierney	$35,000	35,000
Causew ay Bay Capital, LLC	$50,000	50,000
Christopher and Karen Jennings JTWROS	$25,000	25,000
Bell Fam ily Trust	$100,000	100,000
Michael Joseph Cavalier Jr.	$50,000	50,000
Nim ish Patel	$10,000	10,000
Paul Teske and Rivers Teske JTWROS	$10,000	10,000
Peter A. Appel	$100,000	100,000
Ralph P. Ferrara	$10,000	10,000
Sanford Dean Greenberg	$10,000	10,000
Thom as L. Wallace, Sr.	$10,000	10,000
Notes (w/warrants) total - 8/31/2012 funding	$750,000	$750,000

Warrants are exercisable at $1.46 or at 30% discount to IPO price, whichever is low er
At $1.46 the num ber of shares the warrants could get:		513,699

Name - Note holders with warrants issued 12/21/12	Note Amount	warrant coverage 50%	Shares from conversion of notes
Anthony Di Giandomenico	$25,000.00	$12,500	see warrant
Handler Revocable Trust, Brad Handler TTEE	$50,000.00	$25,000	agreements
Dani el Padnos	$25,000.00	$12,500
Edg r Park	$10,000.00	$5,000
Gary Schuman	$10,000.00	$5,000
Bibicoff Family Trust	$50,000.00	$25,000
Jane Di Gia n	$25,000.00	$12,500
John A. Elway	$100,000.00	$50,000
The John Sta nley Revocabl e Trust UAD 8-4-2006, John Stanley
TTEE	$200,000.00	$100,000
Jonathan J. Padnos	$10,000.00	$5,000
YKA Partners , Ltd.	$50,000.00	$25,000
Causeway Bay Capital , LLC	$100,000.00	$50,000
Bell Family Trust	$100,000.00	$50,000
Series E-1 of the Larren Smitty, LLC	$100,000.00	$50,000
MDB Capital Group LLC	$200,000.00	$100,000
MDB Capital Group LLC	$195,000.00	$97,500
Bennett Living Trus t, Michel Bennett Trustee U/A 3-12-1992	$25,000.00	$12,500
Michael Cavalier	$50,000.00	$25,000
Michael Kelly	$20,000.00	$10,000
Pierce Family Trust DTD 9-13-2000, Mitchel l D. Pierce TTEE	$100,000.00	$50,000
Morrie Tob n	$25,000.00	$12,500
Nicholas Lewin	$100,000.00	$50,000
Peter A. Appel	$1,625,000.00	$812,500
R & A Chade Family Trust, Richa rd Chade TTEE	$25,000.00	$12,500
Xin Liu	$10,000.00	$5,000
Sivan Padnos Caspi	$10,000.00	$5,000
Wiley Pickett	$10,000.00	$5,000
sub-total warrants	$3,250,000	$1,625,000

Warrants excercisable at $1.46 or at 30% discount to IPO price, whichever is lower
At $1.46 the number of shares the warrants could get:	1,113,014

On July 24, 2012, we entered into engagement agreements with MDB Capital Group LLC (“MDB”) (the “Engagement Agreements”).  In exchange for services that were provided and pursuant to the terms of our Engagement Agreements, on November 21, 2012, we issued to MDB a warrant to purchase 477,135 shares of common stock and a warrant to purchase 222,603 shares of common stock.  The warrant to purchase 477,135 shares of common stock expires seven years from the date of issuance.  The warrant for the purchase of 222,603 shares of common stock expires seven years after the issue date, provided, however, if the Company closes an IPO after the fifth anniversary date of the issue date but prior to the expiration date, then the expiration date will be extended for an additional five years following the close of the IPO.  The exercise price of the warrant to purchase 477,135 shares of common stock will be determined as follows: (i) in the event of an IPO that occurs prior to the November 21, 2013, the per-share exercise price will be equal to the lower of 0.70 times the IPO price or $1.46; or (ii) in the event of a Private Equity Financing (as defined in the warrant agreement) that occurs prior to November 21, 2013, the per-share exercise price will be equal to the lower of 0.70 times the Private Equity Financing Price or $1.46; provided, however, that (A) if we undertake first, a Private Equity Financing and secondly, an IPO prior to November 21, 2013 and (B) the Private Equity Financing price is higher than the IPO price, then the per share exercise price will be adjusted to equal the number of shares of common stock and the exercise price calculated in accordance with subsection (i) above; or (iii) if we do not undertake either a Private Equity Financing or an IPO prior to the November 21, 2013, then the exercise price will be $1.46 per share.  The exercise price of the warrant to purchase 222,603 shares of common stock will be determined as follows:  (i) in the event of an IPO that occurs prior to the November 21, 2013, the per-share exercise price will be equal to 125% of the lower of 0.70 times the IPO price or $1.825; or (ii) in the event of a Private Equity Financing (as defined in the warrant agreement) that occurs prior to November 21, 2013, the per-share exercise price will be equal to 125% of the lower 0.70 times the Private Equity Financing Price or $1.825; provided, however, that (A) if we undertake first, a Private Equity Financing and secondly, an IPO prior to November 21, 2013 and (B) the Private Equity Financing price is higher than the IPO price, then the per share exercise price will be adjusted to equal the number of shares of common stock and the exercise price calculated in accordance with subsection (i) above; or (iii) if we do not undertake either a Private Equity Financing or an IPO prior to the November 21, 2013, then the exercise price will be $1.825 per share.

The Company entered into the Texas Emerging Technology Fund (the “ETF”) Award and Security Agreement (the “Agreement”) with the State of Texas (the “State”) on October 1, 2010 subsequently amended on May 20, 2011 and April 16, 2013. Under the Agreement, the Company received an initial award totaling $250,000 during the year ended December 31, 2010 and received an additional award totaling $750,000 during the year ended December 31, 2011 (collectively, the “Promissory Note”). The proceeds from the award must be used to expedite commercialization intended to increase high-quality jobs in Texas through expenditures on working capital or development or acquisition of capital assets used to produce income and in meeting the Company’s goal of introducing a 30KW solar inverter to the market. The Company is also required to meet certain milestones by specific dates, use Texas-based suppliers and establish a substantial percentage of its commercialization and manufacturing activities in Texas. The awards are collateralized by all owned or acquired assets of the Company.  The ETF in a subordination agreement dated August 30, 2012, agreed to subordinate the Promissory note to secured convertible promissory notes to be issued by the Company of up to $5,000,000.  At March 2013, 2013 and December 31, 2012, the Company had secured convertible promissory notes aggregating $4,000,000.

The Promissory Note accrues interest at an annual rate of 8% and could be repaid at the option of the Company after April 1, 2012. The Promissory Note will be cancelled and the debt, including accrued interest, will be forgiven upon the earlier of: 1) October 1, 2020 or 2) the date the ETF receives a return of cash or public securities equal to the proceeds from the Promissory Note plus accrued interest in connection with a qualifying liquidation event, as defined in the agreement. Upon note repayment or forgiveness, the agreement will terminate and the Company will be released from all obligations under the Agreement.

In connection with the Promissory Note, in October 2010 and July 2011, the Company issued warrants to purchase 33,875 and 101,626 shares of the Company’s common stock, respectively.  The fair value of the warrants was determined to be $66,372 and $199,104, respectively, and was recorded as debt discount.

Schedule 4 g IP status

Dkt#	Status	where?	A pp No	Filed	Priority	Pat No?	Issue/est.
IPC-011.P	expired	USpr	6 0/81 1 ,1 9 1	6-Jun-06	6-Jun-06
IPC-011~CN	pending	CN	2 007 8002 9 2 08.4	6-Feb-09	6-Jun-06
IPC-011~EP	pending	EP	7 7 9 59 1 5.3		6-Jun-06
IPC-012	issued	US	1 1 /7 59 ,006	6-Jun-07	6-Jun-06	7,599,196	6-Oct-09
IPC-012A	issued	US	1 2 /4 7 9 ,2 07	5-Jun-09	6-Jun-06	8,300,426	30-Oct-12
IPC-012E	issued	US	1 3 /2 05,2 4 3	8-Aug-11	6-Jun-06	8,400,800	19-Mar-13
IPC-012F	issued	US	1 3 /2 05,2 50	8-Aug-11	6-Jun-06	8,395,910	12-Mar-13
IPC-012G	issued	US	1 3 /2 05,2 6 3	8-Aug-11	6-Jun-06	8,345,452	1-Jan-13
IPC-013	issued	US	1 1 /7 58,9 7 0	6-Jun-07	6-Jun-06	7,778,045	17-Aug-10
IPC-013C	pending	US	1 3 /859 ,2 6 5	9-Apr-13	6-Jun-06
IPC-020~BR	pending	BR	PI1 01 1 551 -0	28-Dec-11	29-Jun-09
IPC-020~CN	pending	CN	2 01 08003 87 04 8	29-Feb-12	29-Jun-09
IPC-020~EP	pending	EP	1 08003 1 0.4	13-Jan-12	29-Jun-09
IPC-020~KR	pending	KR	2 01 2 -7 0007 2 0	10-Jan-12	29-Jun-09
IPC-020A	issued	US	1 3 /2 05,2 1 2	8-Aug-11	29-Jun-09	8,391,033	5-Mar-13
IPC-020B	issued	US	1 3 /54 1 ,9 02	5-Jul-12	29-Jun-09	8,441,819	14-May-13
IPC-020C	issued	US	1 3 /54 1 ,9 05	5-Jul-12	29-Jun-09	8,432,711	30-Apr-13
IPC-020D	issued	US	1 3 /54 1 ,9 1 0	5-Jul-12	29-Jun-09	8,446,705	21-May-13
IPC-020E	issued	US	1 3 /54 1 ,9 1 4	5-Jul-12	29-Jun-09	8,451,637	28-May-13
IPC-020F	pending	US	1 3 /84 7 ,7 03	20-Mar-13	29-Jun-09
IPC-021~BR	pending	BR	BR1 1 2 01 2 003 6 1 2 -2	16-Feb-12	17-Aug-09
IPC-021~CA	pending	CA	2 8084 9 0
IPC-021A	issued	US	1 3 /2 05,2 2 5	8-Aug-11	17-Aug-09	8,295,069	23-Oct-12
IPC-021B	issuing	US	1 3 /54 2 ,2 2 3	5-Jul-12	17-Aug-09		13-Aug-13
IPC-021C	issued	US	1 3 /54 2 ,2 2 5	5-Jul-12	17-Aug-09	8,406,025	26-Mar-13
IPC-021D	auth	US			17-Aug-09
IPC-022	issued	US	1 3 /3 08,2 00	30-Nov-11	30-Nov-10	8,446,042	21-May-13
IPC-022A	issued	US	1 3 /7 05,2 3 0	5-Dec-12	30-Nov-10	8,446,043	21-May-13
IPC-022A	pending	US	1 3 /87 2 ,9 7 3	29-Apr-13	30-Nov-10
IPC-022WO	expiring	PCT	PCT/US1 1 /6 2 6 89	30-Nov-11	30-Nov-10
IPC-023	pending	US	1 3 /4 01 ,7 7 1	21-Feb-12	18-Feb-11
IPC-024	pending	US	1 3 /4 00,56 7	20-Feb-12	18-Feb-11		27-Aug-13
IPC-028	issued	US	1 3 /3 08,3 56	30-Nov-11	30-Nov-10	8,461,718	11-Jun-13
IPC-028~IN	pending	IN	4 9 55/DELNPi2 01 3
IPC-028~MY	pending	MY
IPC-028~PH	pending	PH
IPC-028~SG	pending	SG	2 01 3 04 01 9 -1	21-May-13
IPC-028A	issued	US	1 3 /7 05,2 4 0	5-Dec-12	30-Nov-10	8,471,408	25-Jun-13
IPC-028B	pending	US	1 3 /87 2 ,9 7 9	29-Apr-13	30-Nov-10
IPC-029.P	expiring	USpr	6 1 /7 00,1 3 1	12-Sep-12	12-Sep-12
IPC-029.P2	expiring	USpr	6 1 /7 84 ,001	14-Mar-13	12-Sep-12
IPC-030.P	pending	USpr	6 1 /81 4 ,9 9 3	23-Apr-13	23-Apr-13
IPC-036.P	pending	USpr	6 1 /83 8,7 58	24-Jun-13	24-Jun-13
IPC-037.P	pending	USpr	6 1 /84 1 ,6 1 8	1-Jul-13	1-Jul-13
IPC-038.P	pending	USpr	6 1 /84 1 ,6 2 1	1-Jul-13	1-Jul-13

Dkt#	Status	where?	A pp No	Filed	Priority	Pat No?	Issue/est.
IPC-039.P	pending	USpr	6 1 /84 1 ,6 2 4	1-Jul-13	1-Jul-13
IPC-PCCS-001	proposed
IPC-PCCS-002	proposed
IPC-PCCS-003	pending	USpr	6 1 /7 6 5,09 8	15-Feb-13	15-Feb-13
IPC-PCCS-004	pending	USpr	6 1 /7 6 5,1 2 9	15-Feb-13	15-Feb-13
IPC-PCCS-005	proposed
IPC-PCCS-006	proposed
IPC-PCCS-007	pending	USpr	6 1 /7 6 5,09 9	15-Feb-13	15-Feb-13
IPC-PCCS-008	proposed
IPC-PCCS-009	proposed
IPC-PCCS-011	pending	USpr	6 1 /7 6 5,1 00	15-Feb-13	15-Feb-13
IPC-PCCS-012	pending	USpr	6 1 /7 6 5,1 3 1	15-Feb-13	15-Feb-13
IPC-PCCS-013	pending	USpr	6 1 /7 6 5,1 02	15-Feb-13	15-Feb-13
IPC-PCCS-014	proposed
IPC-PCCS-015	pending	USpr	6 1 /7 6 5,1 04	15-Feb-13	15-Feb-13
IPC-PCCS-018	proposed
IPC-PCCS-019	proposed
IPC-PCCS-021	pending	USpr	6 1 /7 6 5,1 07	15-Feb-13	15-Feb-13
IPC-PCCS-022	proposed
IPC-PCCS-025	proposed
IPC-PCCS-026	pending	USpr	6 1 /7 6 5,1 3 2	15-Feb-13	15-Feb-13
IPC-PCCS-029	pending	USpr	6 1 /7 7 8,6 4 8	13-Mar-13	13-Mar-13
IPC-PCCS-030	proposed
IPC-PCCS-031	proposed
IPC-PCCS-032	pending	USpr	6 1 /7 6 5,1 1 0	15-Feb-13	15-Feb-13
IPC-PCCS-034	proposed
IPC-PCCS-035	pending	USpr	6 1 /7 6 5,1 1 2	15-Feb-13	15-Feb-13
IPC-PCCS-036	pending	USpr	6 1 /7 6 5,1 1 4	15-Feb-13	15-Feb-13
IPC-PCCS-037	pending	USpr	6 1 /7 7 8,6 6 1	13-Mar-13
IPC-PCCS-038	proposed
IPC-PCCS-040	pending	USpr	6 1 /7 6 5,1 1 6	15-Feb-13	15-Feb-13
IPC-PCCS-041	pending	USpr	6 1 /7 6 5,1 1 8	15-Feb-13	15-Feb-13
IPC-PCCS-043	pending	USpr	6 1 /7 6 5,1 1 9	15-Feb-13	15-Feb-13
IPC-PCCS-044	pending	USpr	6 1 /7 6 5,1 2 2	15-Feb-13	15-Feb-13
IPC-PCCS-045	proposed
IPC-PCCS-046	pending	USpr	6 1 /7 6 5,1 3 7	15-Feb-13	15-Feb-13
IPC-PCCS-046	proposed		6 1 /7 6 5,1 3 7	15-Feb-13
IPC-PCCS-047	proposed
IPC-PCCS-051	proposed
IPC-PCCS-052	proposed
IPC-PCCS-053	pending	USpr	6 1 /7 6 5,1 2 3	15-Feb-13	15-Feb-13
IPC-PCCS-054	pending	USpr	6 1 /7 6 5,1 2 6	15-Feb-13	15-Feb-13
IPC-PCCS-055	proposed
IPC-PCCS-057	pending	USpr	6 1 /7 6 5,1 3 9	15-Feb-13	15-Feb-13
IPC-PCCS-059	pending	USpr	6 1 /7 6 5,1 4 4	15-Feb-13	15-Feb-13
IPC-PCCS-060	pending	USpr	6 1 /7 6 5,1 4 6	15-Feb-13	15-Feb-13
IPC-PCCS-061	pending	USpr	6 1 /7 7 8,6 80	13-Mar-13	13-Mar-13
IPC-PCCS-062	pending	USpr	6 1 /81 7 ,09 2	29-Apr-13	29-Apr-13
IPC-PCCS-063	pending	USpr	6 1 /81 7 ,01 2	29-Apr-13	29-Apr-13
IPC-PCCS-064	pending	USpr	6 1 /81 7 ,01 9	29-Apr-13	29-Apr-13
IPC-PCCS-065	proposed
IPC-PCCS-066	proposed
IPC-PCCS-067	proposed

Ideal Power Converters
List of Inventions
Refer to US Patent Office records for all the issued patents.

No.	AN or Number	Title(s)	Technology Description	Benefit

1	7,599,196 7,778,045	UNIVERSAL POWER CONVERTER UNIVERSAL POWER CONVERSION METHODS	A unique arrangement of passive and active circuit elements that are operated to transfer power by indirect means between input and output power ports.
Due to the indirect transfer method , which uses a magnetic energy storage device  referred  to as a “link inductor”, input and output ports may have significant differences in common mode voltage, allowing grounded ports to be used without an isolation transformer.  Additionally, all switching is very “soft”, resulting in very low switching stresses and loss.   Many other benefits accrue with this technology, such as multi-port capability and high current control bandwidth.

2	13/205,212	ENERGY-TRANSFER REACTANCE POWER TRANSFER DEVICES, METHODS, AND SYSTEMS WITH CROWBAR SWITCH SHUNTING	A means of shutting down the IPC converter quickly to protect it against transients	A low cost method to provide a high level of external transient (e.g. lightening) protection.

3	13/205,225	POWER CONVERSION WITH ADDED PSEUDO-PHASE	Provides for an “port” internal to the IPC converter for temporary storage of energy as needed to buffer the power flow from a steady power source to an unsteady power sink, or vice-versa	Eliminates the need for large, expensive, and dangerous electrolytic capacitors to interface a DC input to a single phase AC output
4	61/418,144	Photovoltaic String Monitoring and Diagnostic	A technique using an IPC inverter to monitor the current-voltage (I-V) curves of an attached solar PV array	Useful for detecting abnormalities in said PV array
5	61/444,365	Sealed Compartment Vent and Dehumidifier	Uses a desiccant and active heater to control the humidity in the power electronics compartment of an IPC PV inverter, using the diurnal heating and cooling cycle of the inverter	Keeps the internal humidity low even in an environment with high humidity, which prolongs the life of the inverter
6	61/444,385	Zero Current Crossing Detection Circuit	A means to detect when the current through the IPC converter’s link inductor goes through zero	A low latency, noise free technique for finding when the link inductor current is zero

Schedule 4(i)                                Financial Statements

1.           Attached are the audited financial statements for the years ended December 31, 2012 and 2011 and the reviewed financial statements for the three months ended March 31, 2013 and 2012.

Ideal Power Inc.

IDEAL POWER INC. Condensed Balance Sheets
	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,215,986	$1,972,301
Accounts receivable, net	303,890	485,674
Inventories, net	209,942	217,867
Prepayments and other current assets	27,254	28,468
Prepaid offering costs	12,398	-
Total current assets	1,769,470	2,704,310
Property and equipment, net	27,659	27,903
Patents, net	528,637	474,790

Total Assets	$2,325,766	$3,207,003

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt, net of debt discount of
$2,791,325 at March 31, 2013 and $3,828,711 at
December 31, 2012.	$2,350,532	$1,313,146
Accounts payable	404,357	684,558
Accrued expenses	214,262	178,003
Deferred revenue	75,000	-
Total current liabilities	3,044,151	2,175,707
Long-term debt	1,152,690	1,132,690
Commitments
Stockholders’ deficit:
Common stock, $0.001 par value; 50,000,000 shares
authorized; 3,524,505 issued and outstanding at March 31,
2013 and December 31, 2012.	3,525	3,525
Common stock to be issued	43,333	-
Additional paid-in capital	7,109,741	7,098,252
Treasury stock	(2,657)	(2,657)
Accumulated deficit	(9,025,017)	(7,200,514)
Total stockholders’ deficit	(1,871,075)	(101,394)
Total Liabilities and Stockholders’ Deficit	$2,325,766	$3,207,003

The accompanying notes are an integral part of these condensed financial statements.

IDEAL POWER INC. Condensed Statements of Operations (Unaudited)
	Three Months Ended
	March 31,	March 31,
	2013	2012
Revenues:
Products and services	$132,897	$45,900
Royalties	25,000	25,000
Grants	222,238	61,282
Total revenue	380,135	132,182

Cost of revenues	366,989	87,577
Gross profit	13,146	44,605

Operating expenses:
General and administrative	437,312	255,840
Research and development	256,348	352,841
Sales and marketing	60,560	43,650
Total operating expenses	754,220	652,331

Loss from operations	(741,074)	(607,726)

Interest expense, net (including amortization of debt discount of
$1,037,386 and $77,430 for the three months ended March 31, 2013
and 2012, respectively)	1,083,429	103,549

Net loss	$(1,824,503)	$(711,275)

Net loss per share – basic and fully diluted	$(0.52)	$(0.20)

Weighted average number of shares outstanding – basic and fully diluted	3,524,505	3,477,050

The accompanying notes are an integral part of these condensed financial statements.

IDEAL POWER INC.
Condensed Statement of Stockholders’ Deficit (Unaudited)
For the three months ended March 31, 2013

	Common Stock		Common Stock Issuable		Additional Paid-In	Treasury	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Deficit
Balances at January 1, 2013	3,524,505	$3,525	-	$-	$7,098,252	$(2,657)	$(7,200,514)	$(101,394)

Common stock issuable for services	-	-	29,680	43,333	-	-	-	43,333

Stock-based compensation	-	-	-	-	11,489	-	-	11,489
Net loss for the three months ended March 31, 2013	-	-	-	-	-	-	(1,824,503)	(1,824,503)
Balances at March 31, 2013	3,524,505	$3,525	29,680	$43,333	$7,109,741	$(2,657)	$(9,025,017)	$(1,871,075)

The accompanying notes are an integral part of these condensed financial statements.

IDEAL POWER INC.
Condensed Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,824,503)	$(711,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,578	13,674
Common stock to be issued for services	43,333	-
Stock-based compensation	11,489	13,048
Amortization of debt discount	1,037,386	77,430
Decrease (increase) in operating assets:
Accounts receivable	181,785	55,497
Inventories	7,925	-
Prepaid expenses and offering costs	(11,180)	-
Increase (decrease) in operating liabilities:
Accounts payable	(280,201)	193,954
Accrued expenses	36,255	17,207
Deferred Revenue	75,000	75,000
Net cash used in operating activities	(717,133)	(265,465)

Cash flows from investing activities:
Purchase of property and equipment and patents	(59,182)	(63,614)

Cash flows from financing activities:
Borrowings on notes payable	20,000	202,704
Proceeds from issuance of common stock	-	52,000
Net cash provided by financing activities	20,000	254,704

Net decrease in cash and cash equivalents	(756,315)	(74,375)
Cash and cash equivalents at beginning of period	1,972,301	100,675
Cash and cash equivalents at end of the period	$1,215,986	$26,300

Supplemental disclosure of cash flow information:
Cash paid during the three months:
Interest	$0	$212

The accompanying notes are an integral part of these condensed financial statements.

Ideal Power Inc.
Notes to Condensed Financial Statements

Note 1 – Organization and Description of Business

Ideal Power Inc. (the “Company”) was incorporated in Texas on May 17, 2007 under the name Ideal Power Converters, Inc.  The Company changed its name to Ideal Power Inc. on July 8, 2013 and re-incorporated in Delaware on July 15, 2013.  With headquarters in Austin, Texas, it develops power converter solutions for photovoltaic generation, grid-storage and electric vehicle charging. The principal products of the Company are photovoltaic inverters and battery converters.  The Company is developing technology to build electric vehicle chargers, wind converters and variable frequency drives. The Company also renders services to customers for developing a technological platform similar to that of the Company.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Going Concern

The accompanying unaudited interim condensed financial statements and information have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The condensed balance sheet at December 31, 2012 has been derived from the Company’s audited financial statements.

In the opinion of management, these condensed financial statements reflect all normal recurring and other adjustments necessary for a fair presentation.  These financials statements should be read in conjunction with the audited financial statements for the year ended December 31, 2012 included elsewhere in this document.  Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year or any other future periods.

The accompanying unaudited interim condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP) which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business and has incurred significant losses from operations since inception. The Company’s operations are dependent upon it raising additional funds through a private offering of its stock or debt financing. The Company is obligated to pay or convert $5,142,000 in promissory notes due in 2013. The Company has no committed sources of capital and is not certain whether additional financing will be available when needed on terms that are acceptable, if at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty. The report from the Company’s independent registered public accounting firm relating to the year ended December 31, 2012 states that there is substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Trade accounts receivable are stated net of an allowance for doubtful accounts.  The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers or interest on past due amounts.  Management estimates the allowance for doubtful accounts based on review and analysis of specific customer balances that may not be collectible and how recently payments have been received. Accounts are considered for write-off when they become past due and when it is determined that the probability of collection is remote. There was no allowance for doubtful accounts at March 31, 2013 and December 31, 2012.

Inventories

Inventories are stated at the lower of cost (first in, first out method) or market value. Inventory quantities on hand are reviewed regularly and a write-down for excess and obsolete inventory is recorded based primarily on an estimated forecast of product demand, market conditions and anticipated production requirements in the near future. There was no reserve for excess and obsolete inventory at March 31, 2013 and December 31, 2012.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Major additions and improvements are capitalized while maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives. Leasehold improvements are amortized over the shorter of the life of the asset or the related leases. Estimated useful lives of the principal classes of assets are as follows:

Leasehold improvements                                                                                 2 years
Machinery and equipment                                                                                5 years
Furniture, fixtures and computers                                                                   3-5 years

Patents

Patents are recorded at cost. Once the patents are awarded the amortization is computed using the straight-line method over the estimated useful lives of the patents of 20 years commencing from the date of filing of patents.

Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. Management has determined that there was no impairment in the value of long-lived assets during the three months  ended March 31, 2013.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, notes payable, line of credit and accounts payable. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is primarily attributed to the short maturities of these instruments. The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value.

Convertible Promissory Notes and Warrants

The warrants and embedded conversion feature of convertible promissory notes are classified as equity under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40 “Derivatives and Hedging – Contracts in Entity’s Own Equity”. The Company allocates the proceeds of the convertible promissory notes between convertible promissory notes and the financial instruments related to warrants associated with convertible promissory notes based on their relative fair values at the commitment date. The fair value of the financial instruments related to warrants associated with convertible promissory notes is determined utilizing the Black-Scholes option pricing model and the respective allocated proceeds to the warrants is recorded in additional paid-in capital. The embedded beneficial conversion feature associated with convertible promissory notes is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital in accordance with ASC Topic 470-20 “Debt – Debt with Conversion and Other Options”.

The portion of debt discount resulting from the allocation of proceeds to the financial instruments related to warrants associated with convertible promissory notes is being amortized over the life of the convertible promissory notes. For the portion of debt discount resulting from the allocation of proceeds to the beneficial conversion feature, it is amortized over the term of the notes from the respective dates of issuance.

Revenue Recognition

Revenue from product sales is recognized when the risks of loss and title pass to the customer, as specified in (1) the respective sales agreements and (2) other revenue recognition criteria as prescribed by Staff Accounting Bulletin (“SAB”) No. 101 (SAB 101), “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition”. The Company generally sells its products FOB shipping and recognizes revenue when products are shipped.  Revenue from service contracts is recognized using the completed-performance or proportional-performance method depending on the terms of the service agreement. When there are acceptance provisions based on customer-specified subjective criteria, the completed-performance method is used. For contracts where the services performed in the last series of acts is very significant, in relation to the entire contract, performance is not deemed to have occurred until the final act is completed. Once customer acceptance has been received, or the last significant act is performed, revenue is recognized.  The Company uses the proportional-performance method when a service contract specifies a number of acts to be performed and the Company has the ability to determine the pattern and related value in which service is provided to the customer.

The Company receives payments from government entities in the form of government grants.  Government grants are agreements that generally provide the Company with cost reimbursement for certain type of research and development activities over a contractually defined period.  Revenues from government grants are recognized in the period during which the related costs are incurred, provided that the conditions under which the government grants were provided have been met.  Government grants amounted to $222,238 and $61,282 for the three months ended March 31, 2013 and 2012, respectively.

At March 31, 2013 and December 31, 2012, grants receivable amounted to $223,223 and $348,647, respectively, and were included in accounts receivable.

Royalty income is recognized as earned based on the terms of the contractual agreements.

Product Warranties

The Company provides a ten year manufacturer’s warranty covering product defects. Accruals for product warranties are estimated based upon historical warranty experience and are recorded in cost of sales at the time revenue is recognized in order to match revenues with related expenses. The Company assesses the adequacy of its warranty liability quarterly and adjusts the reserve, included in accrued expenses, as necessary.

Research and Development

Research and development costs are expensed as incurred.  Research and development costs incurred during the three months ended March 31, 2013 and 2012 amounted to $256,348 and $352,841, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. At March 31, 2013 and December 31, 2012 the Company has established a full reserve against all deferred tax assets.

Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.

Net Loss Per Share

The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Stock Based Compensation

The Company applies FASB ASC 718, “Stock Compensation,” when recording stock based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees.” FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

Presentation of  Sales Taxes

Certain states impose a sales tax on the Company’s sales to nonexempt customers.  The Company collects that sales tax from customers and remits the entire amount to the states.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of revenues.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, accounts payable and short term debt. The Company maintains its cash with a major financial institution located in the United States of America. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. Periodically throughout the year, the Company maintains balances in excess of federally insured limits. The Company encounters risk as a result of a concentration of revenue from a few significant customers. Credit is extended to customers based on an evaluation of their financial condition. The Company does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and records an allowance for potential bad debts based on available information. The Company had two and three customers that accounted for 80% and 100% of net revenue for the three months ended March 31, 2013 and 2012, respectively.  The loss of one of these customers could cause an adverse effect on the Company’s operations. The Company had an accounts receivable balance from two customers and one customer that accounted for 85% and 72% of total accounts receivable at March 31, 2013 and December 31, 2012, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on the financial statements.

Note 3 - Inventories

Inventories consisted of the following:

	March 31,	December 31,
	2013	2012
	(unaudited)

Raw Materials	$128,246	$144,842
Finished goods	81,696	73,025
	$209,942	$217,867

Note 4 – Prepayment and Other Current Assets

Prepayment and other current assets consisted of the following:
	March 31,	December 31,
	2013	2012
	(unaudited)

Prepaid insurance	$20,254	$22,186
Prepaid subscription	5,000	4,282
Others	2,000	2,000
	$27,254	$28,468

Note 5 – Property and Equipment

Property and equipment consisted of the following:

	March 31,	December 31,
	2013	2012
	(unaudited)
Machinery and Equipment	$19,670	$19,670
Building leasehold improvements	46,850	46,850
Furniture, fixtures and computers	62,684	58,379
	129,204	124,899
Accumulated depreciation and amortization	(101,545)	(96,996)
	$27,659	$27,903

Note 6 – Patents

Patents consisted of the following:
	March 31,	December 31,
	2013	2012
	(unaudited)
Patents	$534,134	$479,256
Accumulated amortization	(5,497)	(4,466)
	$528,637	$474,790

Amortization expense related to patents amounted to $1,031 and $404 for the three months  ended March 31, 2013 and 2012, respectively.   Estimated amortization expense for the succeeding five years and thereafter is $5,900 (2014); $5,900 (2015); $5,900 (2016); $5,900 (2017); $5,900 (2018); and $85,000 (thereafter).

At March 31, 2013 and December 31, 2012, the Company had capitalized approximately $414,000 and $426,000, respectively, for costs related to patents that have not been awarded.

Note 7 – Long-term Debt
	March 31, 2013 (unaudited)	December 31 2012

1) The Company entered into the Texas Emerging Technology Fund (the “ETF”) Award and Security Agreement (the “Agreement”) with the State of Texas (the “State”) on October 1, 2010 subsequently amended on May 20, 2011 and April 16, 2013. Under the Agreement, the Company received an initial award totaling $250,000 during the year ended December 31, 2010 and received an additional award totaling $750,000 during the year ended December 31, 2011 (collectively, the “Promissory Note”). The proceeds from the award must be used to expedite commercialization intended to increase high-quality jobs in Texas through expenditures on working capital or development or acquisition of capital assets used to produce income and in meeting the Company’s goal of introducing a 30KW solar inverter to the market. The Company is also required to meet certain milestones by specific dates, use Texas-based suppliers and establish a substantial percentage of its commercialization and manufacturing activities in Texas. The awards are collateralized by all owned or acquired assets of the Company. The ETF in a subordination agreement dated August 30, 2012, agreed to subordinate the Promissory note to secured convertible promissory notes to be issued by the Company of up to $5,000,000. At March 2013, 2013 and December 31, 2012, the Company had secured convertible promissory notes aggregating $4,000,000. See 4) and 5) below.

The Promissory Note accrues interest at an annual rate of 8% and could be repaid at the option of the Company after April 1, 2012. The Promissory Note will be cancelled and the debt, including accrued interest, will be forgiven upon the earlier of: 1) October 1, 2020 or 2) the date the ETF receives a return of cash or public securities equal to the proceeds from the Promissory Note plus accrued interest in connection with a qualifying liquidation event, as defined in the agreement. Upon note repayment or forgiveness, the agreement will terminate and the Company will be released from all obligations under the Agreement.

In connection with the Promissory Note, in October 2010 and July 2011, the Company issued warrants to purchase 33,875 and 101,626 shares of the Company’s common stock, respectively. The fair value of the warrants was determined to be $66,372 and $199,104, respectively, and was recorded as debt discount. During the three months ended March 31, 2013 and 2012 the Company incurred interest expense amounting to $0 and $77,430 related to the accretion of the debt discount. Interest on the Promissory Note, including accretion of debt discount, amounted to $20,000 and $97,430 for the three months ended March 31, 2013 and 2012, respectively. Effective interest rate on this Promissory Note was 8% and 16% per annum for the three months ended March 31, 2013 and 2012, respectively. Accrued interest amounted to $152,690 and $132,690 at March 31, 2013 and 2012, respectively, and is included in the outstanding amount of promissory note.
	$1,152,690	$1,132,690

2) Unsecured convertible promissory notes with principal and interest due at maturity at 6% per annum, maturing on the earlier of: 1) December 31, 2013, or 2) closing of initial public offering of the Company’s common stock in which the Company raises at least $10million, or 3) closing of qualified financing, as defined in the promissory notes, or 4) occurrence of event of default, as defined in the promissory notes. The promissory notes are convertible into 172,249 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The embedded beneficial conversion feature associated with these convertible promissory notes had no intrinsic value. Of the total amount outstanding, $40,000 was due to an officer of the Company at March 31, 2013 and December 31, 2012, respectively. Interest expense on these notes amounted to $5,400 and $5,370 for the three months ended March 31, 2013 and 2012, respectively.
	360,000	360,000

3) Unsecured convertible promissory notes aggregating $695,150 with principal and interest due at maturity at 6% per annum and maturing on the earlier of : 1) December 31, 2013 , or 2) closing of initial public offering of the Company’s common stock in which the Company raises at least $10million, or 3) closing of qualified financing, as defined in the promissory notes, or 4) occurrence of event of default, as defined in the promissory notes .Of the total amount outstanding, $389,575 was due to an officer, employee, and director of the Company. The promissory notes are convertible into 332,608 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The embedded beneficial conversion feature associated with these convertible promissory notes had no intrinsic value.

In connection with these promissory notes, the Company issued warrants to purchase 261,581 shares of the Company’s common stock. The fair value of the warrants was determined to be $419,840 and was recorded as debt discount. During the three months ending March 31, 2013 and 2012 the Company incurred interest expense amounting to $65,532and $0, respectively, related to the accretion of the debt discount. Interest on these promissory notes, including accretion of debt discount, amounted to $75,960 and $536 for the three months ended March 31, 2013 and 2012, respectively. Unamortized debt discount amounted to $196,597 at March 31, 2013 and $262,129 at December 31, 2012. Effective interest rate on these notes was 44% per annum for the three months ended March 31, 2013.
	498,553	433,021

4) Convertible promissory notes aggregating $750,000 secured by substantially all assets of the Company with principal and interest due at maturity at the higher of: a) 1% per annum or b) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code, and maturing on the earlier of : 1) November 21, 2013, 2) event of default, as defined in the agreement, or 3) the closing of an initial public offering of the Company’s common stock. Of the total amount outstanding, $100,000 was due to one of the directors of the Company. The promissory notes are convertible into 512,645 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The intrinsic value of embedded beneficial conversion feature associated with these convertible promissory notes was determined to be $321,429 and was recorded as debt discount.

In connection with these promissory notes, the Company issued warrants to purchase 513,699 shares of the Company’s common stock. The fair value of the warrants was determined to be $749,846 and was recorded as debt discount.

During the three months ended March 31, 2013 and 2012, the Company incurred interest expense amounting to $150,000 and $0, respectively, related to the accretion of debt discount. Interest expense including accretion of debt discount, amounted to $151,875 and $0 for the three months ended March 31, 2013 and 2012, respectively. Unamortized debt discount amounted to $400,000 as of March 31, 2013 and $550,000 at December 31, 2012. Effective interest rate on these notes was 81% per annum for the three months ended March 31, 2013.
	350,000	200,000

5) Convertible promissory notes aggregating $3,250,000 secured by substantially all assets of the Company with principal and interest due at maturity at the higher of: a) 1% per annum or b) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code, and maturing on the earlier of : 1) November 21, 2013, 2) event of default, as defined in the agreement, or 3) the closing of an initial public offering of the Company’s common stock. Of the total amount outstanding, $200,000 was due to two directors of the Company. The promissory notes are convertible into 2,226,027 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The intrinsic value of the embedded beneficial conversion feature associated with these convertible promissory notes was determined to be $1,402,397 and was recorded as debt discount.

In connection with these promissory notes, the Company issued warrants to purchase 1,113,014 shares of the Company’s common stock. The fair value of the warrants was determined to be $1,625,890 and was recorded as debt discount.

In connection with these promissory notes the Company issued underwriter warrants to purchase 222,603 shares of the Company’s common stock. The fair value of the warrants was determined to be $292,368 and was recorded as debt discount. The Company also incurred debt raising cost of $375,000 in connection with these promissory notes which has been recorded as debt discount.

During the three months ending March 31, 2013 and 2012, the Company incurred interest expense amounting to $812,500 and $0, respectively, related to the accretion of the debt discount. Interest expense, including accretion of debt discount, amounted to $820,624 and $0 for the three months ended March 31, 2013 and 2012 respectively. Unamortized debt discount amounted to $2,166,667 at March 31, 2013 and $2,979,167 at December 31, 2012. The effective interest rate on these notes was 101% per annum for the three months ended March 31, 2013.
	1,083,333	270,833

6) Unsecured convertible promissory note amounting to $86,707 with principal and interest due at maturity at the higher of: a) 1% per annum or b) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code, and maturing on the earlier of: 1) December 31, 2013, 2) event of default, as defined in the agreement, or 3) the closing of an initial public offering of the Company’s common stock. The promissory note is convertible into 59,388 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory note. The intrinsic value of embedded beneficial conversion feature associated with these convertible promissory notes was determined to be $37,415 and was recorded as debt discount. During the three months ending March 31, 2013 and 2012, the Company incurred interest expense amounting to $9,354 and $0, respectively, related to the accretion of the debt discount. Interest expense, including accretion of debt discount, amounted to $9,570 and $0 for the three months ended March 31, 2013 and 2012, respectively. Unamortized debt discount amounted to $28,061 and $37,415 at March 31, 2013 and December 31, 2012, respectively. Effective interest rate was 44% per annum for the three months ended March 31, 2013.
	58,646	49,292
	3,503,222	2,445,836
Less current portion of long-term debt, net of debt discount of $2,791,325 at March 31, 2013 and $3,828,711 at December 31, 2012	2,350,532	1,313,146
Long-term debt	$1,152,690	$1,132,690

The unamortized debt discount of $2,791,325 at March 31, 2013 will be amortized during the year ended December 31, 2013.  Maturities of the long-term debt over the succeeding year and thereafter is approximately $5,142,000 (2013); and $1,153,000 (thereafter).

Note 8 – Warranty Reserve

The changes in warranty reserve, included in accrued expenses, were as follows:
March 31,
2013 (unaudited)
Balance, January 1, 2013	$103,129
Provisions for warranty and beta replacements	11,812
Warranty payments or beta replacements	-
Balance, end of the period	$114,941

Note 9 – Common and Preferred Stock

All shares of common and preferred stock have a par value of $0.001. Each holder of common stock is entitled to one vote per share outstanding.  Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted on the record date.  As of  March 31, 2013 and December 31, 2012  there were no outstanding shares of preferred stock.

Common Stock

During the three months ended March 31, 2013, the Company recognized an award of  29,680 shares of its common stock for services performed by directors.  The shares have not been issued and are excluded from the weighted average total shares outstanding.   The fair value of common stock to be issued in connection with services rendered was determined to be $43,333.

Note 10 – Stock Option Plan

During the three months ended March 31, 2013, the Company did not grant any stock options. The following presents a summary of activity under the Company’s stock option plan for the three months ended March 31, 2013 (unaudited):

	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
Outstanding at January 1, 2013	376,455	$1.141	7.8
Granted	-	-
Exercised	-	-
Forfeited/Expired/Exchanged	-	-
Outstanding at March 31, 2013	376,455	$1.141	7.6
Exercisable at March 31, 2013	338,270	$0.980	7.7

The following table sets forth additional information about stock options outstanding at March 31, 2013 (unaudited):

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Life (in years)	Weighted Average Exercise Price	Options Exercisable
$0.04 - $0.99	94,650	8.4	$0.1493	94,650
$1.00 - $1.99	236,650	7.4	1.2480	234,213
$2.00- $2.66	45,155	7.0	$2.6575	9,407
	376,455			338,270

The estimated aggregate pretax intrinsic value (the difference between the Company’s estimated stock price on the last day of the three months ended March 31, 2013 and the exercises price, multiplied by the number of in-the-money options) is approximately $381,000. This amount changes based on the fair value of the Company’s stock.

As of March 31, 2013, there was approximately $67,000 of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.7 years.

Note 11 – Warrants

During the three months  ended March 31, 2013  the Company did not issue any warrants.  A summary of the Company’s warrant activity and related information for the three months ended March 31, 2013 is as follows:
	Warrants	Weighted Average Exercise Price
Outstanding at January 1, 2013	2,809,483	$1.52
Granted	-	-
Exercised	-	-
Forfeited/Expired	-	-
Outstanding at March 31, 2013	2,809,483	$1.52

Note 12 – Commitments

Lease

The Company leases its facility in Spicewood, Texas under a non-cancelable operating lease expiring on May 31, 2014. Rent expense incurred for the three months ended March 31, 2013 and 2012 amounted to $9,200 and $8,614, respectively.

Future estimated lease payments are as follows:

Year ending March 31
2014	$38,000
2015	6,000
$44,000

Employment Agreement

The Company has entered into an employment agreement, subsequently amended on May 8, 2013, with executive management personnel that provides for severance payments upon termination without cause. Consequently, if the Company had released executive management personnel without cause or due to a change in control, as defined in the employment agreement, the severance expense due would be a minimum six month salary of approximately $88,000, plus any pro-rated bonuses and vacation days earned.

Note 13 – Consulting Services

During the three months ended March 31, 2013 and 2012, the Company incurred $18,024 and $4,821, respectively, on consulting services rendered by and fixed asset purchases from a company which is owned by one of the major shareholders of the Company, who from May 2007 to November 2012 was also a director of the Company.

Note 14 – Retirement Plan
The Company has adopted a defined contribution plan covering all of its employees.  Under the plan, the Company contributions are discretionary.  The Company did not make any discretionary contributions during the three months ended March 31, 2013 and 2012.

Note 15 – Subsequent Events

Consulting Agreement

On April 19, 2013, the Company entered into an agreement effective May 1, 2013 with an unrelated party to provide public relations services for a monthly fee of $7,500 for a period of 12 months.

Employment Agreements

On May 8, 2013, the Company entered into employment agreements with its Chief Technology Officer and Chief Executive Officer of the Company that provide for severance payments upon termination without cause. Consequently, if the Company had released executive management personnel without cause or due to change in control, as defined in the employment agreements, the severance expense due would be minimum six month salary of approximately $212,000, plus any pro-rated bonuses and vacation days earned.

Ideal Power Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Ideal Power Inc.

We have audited the accompanying balance sheets of Ideal Power Inc. (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2012. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the financial statements, the Company is subject to the risks and uncertainties associated with a new business and has incurred significant losses from operations since inception.  The Company’s operations are dependent upon it raising additional funds through an equity offering or debt financing.  The Company is also obligated to pay or convert $5,142,000 in promissory notes due in November and December 2013.  The Company has no committed sources of capital and is not certain whether additional financing will be available when needed on terms that are acceptable, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gumbiner Savett Inc.

July 16, 2013
Santa Monica, California

IDEAL POWER INC.
Balance Sheets
	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,972,301	$100,675
Certificate of deposit	-	20,000
Accounts receivable, net	485,674	103,360
Inventories, net	217,867	130,018
Prepayments and other current assets	28,468	-
Total current assets	2,704,310	354,053

Property and equipment, net	27,903	72,425

Patents, net	474,790	153,375

Total Assets	$3,207,003	$579,853

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Revolving line of credit	$-	$20,000
Current portion of long-term debt, net of debt discount of $3,828,711 at December 31, 2012	1,313,146	-
Accounts payable	684,558	248,666
Accrued expenses	178,003	146,824
Total current liabilities	2,175,707	415,490

Long-term debt, net of debt discount of $0 and $77,430 at December 31, 2012 and 2011, respectively	1,132,690	1,335,260

Commitments

Stockholders’ deficit:
Common stock, $0.001 par value; 50,000,000 shares authorized; 3,524,505 and 3,460,091shares issued and outstanding at December 31, 2012 and 2011, respectively	3,525	3,460
Additional paid-in capital	7,098,252	1,381,595
Treasury stock	(2,657)	(2,657)
Accumulated deficit	(7,200,514)	(2,553,295)
Total stockholders’ deficit	(101,394)	(1,170,897)
Total Liabilities and Stockholders’ Deficit	$3,207,003	$579,853
The accompanying notes are an integral part of these financial statements.

IDEAL POWER INC.
Statements of Operations

	For the Year Ended December 31,
	2012	2011
Revenues:
Products and services	$319,550	$814,190
Royalties	100,000	20,000
Grants	707,357	26,581
Total revenue	1,126,907	860,771

Cost of revenues	957,641	757,393
Gross profit	169,266	103,378

Operating expenses:
General and administrative	1,916,911	633,348
Research and development	1,127,192	914,851
Sales and marketing	163,470	67,861
Total operating expenses	3,207,573	1,616,060

Loss from operations	(3,038,307)	(1,512,682)

Interest expense, net (including amortization of debt discount of $1,472,904 and $176,984 for the years ended December 31, 2012 and 2011, respectively)	1,608,912	238,257

Net loss	$(4,647,219)	$(1,750,939)

Net loss per share – basic and fully diluted	$(1.33)	$(0.53)

Weighted average number of shares outstanding – basic and fully diluted	3,489,963	3,282,520

The accompanying notes are an integral part of these financial statements.

IDEAL POWER INC.
Statement of Stockholders’ Deficit
For the Years Ended December 31, 2012 and 2011

	Common Stock		Preferred Stock		Additional Paid-In	Treasury	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	(Deficit)
Balances at December 31, 2010	3,223,457	$3,223	122,175	$122	$821,126	$-	$(802,356)	$22,115
Issuance of common stock	70,741	71	-	-	187,931	-	-	188,002
Issuance of common stock for services	44,718	45	-	-	118,795	-	-	118,840
Conversion of Series Seed Preferred stock to common stock	122,175	122	(122,175)	(122)	-	-	-	-
Issuance of warrants in connection with debt	-	-	-	-	199,104	-	-	199,104
Stock-based compensation	-	-	-	-	54,639	-	-	54,639
Repurchase of common stock	(1,000)	(1)	-	-	-	(2,657)	-	(2,658)
Net loss for the year ended December 31, 2011	-	-	-	-	-	-	(1,750,939)	(1,750,939)
Balances at December 31, 2011	3,460,091	3,460	-	-	1,381,595	(2,657)	(2,553,295)	(1,170,897)
Issuance of common stock	19,568	20	-	-	51,980	-	-	52,000
Issuance of common stock for services	44,846	45	-	-	78,949	-	-	78,994
Fair value of warrants issued in connection with promissory notes	-	-	-	-	3,088,944	-	-	3,088,944
Beneficial conversion feature – convertible promissory notes	-	-	-	-	1,761,241	-	-	1,761,241
Fair value of warrants issued in connection with consulting services	-	-	-	-	670,947	-	-	670,947
Stock-based compensation in	-	-	-	-	64,596	-	-	64,596
Net loss for the year ended December 31, 2012	-	-	-	-	-	-	(4,647,219)	(4,647,219)
Balances at December 31, 2012	3,524,505	$3,525	-	$-	$7,098,252	$(2,657)	$(7,200,514)	$(101,394)

The accompanying notes are an integral part of these financial statements.

IDEAL POWER INC.
Statements of Cash Flows
	For the Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(4,647,219)	$(1,750,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	52,139	40,859
Stock-based compensation	64,596	54,639
Issuance of common stock for services	78,994	118,840
Amortization of debt discount	1,472,904	176,984
Issuance of note payable in connection with services	86,707	-
Fair value of warrants issued for consulting services	670,947	-
Increase in operating assets:
Accounts receivable	(382,314)	(103,360)
Inventories	(87,849)	(130,018)
Prepaid expenses	(27,468)	-
Increase in operating liabilities:
Accounts payable	435,892	101,077
Accrued expenses	31,182	136,275
Net cash used in operating activities	(2,251,489)	(1,355,643)

Cash flows from investing activities:
Purchase of property and equipment	(5,961)	(74,381)
Acquisition of patents	(323,074)	(56,430)
Certificate of deposit	20,000	(20,000)
Net cash used in investing activities	(309,035)	(150,811)

Cash flows from financing activities:
(Repayment) borrowings on line of credit	(20,000)	20,000
Borrowings on notes payable, net of debt raising costs	4,400,150	1,158,032
Proceeds from issuance of common stock	52,000	188,002
Repurchase of common stock	-	(2,658)
Net cash provided by financing activities	4,432,150	1,363,376

Net increase (decrease) in cash and cash equivalents	1,871,626	(143,078)
Cash and cash equivalents at beginning of year	100,675	243,753
Cash and cash equivalents at end of year	$1,972,301	$100,675

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$212	$4,152
		(Continued)
The accompanying notes are an integral part of these financial statements.

IDEAL POWER INC.

Statements of Cash Flows (Continued)

Non cash activities for the year ended December 31, 2012:

The Company issued 2,110,897 warrants valued at $3,088,944 in connection with notes payable.
The Company recorded $1,761,241 as additional paid-in capital in connection with the beneficial conversion feature of convertible promissory notes.

Non cash activities for the year ended December 31, 2011:

The Company issued 101,626 warrants valued at $199,104 in connection with a note payable.

The accompanying notes are an integral part of these financial statements.

Ideal Power Inc.
Notes to Financial Statements

Note 1 – Organization and Description of Business

Ideal Power Inc. (the “Company”) was incorporated in Texas on May 17, 2007 under the name Ideal Power Converters, Inc.  The Company changed its name to Ideal Power Inc. on July 8, 2013 and re-incorporated in Delaware on July 15, 2013.  With headquarters in Austin, Texas, it develops power converter solutions for photovoltaic generation, grid-storage and electric vehicle charging. The principal products of the Company are photovoltaic inverters and battery converters.  The Company is developing technology to build electric vehicle chargers, wind converters and variable frequency drives. The Company also renders services to customers for developing a technological platform similar to that of the Company.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (US GAAP) which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business and has incurred significant losses from operations since inception. The Company’s operations are dependent upon it raising additional funds through private offering of its stock or debt financing. The Company is obligated to pay or convert $5,142,000 in promissory notes due in 2013. The Company has no committed sources of capital and is not certain whether additional financing will be available when needed on terms that are acceptable, if at all. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty. The report from the Company’s independent registered public accounting firm states that there is substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Trade accounts receivable are stated net of an allowance for doubtful accounts.  The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers or interest on past due amounts.  Management estimates the allowance for doubtful accounts based on review and analysis of specific customer balances that may not be collectible and how recently payments have been received. Accounts are considered for write-off when they become past due and when it is determined that the probability of collection is remote. There was no allowance for doubtful accounts at December 31, 2012 and 2011.

Inventories

Inventories are stated at the lower of cost (first in, first out method) or market value. Inventory quantities on hand are reviewed regularly and a write-down for excess and obsolete inventory is recorded based primarily on an estimated forecast of product demand, market conditions and anticipated production requirements in the near future. There was no reserve for excess and obsolete inventory at December 31, 2012 and 2011.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Major additions and improvements are capitalized while maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives. Leasehold improvements are amortized over the shorter of the life of the asset or the related leases. Estimated useful lives of the principal classes of assets are as follows:

Leasehold improvements                                                                            2 years
Machinery and equipment                                                                           5 years
Furniture, fixtures and computers                                                              3-5 years

Patents

Patents are recorded at cost. Once the patents are awarded the amortization is computed using the straight-line method over the estimated useful lives of the patents of 20 years commencing from the date of filing of patents.

Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. Management has determined that there was no impairment in the value of long-lived assets during the years ended December 31, 2012 and 2011.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, certificate of deposit, notes payable, line of credit and accounts payable. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheets. This is primarily attributed to the short maturities of these instruments. The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value.

Convertible Promissory Notes and Warrants

The warrants and embedded conversion feature of convertible promissory notes are classified as equity under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40 “Derivatives and Hedging – Contracts in Entity’s Own Equity”. The Company allocates the proceeds of the convertible promissory notes between convertible promissory notes and the financial instruments related to warrants associated with convertible promissory notes based on their relative fair values at the commitment date. The fair value of the financial instruments related to warrants associated with convertible promissory notes is determined utilizing the Black-Scholes option pricing model and the respective allocated proceeds to the warrants is recorded in additional paid-in capital. The embedded beneficial conversion feature associated with convertible promissory notes is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital in accordance with ASC Topic 470-20 “Debt – Debt with Conversion and Other Options”.

The portion of debt discount resulting from the allocation of proceeds to the financial instruments related to warrants associated with convertible promissory notes is being amortized over the life of the convertible promissory notes. For the portion of debt discount resulting from the allocation of proceeds to the beneficial conversion feature, it is amortized over the term of the notes from the respective dates of issuance.

Revenue Recognition

Revenue from product sales is recognized when the risks of loss and title pass to the customer, as specified in (1) the respective sales agreements and (2) other revenue recognition criteria as prescribed by Staff Accounting Bulletin (“SAB”) No. 101 (SAB 101), “Revenue Recognition in Financial Statements,” as amended by SAB No. 104, “Revenue Recognition”. The Company generally sells its products FOB shipping and recognizes revenue when products are shipped.  Revenue from service contracts is recognized using the completed-performance or proportional-performance method depending on the terms of the service agreement. When there are acceptance provisions based on customer-specified subjective criteria, the completed-performance method is used. For contracts where the services performed in the last series of acts is very significant, in relation to the entire contract, performance is not deemed to have occurred until the final act is completed. Once customer acceptance has been received, or the last significant act is performed, revenue is recognized.  The Company uses the proportional-performance method when a service contract specifies a number of acts to be performed and the Company has the ability to determine the pattern and related value in which service is provided to the customer.

The Company receives payments from government entities in the form of government grants.  Government grants are agreements that generally provide the Company with cost reimbursement for certain type of research and development activities over a contractually defined period.  Revenues from government grants are recognized in the period during which the related costs are incurred, provided that the conditions under which the government grants were provided have been met.  Government grants amounted to $707,357 and $26,581 for the years ended December 31, 2012 and 2011, respectively. At December 31, 2012, grants receivable amounted to $348,647 and were included in accounts receivable. At December 31, 2011, there were no grants receivable.

Royalty income is recognized as earned based on the terms of the contractual agreements.

Product Warranties

The Company provides a ten year manufacturer’s warranty covering product defects. Accruals for product warranties are estimated based upon historical warranty experience and are recorded in cost of sales at the time revenue is recognized in order to match revenues with related expenses. The Company assesses the adequacy of its warranty liability quarterly and adjusts the reserve, included in accrued expenses, as necessary.

Research and Development

Research and development costs are expensed as incurred.  Research and development costs incurred during the years ended December 31, 2012 and 2011 amounted to $1,127,192 and $914,851, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. At December 31, 2012 and 2011, the Company has established a full reserve against all deferred tax assets.

Tax benefits from an uncertain tax position are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.

Net Loss Per Share

The Company applies FASB ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods for which no common share equivalents are included because their effect would be anti-dilutive.

Stock Based Compensation

The Company applies FASB ASC 718, “Stock Compensation,” when recording stock based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The Company accounts for stock issued to non-employees in accordance with the provisions of FASB ASC 505-50 “Equity Based Payments to Non-Employees.” FASB ASC 505-50 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

Presentation of sales taxes

Certain states impose a sales tax on the Company’s sales to nonexempt customers.  The Company collects that sales tax from customers and remits the entire amount to the states.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of revenues.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, accounts payable and short term debt. The Company maintains its cash with a major financial institution located in the United States. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. Periodically throughout the year, the Company maintains balances in excess of federally insured limits. The Company encounters a certain amount of risk as a result of a concentration of revenue from a few significant customers. Credit is extended to customers based on an evaluation of their financial condition. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and records an allowance for potential bad debts based on available information. The Company had two customers that accounted for 75% and 85% of net revenue for the years ended December 31, 2012 and 2011, respectively.  The loss of one of these customers could cause an adverse effect on the Company’s operations. The Company had an accounts receivable balance from one customer that accounted for 72% and 100% of total accounts receivable at December 31, 2012 and 2011, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if adopted, will have a material effect on the financial statements.

Note 3 - Inventories

Inventories consisted of the following:
	December 31,
	2012	2011
Raw materials	$144,842	$130,018
Finished goods	73,025	-
	$217,867	$130,018

Note 4 – Prepayment and Other Current Assets

At December 31, 2012, prepayment and other current assets consisted of the following:

Prepaid insurance	$22,186
Prepaid subscription	4,282
Others	2,000
$28,468

Note 5 – Property and Equipment

Property and equipment consisted of the following:

	December 31,
	2012	2011
Machinery and Equipment	$19,670	$19,670
Building leasehold improvements	46,850	46,850
Furniture, fixtures and computers	58,379	52,422
	124,899	118,942
Accumulated depreciation and amortization	(96,996)	(46,517)
	$27,903	$72,425

Note 6 – Patents

Patents consisted of the following:

	December 31,
	2012	2011
Patents	$479,256	$156,182
Accumulated amortization	(4,466)	(2,807)
	$474,790	$153,375

Amortization expense related to patents amounted to $1,659 and $1,443 for the years ended December 31, 2012 and 2011, respectively.  Estimated amortization expense for the succeeding five years and thereafter is $ 2,700(2013); $2,700 (2014); $2,700 (2015); $2,700 (2016); $2,700 (2017); and $35,000 (thereafter).

At December 31, 2012 and 2011, the Company had capitalized approximately $426,000 and $127,000, respectively, for costs related to patents that have not been awarded.

Note 7 – Line of Credit

The Company had a credit agreement with a bank under which it could borrow up to $20,000 through March 16, 2012. Borrowings under the credit agreement were collateralized by a certificate of deposit of equal amount and guaranteed by officers of the Company.  Interest was payable at a rate of 2.75% per annum. Amount outstanding under this credit agreement amounted to $20,000 at December 31, 2011, and was repaid in April 2012.

Note 8 – Long-term Debt
	December 31,
	2012	2011
1)    The Company entered into the Texas Emerging Technology Fund (the “ETF”) Award and Security Agreement (the “Agreement”) with the State of Texas (the “State”) on October 1, 2010 subsequently amended on May 20, 2011 and April 16, 2013. Under the Agreement, the Company received an initial award totaling $250,000 during the year ended December 31, 2010 and received an additional award totaling $750,000 during the year ended December 31, 2011 (collectively, the “Promissory Note”). The proceeds from the award must be used to expedite commercialization intended to increase high-quality jobs in Texas through expenditures on working capital or development or acquisition of capital assets used to produce income and in meeting the Company’s goal of introducing a 30KW solar inverter to the market. The Company is also required to meet certain milestones by specific dates, use Texas-based suppliers and establish a substantial percentage of its commercialization and manufacturing activities in Texas. The awards are collateralized by all owned or acquired assets of the Company.  The ETF in a subordination agreement dated August 30, 2012, agreed to subordinate the Promissory Note to secured convertible promissory notes to be issued by the Company of up to $5,000,000.  At December 31, 2012 the Company had secured convertible promissory notes aggregating $4,000,000.  See 4) and 5) below.

       The Promissory Note accrues interest at an annual rate of 8% and could be repaid at the option of the Company after April 1, 2012. The Promissory Note will be cancelled and the debt, including accrued interest, will be forgiven upon the earlier of: 1) October 1, 2020 or 2) the date the ETF receives a return of cash or public securities equal to the proceeds from the Promissory Note plus accrued interest in connection with a qualifying liquidation event, as defined in the agreement. Upon note repayment or forgiveness, the agreement will terminate and the Company will be released from all obligations under the Agreement.

        In connection with the Promissory Note, in October 2010 and July 2011, the Company issued warrants to purchase 33,875 and 101,626 shares of the Company’s common stock, respectively.  The fair value of the warrants was determined to be $66,372 and $199,104, respectively, and was recorded as debt discount. During the years ended December 31, 2012 and 2011, the Company incurred interest expense amounting to $77,430 and $176,984 related to the accretion of the debt discount.  Interest on the Promissory Note, including accretion of debt discount, amounted to $157,430 and $225,017 for the years ended December 31, 2012 and 2011, respectively.  Unamortized debt discount amounted to $0 and $77,430 at December 31, 2012 and 2011, respectively. Effective interest rate on this Promissory Note was 16% and 36% per annum for the years ended December 31, 2012 and 2011, respectively.  Accrued interest amounted to $132,690 and $52,690 at December 31, 2012 and 2011, respectively, and is included in the outstanding amount of Promissory note.
	$1,132,690	$975,260

2)    Unsecured convertible promissory notes with principal and interest due at maturity at 6% per annum, subordinate to the line of credit, and maturing  on the earlier of: 1) December 31, 2013, or 2) closing of initial public offering of the Company’s common stock in which the Company raises at least $10million, or 3) closing of qualified financing, as defined in the promissory notes, or 4) occurrence of event of default, as defined in the promissory notes . The promissory notes are convertible into 172,249 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The embedded beneficial conversion feature associated with these convertible promissory notes had no intrinsic value. Of the total amount outstanding, $40,000 was due to an officer of the Company at December 31, 2012 and 2011, respectively.  Interest on these notes amounted to $21,600 and $9,146 for the years ended December 31, 2012 and 2011, respectively.
	360,000	360,000

3)    Unsecured convertible promissory notes aggregating $695,150 with principal and interest due at maturity at 6% per annum and maturing  on the earlier of : 1) December 31, 2013 , or 2) closing of initial public offering of the Company’s common stock in which the Company raises at least $10 million, or 3) closing of qualified financing, as defined in the promissory notes, or 4) occurrence of event of default, as defined in the promissory notes .Of the total amount outstanding, $389,575 was due to an officer, employee  and directors of the Company. The promissory notes are convertible into 332,608 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The embedded beneficial conversion feature associated with these convertible promissory notes had no intrinsic value.

        In connection with these promissory notes, the Company issued warrants to purchase 261,581 shares of the Company’s common stock.  The fair value of the warrants was determined to be $419,840 and was recorded as debt discount. During the year ended December 31, 2012, the Company incurred interest expense amounting to $157,711 related to the accretion of the debt discount.  Interest on these promissory notes, including accretion of debt discount, amounted to $185,874 for the year ended December 31, 2012. Unamortized debt discount amounted to $262,129 at December 31, 2012. Effective interest rate on these notes was 35% per annum for the year ended December 31, 2012.
	433,021	-

4)    Convertible promissory notes aggregating $750,000 secured by substantially all assets of the Company with principal and interest due at maturity at the higher of: a) 1% per annum or b) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code,  and maturing on the earlier of : 1) November 21, 2013,  2) event of default, as defined in the agreement, or 3) the closing of an initial public offering of the Company’s common stock. Of the total amount outstanding, $100,000 was due to one of the directors of the Company. The promissory notes are convertible into 512,645 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The intrinsic value of embedded beneficial conversion feature associated with these convertible promissory notes was determined to be $321,429 and was recorded as debt discount.

       In connection with these promissory notes, the Company issued warrants to purchase 513,699 shares of the Company’s common stock.  The fair value of the warrants was determined to be $749,846 and was recorded as debt discount.

       During the year ended December 31, 2012, the Company incurred interest expense amounting to $521,275 related to the accretion of the debt discount.  Interest on these promissory notes, including accretion of debt discount, amounted to $523,796 for the year ended December 31, 2012.  Unamortized debt discount amounted to $550,000 at December 31, 2012. Effective interest rate on these notes was 210% per annum for the year ended December 31, 2012.
	200,000	-

5)    Convertible promissory notes aggregating $3,250,000 secured by substantially all assets of the Company with principal and interest due at maturity at the higher of: a) 1% per annum or b) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code, and maturing on the earlier of : 1) November 21, 2013,  2) event of default, as defined in the agreement, or 3) the closing of an initial public offering of the Company’s common stock.  Of the total amount outstanding, $200,000 was due to two directors of the Company. The promissory notes are convertible into 2,226,027 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory notes. The intrinsic value of the embedded beneficial conversion feature associated with these convertible promissory notes was determined to be $1,402,397 and was recorded as debt discount.

        In connection with these promissory notes, the Company issued warrants to purchase 1,113,014 shares of the Company’s common stock.  The fair value of the warrants was determined to be $1,625,890 and was recorded as debt discount.

       In connection with these promissory notes the Company issued underwriter warrants to purchase 222,603 shares of the Company’s common stock.  The fair value of the warrants was determined to be $292,368 and was recorded as debt discount. The Company also incurred debt raising cost of $375,000 in connection with these promissory notes which has been recorded as debt discount.

       During the year ended December 31, 2012, the Company incurred interest expense amounting to $716,488 related to the accretion of the debt discount.  Interest expense on these promissory notes, including accretion of debt discount, amounted to $720,099 for the year ended December 31, 2012.  Unamortized debt discount amounted to $2,979,167 at December 31, 2012. The effective interest rate on these notes was 133% per annum for the year ended December 31, 2012
	270,833	-

6)    Unsecured convertible promissory note amounting to $86,707 with principal and interest due at maturity at the higher of: a) 1% per annum or b) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code, and maturing on the earlier of: 1) December 31, 2013, 2) event of default, as defined in the agreement, or 3) the closing of an initial public offering of the Company’s common stock.   The promissory note is convertible into 59,388 shares of the Company’s common stock at the option of the note holder upon occurrence of certain events, as defined in the promissory note. The intrinsic value of embedded beneficial conversion feature associated with these convertible promissory notes was determined to be $37,415 and was recorded as debt discount.  Unamortized debt discount amounted to $37,415 at December 31, 2012.
	49,292	-
	2,445,836	1,335,260
Less current portion of long-term debt, net of debt discount of $3,828,711 at December 31, 2012	1,313,146	-
Long-term debt, net of debt discount of $0 and $77,430 at December 31, 2012 and 2011, respectively	$1,132,690	$1,335,260

Maturities of the long-term debt over the succeeding year and thereafter is approximately $5,142,000 (2013); and $1,133,000 (thereafter). The unamortized debt discount of $3,828,711 at December 31, 2012 will be amortized during the year ended December 31, 2013.

Note 9 – Warranty Reserve

The changes in warranty reserve, included in accrued expenses, were as follows:
	2012	2011
Balance, beginning of the year	$123,979	$-
Provisions for warranty and beta replacements	18,900	123,979
Warranty payments or beta replacements	(39,750)	-
Balance, end of the year	$103,129	$123,979

Note 10 – Common and Preferred Stock

All shares of common and preferred stock have a par value of $0.001. Each holder of common stock is entitled to one vote per share outstanding.  Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted on the record date.  As of December 31, 2012 and 2011, there were no outstanding shares of preferred stock.

Common Stock

During the year ended December 31, 2012, stockholders’ equity activity consisted of the following common stock transactions: (1) the issuance to investors in a private placement, in consideration of $52,000, of an aggregate of 19,568 shares of the Company’s common stock, (2) the issuance of an aggregate 44,846 shares of the Company’s common stock with a fair value of $78,994 for services, (3) the issuance of 2,110,897  warrants with a value of $3,088,944  in connection with debt, (4) the issuance of 477,135 warrants with a fair value of $670,947 in connection with consulting services.

During the year ended December 31, 2011, stockholders’ equity activity consisted of the following common stock transactions: (1) the issuance to investors in private placement, in consideration of $188,002, of an aggregate 70,741 shares, including 9,783 shares to an executive employee, of the Company’s common stock (2) the issuance of an aggregate 44,718 shares, including 13,170 shares to an executive employee, of the Company’s common stock with a fair value of $118,840 for services, (3) the issuance of 101,626 warrants with a fair value of $199,104 in connection with debt, (4) repurchase of 1,000  shares of the Company’s common stock for $2,658.

Preferred Stock

During the year ended December 31, 2011, the Company converted 122,175 shares of Series Seed Preferred stock into an equal number of shares of the Company’s common stock.

Note 11 – Stock Option Plan

In 2011, the Company adopted the 2011 Stock Option/Stock Issuance Plan (the “Plan”) and reserved 371,000 shares of common stock for issuance under the Plan.  The Plan is administered by the Company’s board of directors and is divided into two separate equity programs:  1) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of common stock, and (ii) the Stock Issuance Program, under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company.  The persons eligible to participate in the Plan are employees, non-employee members of the board of directors, consultants and other independent advisors who provide services to the Company.  Options issued under the Plan may have a term of up to ten years and may have variable vesting.

During the year ended December 31, 2012, the Company did not grant any awards of common stock or options to purchase common stock from the Plan.

During the year ended December 31, 2011, the Company granted option awards to various employees for the purchase of 38,756 shares of common stock from the Plan at an exercise price of $2.658.  The options were to vest over a period of 4 years commencing from the date of grant.    The options were valued at approximately $83,000 using the Black-Scholes option pricing model.  Pursuant to the terms of the Plan, if stockholder approval was not obtained within 12 months after the date of the board’s adoption of the Plan, then all options previously granted under the Plan would terminate and cease to be outstanding, and no further options could be granted and no shares could be issued under the Plan.  The Plan was not approved by the Company’s stockholders on or before November 5, 2012 and the option grants terminated on that date.

Awards Granted Outside the Plan

During the year ended December 31, 2012, the Company granted 45,155 stock options to purchase shares of common stock at an exercise price of $2.658 to an executive employee. The options vest over a period of 4 years commencing from the date of grant. As permitted by SAB 107, due to the Company’s insufficient history of option activity, management utilized the simplified approach to estimate the options expected term, which represents the period of time that options granted are expected to be outstanding.  The risk free interest rate for periods within the contractual life of the option is based on the U.S. treasury yield in effect at the time of grant.  The Company has never declared or paid dividends and has no plans to do so in the foreseeable future. The options were valued at approximately $85,000 using the Black-Scholes option pricing model. Amount of approximately $12,400 relating to these options was charged to expense during the year ended December 31, 2012.

The assumptions used in the Black-Scholes model are as follows:

	For the year ended December 31,
	2012	2011
Risk-free interest rate	1.41%	1.41%
Expected dividend yield	0%	0%
Expected lives	5.25 years	9 years
Expected volatility	90%	90%

A summary of the Company’s stock option activity and related information is as follows:

	2012			2011
	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
Outstanding at January 1	370,056	$1.115	8.9	331,300	$0.934	9.9
Granted	45,155	2.658		38,756	2.658
Exercised	-	-		-	-
Forfeited/Expired/Exchanged	(38,756)	2.658		-	-
Outstanding at December 31	376,455	$1.141	7.8	370,056	$1.115	8.9
Exercisable at December 31	326,570	$0.958	8.0	279,095	$0.884	9.0

The following table sets forth additional information about stock options outstanding at December 31, 2012:

Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Life (in years)	Weighted Average Exercise Price	Options Exercisable
$0.04 - $0.99	94,650	8.7	$0.1493	94,650
$1.00 - $1.99	236,650	7.6	$1.2480	225,335
$2.00- $2.66	45,155	7.4	$2.6575	6,585
	376,455			326,570

The estimated aggregate pretax intrinsic value (the difference between the Company’s estimated stock price on the last day of the year ended December 31, 2012 and the exercises price, multiplied by the number of in-the-money options) is approximately $373,000. This amount changes based on the fair value of the Company’s stock.

As of December 31, 2012, there was $79,371 of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 3.4 years.

Note 12 – Warrants

During the year ended December 31, 2012, the Company issued 2,110,897 warrants to purchase shares of the Company’s common stock to various promissory note holders with exercise prices ranging from $0.001 to $2.658. The warrants vest through November 2013. The warrants were valued at approximately $3,089,000 using the Black-Scholes option pricing model. See Note 8.

During the year ended December 31, 2012, the Company issued 477,135 warrants to purchase shares of the Company’s common stock to a consultant in connection with consulting services.  The warrants have an exercise price of $1.46. The warrants vested immediately. The warrants were valued at approximately $671,000 using the Black-Scholes option pricing model which was charged to expense during 2012.

During the year ended December 31, 2011, the Company issued 101,626 warrants to purchase shares of the Company’s common stock in connection with Promissory Note with an exercise price of $0.001. The warrants vested over a period of 9 months from the date of issuance. The warrants were valued at approximately $199,000 using the Black-Scholes option pricing model. See Note 8.

The assumptions used in the Black-Scholes model are as follows:
	For the year ended December 31,
	2012	2011
Risk-free interest rate	0.46% -0.69%	1.41%
Expected dividend yield	0%	0%
Expected lives	3.5 – 4 years	10 years
Expected volatility	90%	90%

A summary of the Company’s warrant activity and related information is as follows:

	2012		2011
	Warrants	Weighted Average Exercise Price	Warrants	Weighted Average Exercise Price
Outstanding at January 1	221,451	$0.00072	119,825	$0.00043
Granted	2,588,032	1.87	101,626	0.0010
Exercised	-	-	-	-
Forfeited/Expired	-	-	-	-
Outstanding at December 31	2,809,483	$1.52	221,451	$0.00072

Note 13 – Income Taxes

Income taxes are disproportionate to income due to net operating loss carryforwards, which are fully reserved. As of December 31, 2012, the Company has federal net operating loss carryforwards of approximately $5,313,000 which will begin to expire in 2031.  Management has concluded that it is more likely than not that the Company will not have sufficient taxable income within the carryforward period permitted by current law to allow for the utilization of certain of the deductible amounts generating the deferred tax assets; therefore, a full valuation allowance has been established to reduce the net deferred tax assets to zero at December 31, 2012 and 2011.

The following is a summary of the significant components of the Company’s net deferred income tax assets and liabilities as of December 31, 2012 and 2011:

	Year ended December 31,
	2012	2011
Current deferred income tax assets:
Inventory – uniform capitalization	$18,000	$10,000
Less valuation allowance	(18,000)	(10,000)
	$-	$-
Non-current deferred income tax assets and (liabilities):
Net operating loss	$1,806,000	$675,000
Research and development credit	18,000	18,000
Warrant reserve	35,000	42,000
Depreciation and amortization	7,000	1,000
Other	(139,000)	(29,000)
Less valuation allowance	(1,727,000)	(707,000)
Net non-current deferred tax assets	$-	$-

The Company has applied the provisions of FASB ASC 740, “Income Tax” which clarifies the accounting for uncertainty in tax positions. FASB ASC 740 requires the recognition of the impact of a tax position in the financial statements if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position.  At December 31, 2012 and 2011, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in interest expense and operating expenses, respectively. As of December 31, 2012 and 2011, the Company has no accrued interest and penalties related to uncertain tax positions.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction.  The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2008. The Company currently is not under examination by any tax authority.

The reconciliation between the statutory income tax rate and the effective tax rate is as follows:

	For the year ended December 31,
	2012		2011
Statutory federal income tax rate	(34	) %	(34	) %
Debt discount	12		4
Other	-		1
Valuation allowance	22		29
	-%		-%

Note 14 – Commitments

Lease

The Company leases its facility in Spicewood, Texas under a non-cancelable operating lease expiring on May 31, 2014. Rent expense incurred for the years ended December 31, 2012 and 2011 amounted to $34,932 and $31,833, respectively.

Future estimated lease payments are as follows:

Year ending December 31,
2013	$38,000
2014	16,000
$54,000

Employment Agreement

The Company has entered into an employment agreement, subsequently amended on May 8, 2013, with executive management personnel that provides for severance payments upon termination without cause. Consequently, if the Company had released executive management personnel without cause or due to a change in control, as defined in the employment agreement, the severance expense due would be a minimum six month salary of approximately $88,000, plus any pro-rated bonuses and vacation days earned.

Note 15 – Consulting Services

During the years ended December 31, 2112 and 2011, the Company incurred $50,069, and $75,823 respectively, on account of consulting services and fixed asset purchases from a company which is owned by one of the major shareholders of the company who from May 2007 to November 2012 was also a director of the Company.

Note 16 – Retirement Plan

The Company has adopted a defined contribution retirement plan covering all of its employees. Under the plan, the Company contributions are discretionary. The Company’s discretionary contributions amounted to $4,198 and $1,939 for the years ended December 31, 2012 and 2011, respectively.

Note 17 – Subsequent Events

Consulting Agreement

On April 19, 2013, the Company entered into an agreement effective May 1, 2013 with an unrelated party to provide public relations services for a monthly fee of $7,500 for a period of 12 months.

Employment Agreements

On May 8, 2013, the Company entered into employment agreements with its Chief Technology Officer and Chief Executive Officer of the Company that provide for severance payments upon termination without cause. Consequently, if the Company had released executive management personnel without cause or due to change in control, as defined in the employment agreements, the severance expense due would be minimum six month salary of approximately $212,000, plus any pro-rated bonuses and vacation days earned.

Schedule 4(m)	Material Agreements

Tables - Notes

Table of Notes - section 1

Convertible Notes Date		Note Amount	conversion rate or lower	shares given 2.65754

Pa s s el LTD	4/26/2011	$ 100,000.00	2.65754	37,629
Fred Bea ch	6/21/2011	$ 50,000.00	2.65754	18,814
Mr Redwi ne	9/1/2011	$ 70,000.00	2.65754	26,340
Don Ba rr	9/29/2011	$ 100,000.00	2.65754	37,629
Cha rl es De Ta rr	10/9/2011	$ 40,000.00	2.65754	15,052 4,892 4,892 4,892 4,892 56,443 75,258 9,407 5,644 10,000 37,629 10,000 3,763 15,052 18,814
Bunds chuh, John P	4/12/2012	$ 13,000.00	2.65754
Bunds chuh, Pa ul	4/12/2012	$ 13,000.00	2.65754
Bunds chuh, Peter W	4/12/2012	$ 13,000.00	2.65754
Bunds chuh, Wi l l i a m	4/12/2012	$ 13,000.00	2.65754
Cha rl es De Ta rr	(mul ti pl e)	$ 150,000.00	2.65754
Chri s Cobb	5/22/2012	$ 200,000.00	2.65754
Dr Breed	2/24/2012	$ 25,000.00	2.65754
Joel Sher	3/25/2012	$ 15,000.00	2.65754
John Mi ke Ba rron	4/17/2012	$ 26,575.40	2.65754
Pa s s el LTD	4/23/2012	$ 100,000.00	2.65754
Mi ke Ba rron	4/18/2012	$ 26,575.40	2.65754
Sher's fa mi l y Trus t	3/25/2012	$ 10,000.00	2.65754
R Andrew Webb	6/11/2012	$ 40,000.00	2.65754
Ma gnus Le'Vi cki	7/17/2012	$ 50,000.00	2.65754
s ub-tota l - notes s ecti on 1		$ 1,055,150.80		397,042

Details:

6% interest rate. Due 12/31/2013.
The notes are convertible at the lower of $2.65754 or the IPO price.
All the notes are convertible, some have warrants as noted in warrant section. All have interest at 6% All the noteholders have aggreed they will covert at the IPO.

Table of Notes - section  2

Convertible Notes MDB round 1	Date	Note Amount	Due date (note 1)	conversion rate	shares
Aa ron A. Grunfel d	8/31/2012	$15,000.00	12/21/2013	s ee deta i l s	s ee deta i l s
Al l en Es tri n	8/31/2012	$5,000.00	12/21/2013
Amy En-Mei Wa ng a nd Gregory
Ada m Horwi tz JTWROS	8/31/2012	$10,000.00	12/21/2013
Ankur V. Des a i	8/31/2012	$5,000.00	12/21/2013
Anthony Di Gi a ndomeni co	8/31/2012	$25,000.00	12/21/2013
Benja mi n L. Pa dnos	8/31/2012	$50,000.00	12/21/2013
Equi ty Tus t Compa ny
Cus todi a n FBO Robert C.
Cl i fford IRA, 6.67%, Undi vi ded	8/31/2012	$50,000.00	12/21/2013
The Ha ndl er Revoca bl e Trus t	8/31/2012	$15,000.00	12/21/2013
Da ni el La ndry	8/31/2012	$10,000.00	12/21/2013
Da ni el Sa nker	8/31/2012	$10,000.00	12/21/2013
Da vi d M. Mos s berg	8/31/2012	$10,000.00	12/21/2013
Eri ck Ri cha rds on	8/31/2012	$50,000.00	12/21/2013
Greg Sues s	8/31/2012	$20,000.00	12/21/2013
Ha rvey Kes ner	8/31/2012	$15,000.00	12/21/2013
Jeffrey S a nd Ma rga ret M
Pa dnos JTWROS	8/31/2012	$50,000.00	12/21/2013
Ja mes P. Ti erney	8/31/2012	$35,000.00	12/21/2013
Ca us ewa y Ba y Ca pi ta l , LLC	8/31/2012	$50,000.00	12/21/2013
Chri s topher a nd Ka ren
Jenni ngs JTWROS	8/31/2012	$25,000.00	12/21/2013
Bel l Fa mi l y Trus t	8/31/2012	$100,000.00	12/21/2013
Mi cha el Jos eph Ca va l i er Jr.	8/31/2012	$50,000.00	12/21/2013
Ni mi s h Pa tel	8/31/2012	$10,000.00	12/21/2013
Pa ul Tes ke a nd Ri vers Tes ke
JTWROS	8/31/2012	$10,000.00	12/21/2013
Peter A. Appel	8/31/2012	$100,000.00	12/21/2013
Ra l ph P. Ferra ra	8/31/2012	$10,000.00	12/21/2013
Sa nford Dea n Greenberg	8/31/2012	$10,000.00	12/21/2013
Thoma s L. Wa l l a ce, Sr.	8/31/2012	$10,000.00	12/21/2013
s ubtota l - notes s ecti on 2		$750,000.00

Note 1:

These originally had a due date of August 31, 2013 but per agreement were re-dated to November 21, 2013 Details:
All these notes are convertible with a 30% discount to the IPO price or to the next qualifying transaction All the noteholders have aggreed they will covert at the IPO.
All notes have 100% warrants coverage as noted in warrant section. All have 1% interest - or higher if required by the IRS.

Table of Notes – section 3

Convertible Notes MDB round 2	Date	Note Amount	Due date	conversion rate	shares
Anthony Di Gi a ndomeni co	12/21/2013	$25,000.00	12/21/2013	s ee deta i l s	s ee deta i l s
Ha ndl er Revoca bl e Trus t, Bra d
Ha ndl er TTEE	12/21/2013	$50,000.00	12/21/2013
Da ni el Pa dnos	12/21/2013	$25,000.00	12/21/2013
Edga r Pa rk	12/21/2013	$10,000.00	12/21/2013
Ga ry Schuma n	12/21/2013	$10,000.00	12/21/2013
Bi bi coff Fa mi l y Trus t	12/21/2013	$50,000.00	12/21/2013
Ja ne Di Gi a n	12/21/2013	$25,000.00	12/21/2013
John A. El wa y	12/21/2013	$100,000.00	12/21/2013
The John Sta nl ey Revoca bl e
Trus t UAD 8-4-2006, John
Sta nl ey TTEE	12/21/2013	$200,000.00	12/21/2013
Jona tha n J. Pa dnos	12/21/2013	$10,000.00	12/21/2013
YKA Pa rtners , Ltd.	12/21/2013	$50,000.00	12/21/2013
Ca us ewa y Ba y Ca pi ta l , LLC	12/21/2013	$100,000.00	12/21/2013
Bel l Fa mi l y Trus t	12/21/2013	$100,000.00	12/21/2013
Seri es E-1 of the La rren Smi tty,
LLC	12/21/2013	$100,000.00	12/21/2013
MDB Ca pi ta l Group LLC	12/21/2013	$200,000.00	12/21/2013
MDB Ca pi ta l Group LLC	12/21/2013	$195,000.00	12/21/2013
Bennett Li vi ng Trus t, Mi cha el
Bennett Trus tee U/A 3-12-1992	12/21/2013	$25,000.00	12/21/2013
Mi cha el Ca va l i er	12/21/2013	$50,000.00	12/21/2013
Mi cha el Kel l y	12/21/2013	$20,000.00	12/21/2013
Pi erce Fa mi l y Trus t DTD 9-13-
2000, Mi tchel l D. Pi erce TTEE	12/21/2013	$100,000.00	12/21/2013
Morri e Tobi n	12/21/2013	$25,000.00	12/21/2013
Ni chol a s Lewi n	12/21/2013	$100,000.00	12/21/2013
Peter A. Appel	12/21/2013	$1,625,000.00	12/21/2013
R & A Cha de Fa mi l y Trus t,
Ri cha rd Cha de TTEE	12/21/2013	$25,000.00	12/21/2013
Xi n Li u	12/21/2013	$10,000.00	12/21/2013
Si va n Pa dnos Ca s pi	12/21/2013	$10,000.00
Wi l ey Pi ckett	12/21/2013	$10,000.00	12/21/2013
s ub-tota l notes s ecti on 4		$3,250,000.00

Details:

All these notes are convertible with a 30% discount to the IPO price or to the next qualifying transaction All the noteholders have aggreed they will covert at the IPO.
All notes have 50% warrants coverage as noted in warrant section. All have 1% interest - or higher if required by the IRS.

Table of Notes – section 4

Convertible Notes MDB round 2	Date	Note Amount	Due date	conversion rate	shares
Richardson & Patel	12/31/2012	$86,707.00	12/21/2013	s ee detail s	see detail s
Total - all Notes - secti on 3		$86,707.00

Details:

The note is convertible with a 30% discount to the IPO price or to the next qualifying transaction The noteholder has aggreed they will covert at the IPO.
No warrants are associated with this note
The note has 1% interest - or higher if required by the IRS.

Note: Richardson continues to do work for Ideal Power Inc. for the IPO and has an agreement to accept up to $300,000 in its fees into convertible notes contingent on a successful IPO.

It is expected that the full $300,000 in convertible notes will be issued.

Other

1.
Commercial Lease for office with Texas Public Employees Association dated May 7, 2013.  For 12 month lease commending June 1, 2013 and ending May 31, 2014.   Monthly payments with all fees are $3,266 per month.

2.	Agreement and Note pursuant to that Investment Unit issued by Ideal Power Converters, Inc. to the Office of the Governor Economic Development and Tourism, dated October 1, 2010.

3.	Services Agreement, by and between Dynamic Manufacturing Solutions, LLC and Ideal Power Converters, Inc., dated January 15, 2010. Expired January 15, 2013.

4.	Master Services Agreement, by and between Austin Technology Incubator and Ideal Power Converters, Inc, dated October 10, 2008.

5.
Research Agreement No. 10-1520, by and between the Texas Engineering Experiment Station and Ideal Power Converters, Inc., dated November 22, 2010.  Certain provisions of such agreement provide for joint title and/or license of certain jointly developed Intellectual Property.

6.	Consulting Services Agreement, by and between Ray Lowe and Ideal Power Converters, Inc., dated April 23, 2011. No longer using his services.

7.	Consulting Services Agreement, by and between Selchau Consulting, LLC and Ideal Power Converters, Inc., dated March 1, 2011.

8.	Consulting Services Agreement, by and between Scott Wartha and Ideal Power Converters, Inc., dated November 12, 2010.

9.	Consulting services agreement with William Redmond dated December 27th, 2010. For engineering services on an as requested basis.

10.	Consulting services agreement with Mike Barron dated March 23, 2010. For software development. He was paid in cash and stock. He became an employee July 1st 2011. The agreement is no longer active.

11.	Consulting services agreement with Ed Wartha dated November 12th, 2010. For engineering services on as requested basis.

12.	Consulting services agreement with Walter Scott dated November 12th, 2010. For engineering services on an as requested basis.

13.
Retainer Agreement by and between Comprehensive Technologies and Ideal Power Converters, Inc. dated April 1.  The Agreement covers a period of nine months at $2,000 per month, starting April 1,2011 and concluding December 31, 2011.  Expired.

14.	Sales Representative Agreement between Comprehensive Technologies and Ideal Power Converters, Inc. dated May 13, 2011.

15.	Westlake Securities d/b/a Focus Strategies. Agreement dated March 7 and expired in July 2012 to assist in non-exclusive attempt to raise capital from a list of 5-6 financial firms.

16.	Amplify Capital. Agreement dated December 6, 2011 7 and expired in July 2012 to assist in non-exclusive attempt to raise capital.

17.
Grant Award Notice to Ideal Power Converters, Inc. for $40,000 in Eureka Grant Funds under the American Recovery and Reinvestment Act-2009 (ARRA).  State Energy Program (Eureka Program).  Innovation Marketing Grant.  $40,000 received and spent.

18.
IPC Cost Share On Department of Energy ARPA-E project.  In a three year period, the Company commits to provide $127,965 in labor, while being allocated $427,590 from the $2,777,778 project budget.   Currently past the 1st year.

19.	Brian Quock. Independent sales rep agreement dated May 15th with Brian Quock. Sales in California.

20.	Chris Cobb. Signed offer of employment dated May 21, 2012. With details of compensation. Later updated.

21.	Mercom Capital. New agreement dated April 19th, 2013 for marketing and promotion services. The term is for 12 months starting May 1st, 2013. Fee is $7,500 per month.

22.	Purchase Order, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated September 10, 2010.

23.	Purchase Order, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated June 10, 2010.

24.	Purchase Order, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated January 14, 2010.

25.	License Agreement, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated December 22, 2009, License No. 09-MC-LI-0006

26.	Texas Emerging Technology Fund Award and Security Agreement, by and between the State of Texas and Ideal Power Converters, Inc., dated October 1, 2010.

27.
Research Agreement No. 10-1520, by and between the Texas Engineering Experiment Station and Ideal Power Converters, Inc., dated November 22, 2010.  Certain provisions of such agreement provide for joint title and/or license of certain jointly developed Intellectual Property.

28.	Statement of Work, issued by the Company to Texas Engineering Experiment Station, governed by the Research Agreement. Project almost completed.

29.	Demonstration Agreement, by and between the City of Austin and Ideal Power Converters, Inc., dated May 20, 2010.

30.
Engagement Agreement with MDB Capital Group dated July 24, 2012 to be the Company’s exclusive financial advisor and placement agent in connection with an offering of series of offerings of Company securities.

31.	Engagement Letter for Strategic Consulting Services with MDB Capital Group dated July 24, 2012 to develop key assets and plans to support the Company’s business objectives.

32.	Agreement with Corporate Stock Transfer dated February 1st 2013. They are now the company in charge of handling stock transfers.

33.
Fee agreement with Richardson Patel LLP.   Includes a flat fee of a total of $450,000 for the legal work required for the completion of the IPO, of which they have agreed to be paid $150,000 in cash and $300,000 in convertible notes.

34.	Consulting services agreement with Mohamed Darwish dated March 25th, 2013. For engineering services on as requested basis.

35.	Consulting services agreement Blanchard and Associates dated April 8th, 2013. For engineering services on an as requested basis.

36.	Auditing services from Gumbiner Savett Inc dated January 26, 2013. Agreement for audit of 2011 and 2012 as well as the review of the first quarter of 2013.

37.
Sales representative agreement with Bleecker Associates dated December 21, 2012.  Sales rep to cover the Northeast Texas.  Monthly draw of $3000/month.  5% commission rate. Can be terminated with a 90 advance notice to representative.

38.	Executive employment agreements for: Bill Alexander dated May 7th, 2013. Term 2 years.

39.	Executive employment agreements for: Paul Bundschuh dated May 7th, 2013. Term 2 years.

40.	Executive employment agreements for: Chris Cobb dated May 8th, 2013. Term 2 years.

41.	Job offer and agreement - Barry Loder dated June 20th, 2013. Currently CFO.

42.	Job offer and agreement - John Merritt dated January 15, 2012. Currently an employee.

43.	Job offer and agreement - Dan Benkman dated September 5, 2012. Currently an employee.

44.	Agreement with Rensselaer. Signed February 24, 2012. Research Agreement for cost Reimbursement. To perform research in accordance with statement of work defined by Company and ARPAE requirements.

45.	Agreement with Virginia Tech. Signed February 16, 2012. Research Agreement for cost Reimbursement. To perform research in accordance with statement of work defined by Company and ARPAE requirements.

46.
Austin Manufacturing Services.  We have a purchase order with AMS for 100 units.  50 at $6,247, and 50 at $6,905.48.  We have received approx. 33 of the units.  We are currently working on rescheduling delivery timing, at most we would receive 33 more by August 31 and the rest postponed until needed.  We are currently working with AMS on a build as needed schedule basis for that 33 prior to August 31.

Schedule 4(k)	Tax Matters

The 2012 Federal income tax return and the Texas Franchise Tax return were extended and will be filed by the due date of filing.

Schedule 4(l)	Certain Transactions

1.	Use of DataCorp for IT services including internet site. Company is owned by Hamo Hacopian who is on the board. Mr. Hamo Hacopian currently owns more than 5% of outstanding shares.

2.
Convertible promissory notes held by VP Finance Charles De Tarr ($190,000), Chris Cobb President and COO ($200,000), and Dr. Breed ($25,000).   Both Charles De Tarr and Dr Breed own more than 5% of currently outstanding shares.

Schedule 4(r)	No Brokers

1
Westlake Securities d/b/a Focus Strategies.  Agreement dated March 7 and expired in July 2012.  Used  to assist in non-exclusive attempt to raise capital from a list of 5-6 financial firms (mainly Texas “Cap-Co’s”)

2	Amplify Capital. Agreement dated December 6, 2011 and expired in July 2012 to assist in non-exclusive attempt to raise capital.

Schedule 4(t)	Risk Factors

An investment in the Securities being offered under this Securities Purchase Agreement is speculative and involves a high degree of risk.  You should purchase the Securities being offered hereby only if you can afford to sustain a total loss of your investment.  Accordingly, in analyzing this investment you should carefully consider the following risk factors, as well as the other information included in this Securities Purchase Agreement and related exhibits and disclosure schedules, as well as other information furnished by the Company. The order of the risk factors is not necessarily indicative of the relative importance of any described risk. These risk factors are not the only risks we face and this list should not be considered exhaustive.  We consider the risks described below to be material, however there may be other risks that currently are not known to us.  .  The occurrence of any one of the following events would be likely to have a material adverse effect on the Company and our business, prospects, financial condition, and/or results of operation, and you could lose all or part of your investment in the Company.

Risks Related to Our Business

We lack an established operating history on which to evaluate our business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in profits.

We were formed in Texas on May 17, 2007 and have a limited operating history, which makes it difficult to evaluate our business.  Although we have issued patents and patent applications pending with the United States Patent and Trademark Office and equivalent offices in the European Union, South Korea, China, Brazil and Canada for a power converter topology and our methods of operating said topology, and have had them validated by UL certifications from Intertek, a Nationally Recognized Test Laboratory, the California Energy Commission, and several PV inverter installations, we have only recently begun sales of our products, and we cannot say with certainty when we will begin to achieve profitability.  No assurance can be made that we will ever become profitable.

We may not be able to meet our product development and commercialization milestones.

Product development and testing are subject to unanticipated and significant delays, expenses and technical or other problems. We cannot guarantee that we will successfully achieve our milestones within our planned timeframe or ever.  Our plans and ability to achieve profitability depend on acceptance of our technology and our products by key market participants, such as vendors and marketing partners, and potential end-users of our products.  We continue to educate designers and manufacturers about our solar PV inverters, grid-battery converters, and electric vehicle charging infrastructure.  More generally, the commercialization of our products may also be adversely affected by many factors not within our control, including:

•	the willingness of market participants to try a new product and the perceptions of these market participants of the safety, reliability, functionality and cost effectiveness of our products;

•	the emergence of newer, possibly more effective technologies;

•	the future cost and availability of the raw materials and components needed to manufacture and use our products; and

•	the adoption of new regulatory or industry standards which may adversely affect the use or cost of our products.

Accordingly, we cannot predict that our products will be accepted on a scale sufficient to support development of mass markets for them.

Businesses, consumers, and utilities might not adopt alternative energy solutions as a means for providing or obtaining their electricity and power needs.

On-site distributed power generation solutions, such as photovoltaic systems, which utilize our inverter products, provide an alternative means for obtaining electricity and are relatively new methods of obtaining electrical power that businesses, consumers, and utilities may not adopt at levels sufficient to grow our business.  Traditional electricity distribution is based on the regulated industry model whereby businesses and consumers obtain their electricity from a government regulated utility.  For alternative methods of distributed power to succeed, businesses, consumers and utilities must adopt new purchasing practices and must be willing to rely upon less traditional means of providing and purchasing electricity.  As larger solar projects come online, utilities are becoming increasingly concerned with grid stability, power management and the predictable loading of such power onto the grid.

We cannot be certain that businesses, consumers, and utilities will choose to utilize on-site distributed power at levels sufficient to sustain our business.  The development of a mass market for our products may be impacted by many factors which are out of our control, including:

•	market acceptance of photovoltaic systems that incorporate our products;

•	the cost competitiveness of these systems;

•	regulatory requirements; and

•	the emergence of newer, more competitive technologies and products.

If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the costs we will have incurred to develop these products.

We have incurred losses in prior periods and expect to incur losses in the future.

    Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.  This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows.  See Note 2 to our financial statements included elsewhere in this prospectus.

    Since our inception on May 17, 2007 through December 31, 2012, we sustained $7,200,514 in net losses and we had net losses at December 31, 2012 and 2011 of $4,647,219 and $1,750,939, respectively.  We expect to continue to sustain losses for the foreseeable future.  Net loss for the three months ended March 31, 2013 was $1,824,503, which increased the accumulated net losses to $9,025,017 as of March 31, 2013.

    We began product sales in 2011 and shipped 14 units for $165,000.  In 2012 we shipped 25 units for $266,000.  In the first quarter of 2013, we shipped 15 units for $122,000.  We also sold $10,000 in ancillary equipment, PV combiners made by SolarBOS.  As sales of our products have generated minimal operating revenues, we have relied on sales of our debt securities to continue our operations.  If we are unable to raise funds through sales of our securities, there can be no assurance that we will be able to implement our business plan, generate sustainable revenue or ever achieve profitable operations.  We expect to have operating losses until such time as we develop a substantial and stable revenue base.

We may never be profitable.

    We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and uncertainties inherent in the establishment of a business enterprise including, but not limited to, lack of operating capital, lack of personnel and lack of demand for our technology and products.  There can be no assurance that we can execute our business plan, which involves developing technologies and products that aim to improve key performance characteristics of electronic power converters.  Even if we are successful in implementing our business plan, there is no assurance that our future operations will be profitable.

Our business is dependent upon our ability to obtain financing.  If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

    There is no assurance that we will operate profitably or generate positive cash flows in the future.  We will require additional financing to pay or convert the $5,142,000 in promissory notes due in November and December 2013 and in order to sell our current products and to continue the research and development required to produce our next generation of products.  Furthermore, we have issued $4 million in senior secured convertible promissory notes that must be paid on November 21, 2013 if the notes are not converted to common stock prior to their maturity dates.  Excluding funds that we would need to pay the promissory notes if they are not converted, we anticipate that we will need approximately $5 million during the next 12 months to sustain our business operations, including our research and development activities.  We may not be able to obtain financing on commercially reasonable terms or at all.  Our business is dependent upon our ability to obtain financing.  If we do not obtain such financing, our business could fail and investors could lose their entire investment.

In conjunction with an award we received through the State of Texas, we have granted the Office of the Governor, Economic Development and Tourism (“OOGEDT”), a security interest in all of our assets.  If we breach the award agreement the OOGEDT will be entitled to exercise its right to foreclose on our assets.  If that were to happen, your investment would become worthless.

On October 1, 2010 we received a Texas Emerging Technology Fund Award in the amount of $1 million through the Office of the Governor, Economic Development and Tourism (“OOGEDT”).  If we breach the terms of the award by, for example, moving our operations to a jurisdiction other than Texas, the OOGEDT may demand repayment of the grant funds that have been disbursed, which currently total $1,152,690 as of March 31, 2013.  The OOGEDT has taken a security interest in our assets to secure the repayment of the funds in the event that we breach the terms of the award.  If the OOGEDT were entitled to exercise its right to foreclose on our assets, your investment would become worthless.

A material part of our success depends on our ability to manage our suppliers and manufacturers.  Our failure to manage our suppliers and manufacturers could materially and adversely affect our results of operations and relations with our customers.

We rely upon suppliers to provide the components necessary to build our products and on contract manufacturers to produce our products.  There can be no assurance that key component suppliers or manufacturers will provide components or products in a timely and cost efficient manner or otherwise meet our needs and expectations.  Our ability to manage such relationships and timely replace suppliers and manufacturers if necessary is critical to our success.  Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers.

We expect to license our technology in the future, however the terms of these agreements may not prove to be advantageous to us, which would adversely affect our business and results of operations.

Ultimately our goal is to license our technology to our customers.  However, we may not be able to secure license agreements with customers on terms that are advantageous to us.  Furthermore, the timing and volume of revenue earned from license agreements will be outside of our control.  If the license agreements we enter into do not prove to be advantageous to us, our business and results of operations will be adversely affected.

We have not devoted significant resources towards the marketing and sale of our products, we expect to face intense competition in the markets in which we do business, and we continue to rely on the marketing and sales efforts of third parties whom we do not control.

To date we have been focused on sales of our solar PV inverter and battery converter products.  Even by adding veteran industry staff, we continue to experience a learning curve in the marketing and sale of products on a commercial basis.  We expect that the marketing and sale of these products will continue to be conducted by a combination of independent manufacturers’ representatives, third-party strategic partners, distributors, or OEMs.  Consequently, commercial success of our products will depend to a great extent on the efforts of others.  We have entered and intend to continue entering into strategic marketing and distribution agreements or other collaborative relationships to market and sell our solar PV inverter, battery converter and other value added products.  However, we may not be able to identify or establish appropriate relationships, in the near term or in the future.  We can give no assurance that these distributors or OEMs will focus adequate resources on selling our products or will be successful in selling them.  In addition, third-party distributors or OEMs have or may require us to provide volume price discounts and other allowances, customize our products or provide other concessions which could reduce the potential profitability of these relationships.  Failure to develop sufficient distribution and marketing relationships in our target markets will adversely affect our commercialization schedule and to the extent we have entered or enter into such relationships, the failure of our distributors and other third parties to assist us with the marketing and distribution of our products or to meet their monetary obligations to us, may adversely affect our financial condition and results of operations.

We will face intense competition in the markets for product applications for our solar PV inverter, grid-battery converter, electric vehicle charging infrastructure and other value-added products.  We will compete directly with currently available products, some of which may be less expensive.  The companies that make these other products may have established sales relationships and more name-brand recognition in the market than we do.  In addition, some of those companies may have significantly greater financial, marketing, manufacturing and other resources.

The prototype of our new 3-port hybrid converter may not provide the results we expect, may prove to be too expensive to produce and market, or may uncover problems of which we are currently not aware, any of which could harm our business and prospects.

We are currently building a prototype of a 3-port hybrid converter, which is an integrated solar PV inverter and battery charger/inverter, based on improvements to our current PV inverter products.  We do not yet know if the prototype will produce positive results consistent with our expectations.  The prototype may also cost significantly more than expected, and the prototype design and construction process may uncover problems of which we are currently not aware.  These and other prototypes of emerging products are a material part of our business plan, and if they are not proven to be successful, our business and prospects could be harmed.

We are highly dependent on certain key members of our executive management team.  Our inability to retain these individuals could impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

Our ability to implement our business plan depends, to a critical extent, on the continued efforts and services of Bill Alexander (Chief Technology Officer) and Paul Bundschuh (Chief Executive Officer).  If we lose the services of either of these persons, we would likely be forced to expend significant time and money in the pursuit of replacements, which may result in a delay in the implementation of our business plan and plan of operations.  We can give no assurance that we could find satisfactory replacements for these individuals on terms that would not be unduly expensive or burdensome to us.  We do not currently carry a key-man life insurance policy that would assist us in recouping our costs in the event of the death or disability of either of these executives.

We may in the future add production capabilities, which would subject us to numerous additional risks and could adversely affect our business, financial condition, results of operations and prospects.

We currently rely on third parties to produce our products, but we may in the future add production capabilities and produce products ourselves.  Adding production to our operations would subject us to numerous additional risks, including:

•	the need to use significant capital resources for equipment purchases;

•	increases to our operating expenses to add personnel and expertise to effectively and efficiently manufacture products;

•	inaccurate estimates of customer demand for our products and the resources needed to meet customer demand; and

•	diversion of management’s attention from other aspects of our business.

If we expand our business to produce our own products, we cannot assure you that we will be able to produce our products in a profitable manner or at all.  If we add production capabilities and any of the risks above is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected.

We may not be able to control our warranty exposure, which could increase our expenses.

We currently offer and expect to continue to offer a warranty with respect to our power converter products and we expect to offer a warranty with each of our future product applications.  If the cost of warranty claims exceeds any reserves we may establish for such claims, our results of operations and financial condition could be adversely affected.

We may be exposed to lawsuits and other claims if our products malfunction, which could increase our expenses, harm our reputation and prevent us from growing our business.

Any liability for damages resulting from malfunctions of our products could be substantial, increase our expenses and prevent us from growing or continuing our business.  Potential customers may rely on our products for critical needs, such as backup power.  A malfunction of our products could result in warranty claims or other product liability.  In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products.  This could result in a decline in demand for our products, which would reduce revenue and harm our business.  Further, since our products are used in devices that are made by other manufacturers, we may be subject to product liability claims even if our products do not malfunction.

To date we have had a limited number of customers.  We cannot assure you that our customer base will increase.

    Two customers, the Department of Energy (ARPAE) and Lockheed Martin, accounted for 75% of net revenue for the year ended December 31, 2012.  Two customers, Lockheed Martin and Meridian Solar, accounted for 85% of net revenues for the year ended December 31, 2011.  The loss of one of these customers could cause an adverse effect on our operations.  72% of the Company’s accounts receivable balance at December 31, 2012 was from the Department of Energy and 100% of total accounts receivable at December 31, 2011 was from Lockheed Martin.  Separate from the work for the Department of Energy and Lockheed Martin, the Company sold its product to eleven customers in 2012.

Our sales are based on purchase orders, which can make it difficult to allocate our resources effectively.  If we fail to allocate our resources effectively, our results of operations could be adversely affected.

Our sales are primarily based on a purchase order basis, which is typical in the industries we serve.  As a result, we are limited in our ability to predict the level of future sales or commitments from our customers, which may diminish our ability to allocate labor and materials and to manage our manufacturing process.  Our failure to allocate our resources effectively could have a material adverse affect on our results of operations.

We must achieve design wins to retain our existing customers and to obtain new customers, although design wins achieved do not necessarily result in substantial sales.

The constantly changing nature of technology in the markets we serve causes equipment manufacturers to continually design new systems.  We must work with these manufacturers early in their design cycles to modify our equipment or design new equipment to meet the requirements of their new systems.  Manufacturers typically choose one or two vendors to provide the components for use with the early system shipments.  Selection as one of these vendors is called a design win.  It is critical that we achieve these design wins in order to retain existing customers and to obtain new customers.

We believe that equipment manufacturers often select their suppliers based on factors including long-term relationships and end user demand.  Accordingly, we may have difficulty achieving design wins from equipment manufacturers who are not currently our customers.  In addition, we must compete for design wins for new systems and products of our existing customers, including those with whom we have had long-term relationships.  Our efforts to achieve design wins are time consuming, expensive, and may not be successful.  If we are not successful in achieving design wins, or if we do achieve design wins but our customers’ systems that utilize our products are not successful, our business, financial condition, and results of operations could be materially and adversely impacted.

Once a manufacturer chooses a component for use in a particular product, it is likely to retain that component for the life of that product.  Our sales and growth could experience material and prolonged adverse effects if we fail to achieve design wins.  However, design wins do not always result in substantial sales, as sales of our products are dependent upon our customers’ sales of their products.

We are subject to credit risks.

Some of our customers may experience financial difficulties and/or may fail to meet their financial obligations to us.  As a result, we may incur charges for bad debt provisions related to some trade receivables.  In certain cases where our end customers utilize contract manufacturers or distributors, our accounts receivable risk may lie with the contract manufacturer or distributor and may not be guaranteed by the end customer.  In addition, in connection with the growth of the renewable energy market, we are gaining a substantial number of new customers, some of which have relatively short histories of operations or are newly formed companies.  As a result, it is difficult to ascertain financial information in order to appropriately extend credit to these customers.  Further, the volatility in the renewable energy market may put additional pressure on our customers’ financial positions, as they may be required to respond to large swings in revenue.  The renewable energy industry has also seen an increasing amount of bankruptcies and reorganizations as the availability of financing has diminished.

If customers fail to meet their financial obligations to us, or if the assumptions underlying our recorded bad debt provisions with respect to receivables obligations do not accurately reflect our customers’ financial conditions and payment levels, we could incur write-offs of receivables in excess of our provisions, which could have a material adverse effect on our cash flow and operating results.

The industries in which we compete are subject to volatile and unpredictable cycles.

As a supplier to the solar, grid storage, electric vehicle charging infrastructure, wind, electric motor and related industries, we are subject to business cycles, the timing, length, and volatility of which can be difficult to predict.  These industries historically have been cyclical due to sudden changes in customers’ manufacturing capacity requirements and spending, which depend in part on capacity utilization, demand for customers’ products, inventory levels relative to demand, and access to affordable capital.  These changes have affected the timing and amounts of customers’ purchases and investments in technology, and affect our orders, net sales, operating expenses, and net income.  In addition, we may not be able to respond adequately or quickly to the declines in demand by reducing our costs.  We may be required to record significant reserves for excess and obsolete inventory as demand for our products changes.

To meet rapidly changing demand in each of the industries we serve, we must effectively manage our resources and production capacity.  During periods of decreasing demand for our products, we must be able to appropriately align our cost structure with prevailing market conditions, effectively manage our supply chain, and motivate and retain key employees.  During periods of increasing demand, we must have sufficient manufacturing capacity and inventory to fulfill customer orders, effectively manage our supply chain, and attract, retain, and motivate a sufficient number of qualified individuals.  If we are not able to timely and appropriately adapt to changes in our business environment or to accurately assess where we are positioned within a business cycle, our business, financial condition, or results of operations may be materially and adversely affected.

Risks Relating to the Industry

The economic downturn in the United States has adversely affected, and is likely to continue affecting, our ability to raise capital, which may potentially impact our ability to continue our operations.

As a company that is still in the process of developing its technology, we must rely on raising funds from investors to support our research and development activities and our operations.  The economic downturn in the United States has resulted in a tightening of the credit markets, which has made it more difficult to raise capital.  If we are unable to raise funds as and when we need them, we may be forced to curtail our operations or even cease operating altogether.

Our industry is intensely competitive.  We cannot guarantee you that we can compete successfully.

Our business is highly competitive.  We will be competing against providers of power converter systems that are highly established and have substantially greater manufacturing, marketing, management and financial resources including very substantial market position and name recognition. The competitors for our PV inverter products include ABB, Advanced Energy, Satcon, SMA and Chint Solar.  All aspects of our businesses, including pricing, financing and servicing, as well as the general quality, efficiency and reliability of our products are significant competitive factors.  Our ability to successfully compete with respect to each of these factors is material to the acceptance of our products and our future profitability.  In addition the solar power industry may tend to be resistant to change and to new products from suppliers that are not major names in the field.  Our competitors will use their established position to their competitive advantage.  If our innovations are successful, our competitors may seek to adopt and copy our ideas, designs and features.  Our competitors may develop or offer technologies and products that may be more effective or popular than our products and they may be more successful in marketing their products than we are in marketing ours.  Pricing competition could result in lower margins for our products.  We cannot assure you that we will be able to compete successfully in our markets, or compete effectively against current and new competitors as our industry continues to evolve.

The reduction or elimination of government subsidies and economic incentives for energy-related technologies could harm our business.

We believe that near-term growth of energy-related technologies, including power converter technology, relies on the availability and size of government and economic incentives and grants (including, but not limited to, the U.S. federal Investment Tax Credit and various state and local incentive programs).  These incentive programs could be challenged by utility companies, or for other reasons found to be unconstitutional, and/or could be reduced or discontinued for other reasons.  The reduction, elimination, or expiration of government subsidies and economic incentives could delay the development of our technology and harm our business.

If our products do not provide demonstrably superior features as well as outstanding reliability, efficiency and cost effectiveness we will not be able to successfully compete in our targeted markets.

We expect to compete on the basis of our products’ significantly lower cost, smaller footprint, and higher efficiency.  Technological advances in alternative energy products or other power converter technologies may negatively affect the development of our products or make our products non-competitive or obsolete prior to commercialization or afterwards.  Other companies, some of which have substantially greater resources than ours, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies.  If we cannot compete successfully in the markets for our products, our results of operations and financial condition would be adversely affected.

Changes to the National Electrical Codes could adversely affect our technology and products.

Our products are installed by system integrators that must meet National Electrical Codes including using equipment that meets industry standards such as UL1741.  The NEC standards address the safety of these systems and are subject to change, which could adversely affect the competitiveness of our technology and products.

Our products may be affected by changing industry standards, which could make them less competitive.

The industry standards and certification requirements for our products, including the National Electrical Code, UL1741 and IEEE1547, continue to evolve.  These standards and requirements may require changes that we respond to more slowly than competitors or that we may be unable to meet, making our products less competitive.

New technologies in the alternative energy industry may supplant solar PV inverter devices, including our current products for which we have patents and pending patent applications, which would harm our business and operations.

The alternative energy industry is subject to rapid technological change.  Our future success will depend on the cutting edge relevance of our technology, and thereafter on our ability to appropriately respond to changing technologies and changes in function of products and quality.  If new technologies supplant our power converter technology, our business would be adversely affected and we will have to revise our plan of operation.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we will operate in an increasingly demanding regulatory environment, which requires us to comply with applicable provisions of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, and the related rules and regulations of the Securities and Exchange Commission, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules.  Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures.  Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  We will need to hire or outsource additional finance personnel and build our financial infrastructure as we transition to operating as a public company, including complying with the applicable requirements of Section 404 of the Sarbanes-Oxley Act.  We may be unable to do so on a timely basis.  Until we are able to expand our finance and administrative capabilities and establish necessary financial reporting infrastructure, we may not be able to prepare and disclose, in a timely manner, our financial statements and other required disclosures or comply with the applicable provisions of the Sarbanes-Oxley Act or existing or new reporting requirements.  If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed and investors could lose confidence in our reported financial information.

Any failure by management to properly manage our expected rapid growth could have a material adverse effect on our business, operating results and financial condition.

If our business develops as expected, we anticipate that we will grow rapidly in the near future.  Our failure to properly manage our expected rapid growth could have a material adverse effect on our ability to retain key personnel.  Our expansion could also place significant demands on our management, operations, systems, accounting, internal controls and financial resources.  If we experience difficulties in any of these areas, we may not be able to expand our business successfully or effectively manage our growth.  Any failure by management to manage growth and to respond to changes in our business could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to this Offering and Owning Our Common Stock

There is no public trading market for our common stock.

There is currently no public market for our common stock.  While we plan to list our common stock on the Nasdaq Capital Market, we cannot assure you that our listing application will be approved, and that a public market for our common stock will develop.  If our Nasdaq listing application is not approved, we will not complete the offering.

We have the right to issue shares of preferred stock.  If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors.  Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  No shares of preferred stock are presently issued and outstanding and we have no immediate plans to issue shares of preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby.  We cannot assure you that we will not, under certain circumstances, issue shares of our preferred stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive.  We do not plan to pay any cash dividends with respect to our securities in the foreseeable future.  We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.  Therefore, you should not expect to receive cash dividends on the common stock we are offering.

Management of our Company is within the control of the board of directors and the officers. You should not purchase these securities unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who beneficially own a substantial percentage of our common stock, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934.  Therefore, management has significant influence in electing a majority of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development, expansion of our business and/or acquisitions; the filing of registration statements with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution.  Accordingly, no Purchaser should purchase the securities we are offering unless he or she is willing to entrust all aspects of the management of the Company to such individuals.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions and with which you may not agree.

The allocation of net proceeds of the Offering represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.  You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds.  As a result, you may not agree with our decisions.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth.  We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.  Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds”.  You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds.  As a result, you and other stockholders may not agree with our decisions.

Schedule 5(g)                                      Fees Paid to Placement Agent

The Company will pay to the Placement Agent a cash fee equal to 10% of the principal amount of the Notes sold.  If all of the Notes are sold, the Placement Agent’s fee will equal $75,000.  The Company will also pay to the Placement Agent’s legal counsel fees in the amount of $25,000.